                  CREDIT AGREEMENT, dated as of June 28, 1999 (this "AGREEMENT"), among TECHNOLOGY SQUARE LLC, a Delaware limited liability company ("TSQUARE"), DALLAS OFFICE PORTFOLIO, L.P., a Delaware limited partnership ("DALLAS"; Dallas and TSquare are each a "BORROWER", and jointly and severally are the "BORROWER"), BEACON CAPITAL PARTNERS, L.P., a Delaware limited partnership ("GUARANTOR"), BEACON CAPITAL PARTNERS, INC., a Maryland corporation ("BEACON"), and BANKERS TRUST COMPANY, a New York banking corporation, as Agent and a lender; and each other lender from time to time party hereto (each, a "LENDER" and, collectively, the "LENDERS").

                  All capitalized terms used herein shall have the respective meanings set forth in SECTION 1.1 hereof.

                              W I T N E S S E T H:

                  WHEREAS, Borrower desires to obtain the Loan from the Lenders; and

                  WHEREAS, the Lenders are willing to make the Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents;

                  NOW, THEREFORE, in consideration of the making of the Loan by the Lenders and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:


                                    ARTICLE I

                     DEFINITIONS, PRINCIPLES OF CONSTRUCTION

                  Section 1.1 DEFINITIONS. For all purposes of this Agreement, except as otherwise expressly provided herein:

                  "ACCEPTABLE PROPERTY MANAGER" shall mean (i) Beacon Management and/or Spaulding and Slye Services Limited Partnership for the Mortgaged Properties located in Cambridge, Massachusetts, and Beacon Management and/or Transwestern Property Company Southwest, L.P., d/b/a Transwestern Commercial Services for the Mortgaged Properties located in or about Dallas, Texas; or (ii) another Person approved by Agent (such approval not to be unreasonably withheld or delayed).

                  "ADJUSTED LIBOR" shall mean, with respect to each Interest Accrual Period, a rate of interest per annum obtained by dividing (i) Base LIBOR for such Interest Accrual Period by (ii) a percentage equal to 100% minus the applicable Reserve Percentage then in effect.

                  "ADMINISTRATIVE FEE" shall have the meaning set forth in
SECTION 2.10.

                  "ADVANCE" shall have the meaning specified in SECTION 2.1.1.

                  "AFFILIATE" shall mean a Person or Persons directly or indirectly, through one or more intermediaries, Controlling, Controlled by or under common Control with the Person or Persons in question.

                  "AFFILIATE CONTRACTS" means any contract or agreement between Borrower and an Affiliate of Borrower.

                  "AGENT" shall mean Bankers Trust Company, in its capacity as Agent for the Lenders, and any successor Agent appointed hereunder.

                  "ALLOCATED LOAN AMOUNT" shall mean the principal amount of the Loan Amount allocated to each Mortgaged Property as set forth on SCHEDULE 1.1(a); PROVIDED, HOWEVER, that the Allocated Loan Amount for a Mortgaged Property shall (without duplication) (I) be proportionately reduced in connection with each Prepayment (other than any Prepayment in connection with the release of any Mortgaged Property), in the same percentage that the amount of such Prepayment bears to the Loan Amount, (II) on the Outside Advance Date, be proportionately reduced in the same percentage that any unadvanced portion of the Loan Amount bears to the Loan Amount, (III) be adjusted upon Agent's receipt of the Second Appraisals for all remaining Mortgaged Properties such that the aggregate principal amount of the Loan then outstanding shall be allocated to each remaining Mortgaged Property in the same ratio that the Second Appraisal for such Mortgaged Property bears to the aggregate of all Second Appraisals for all remaining Mortgaged Properties, (IV) be adjusted upon Agent's receipt of the Interim Appraisal such that the aggregate principal amount of the Loan then outstanding shall be allocated to each remaining Mortgaged Property in the same ratio that the most current Appraisal for such Mortgaged Property (I.E., Initial Appraisal or Interim Appraisal) bears to the aggregate of all such most recent Appraisals and (V) be adjusted upon a Prepayment in connection with the release of any Mortgaged Property such that the aggregate principal amount of the Loan then outstanding (after giving effect to the Prepayment in connection with the release of such Mortgaged Property) shall be allocated to each remaining Mortgaged Property in the same ratio that such Mortgaged Property=s prior Allocated Loan Amount bears to the total of the prior Allocated Loan Amounts of such remaining Mortgaged Properties.

                  "ALTA" shall mean American Land Title Association, or any successor thereto.

                  "ALTERATION" shall mean any demolition, alteration, installation, improvement or decoration of or to a Mortgaged Property or any part thereof or the Improvements thereon.

                  "APPLICABLE INTEREST RATE" shall have the meaning set forth in
SECTION 2.2.2.

                  "APPRAISAL" means an as-is appraisal of a Mortgaged Property prepared by a member of the American Institute of Real Estate Appraisers selected by Agent, which appraisal shall meet the minimum appraisal standards for national banks promulgated by the Comptroller of the Currency pursuant to Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended (FIRREA), and shall include the Initial Appraisals, the Second Appraisals and the Interim Appraisal.

                  "APPROVAL", "APPROVED", "APPROVAL" or "APPROVED" means, as the context so determines, an approval in writing given to the party seeking approval.

                  "APPROVED BANKS" shall mean banks or other financial institutions which have (i) (a) a minimum net worth of $500,000,000 or (b) total assets of $5,000,000,000 and (ii) a minimum long-term senior unsecured debt rating from the Rating Agencies at least equivalent to the Required Rating.

                  "ASSIGNMENT" shall have the meaning set forth in SECTION
5.1(v).

                  "ASSIGNMENT OF AGREEMENTS" shall mean that certain first priority Assignment of Agreements, Licenses, Permits and Contracts dated as of the date hereof, from Borrower, as assignor, to Agent for the benefit of the Lenders, as assignee, assigning to Agent for the benefit of the Lenders as security for the Loan, to the extent assignable under law, all of Borrower's interest in and to all licenses, permits and contracts necessary or desirable for the use and operation of any one or more of the Mortgaged Properties, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time pursuant to the provisions thereof or of the other Loan Documents.

                  "ASSIGNMENT OF LEASES" shall mean the Assignment of Leases, Rents and Revenues, dated as of the date hereof, from Borrower, as assignor, to Agent for the benefit of Lenders, as assignee, together with any amendments thereto pursuant to the provisions thereof, assigning all of the Leases and Rents with respect to each Mortgaged Property.

                  "BANKRUPTCY CODE" shall mean Title 11 of the United States Code entitled "Bankruptcy" as the same may be amended, modified, succeeded or replaced, from time to time.

                  "BASE LIBOR" shall mean the rate per annum calculated as set forth below:

                  (i) On each Interest Determination Date, Base LIBOR for the next Interest Accrual Period will be the rate for deposits in United States dollars for a period equal to the next Interest Accrual Period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such date.

                  (ii) With respect to an Interest Determination Date on which no such rate appears on Telerate Page 3750 as described above, Base LIBOR for the next Interest Accrual Period will be determined on the basis of the rates at which deposits in United

         States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on such Interest Determination Date to prime banks in the London interbank market for a period equal to the next Interest Accrual Period (each, a "REFERENCE BANK RATE"). Agent shall request the principal London office of each of the Reference Banks to provide a quotation of its Reference Bank Rate. If at least two such quotations are provided, Base LIBOR for such Interest Accrual Period will be the arithmetic average of such quotations. If fewer than two quotations are provided, Base LIBOR for such Interest Accrual Period will be the arithmetic average of the rates quoted by major banks in New York City, selected by Agent, at approximately 11:00 a.m., New York City time, on such Interest Determination Date for loans in United States dollars to leading European banks for a period equal to the next Interest Accrual Period.

                  (iii) If on any Interest Determination Date Agent is required but unable to determine Base LIBOR in the manner provided in paragraphs
         (i) and (ii) above, the applicable Loan will automatically, on the last day of the then existing Interest Accrual Period therefor, accrue interest as a Base Rate Loan (or, if the Loan is then accruing interest as a Base Rate Loan, will continue as a Base Rate Loan) and the obligation of the Lenders to accrue interest as a Eurodollar Rate Loan shall be suspended until the Agent shall notify Borrower that the circumstances causing such suspension no longer exist.

All percentages resulting from any calculations or determinations referred to in this definition will be rounded upwards, if necessary, to the nearest multiple of 1/100 of 1% and all U.S. dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent or more being rounded upwards).

                  "BASE RATE" means a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the rate of interest announced publicly by Bankers Trust Company in New York, New York, from time to time, as its base rate. The Base Rate is a reference rate and does not necessarily represent the lowest interest rate actually charged to any customer.

                  "BASE RATE LOAN" means any portion of the Loan which bears interest as provided in SECTION 2.2.2(a)(i).

                  "BASE RATE PERIOD" means the periods during the term of this Agreement in which the Loan bears interest as a Base Rate Loan. The duration of each such Base Rate Period shall continue until Borrower elects to convert all or part of the applicable Base Rate Loan to a Eurodollar Rate Loan in accordance with the provisions of this Agreement.

                  "BASE RATE SPREAD A" shall mean 0.375%.

                  "BASE RATE SPREAD B" shall mean 0.75%.

                  "BASIC CARRYING COSTS" shall mean the sum of the following costs associated with the Mortgaged Properties: (i) Taxes and Other Charges and (ii) Insurance Premiums.

                  "BEACON" shall have the meaning specified in the Preamble hereto and shall include its successors and assigns, by merger, consolidation or otherwise.

                  "BEACON MANAGEMENT" shall mean Beacon Capital Partners Management, LLC, a Delaware limited liability company.

                  "BENEFICIAL" when used in the context of beneficial ownership has the analogous meaning to that specified in Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

                  "BORROWER" shall mean TSquare and Dallas, jointly and severally, together with their respective successors and assigns as permitted hereunder.

                  "BORROWER PARTY" shall mean Borrower, Guarantor and Beacon, together with their respective successors and assigns as permitted hereunder.

                  "BREAKAGE COSTS" means, with respect to the prepayment of any principal amount of a Eurodollar Rate Loan, an amount equal to the aggregate of
(i) all "breakage" costs actually incurred by the Lenders as a result of the liquidation or reemployment of deposits or other funds obtained by the Lenders to maintain such Eurodollar Rate Loan; PLUS (ii) any and all other actual losses, costs, fees and expenses (including, without limitation, any early termination or upfront payments, brokerage commissions and other transaction costs) of a Lender actually incurred or sustained, directly or indirectly, as a result of such prepayment of the Eurodollar Rate Loan.

                  "BUSINESS DAY" means any day other than (i) a Saturday and a Sunday and (ii) a day on which federally insured depository institutions in the State of New York or the state in which the offices of Agent are located are authorized or obligated by law, governmental decree or executive order to be closed. When used with respect to an Interest Determination Date, "BUSINESS DAY" shall mean a day on which banks are open for dealing in foreign currency and exchange in London and New York City.

                  "CAPITAL EXPENDITURES" means the costs incurred by Borrower with respect to capital replacements and repairs made to the Mortgaged Properties (including, without limitation, repairs to, and replacements of, the structural components, roofs, building systems, parking garages and parking lots), in each case to the extent required to be capitalized in accordance with GAAP.

                  "CASH" shall mean coin or currency of the United States of America or immediately available federal funds, including such funds delivered by wire transfer.

                  "CASH AND CASH EQUIVALENTS" shall mean (i) Cash, (ii) U.S. Government Securities, (iii) interest bearing or discounted obligations of federal agencies and government sponsored entities or pools of such instruments offered by Approved Banks and dealers, including, without limitation, Federal Home Loan Mortgage Corporation participation sale certificates, Government National Mortgage Association modified pass-through certificates, Federal National Mortgage Association bonds and Notes, Federal Farm Credit System securities (PROVIDED all of the obligations described in this clause (iii) shall be rated "AAA" by the Rating Agencies or backed by the full faith and credit of the United States government for full and timely payment), (iv) time deposits, domestic and Eurodollar certificates of deposit, bankers acceptances or commercial paper rated at least A-1+ (or its equivalent) by the Rating Agencies, and/or guaranteed by an entity having a long-term rating at least equal to the Required Rating, (v) floating rate notes, other money market instruments and letters of credit each issued by Approved Banks (PROVIDED that if the scheduled maturity of any such notes, instrument or letter of credit is more than six (6) months after the date of purchase of such obligation, the notes, instrument or letter of credit must be issued by a bank having a long-term senior unsecured debt rating from the Rating Agencies at least equal to the Required Rating), (vi) obligations issued by state and local governments or their agencies, carrying a rating at least equal to the Required Rating and/or guaranteed by an irrevocable letter of credit of an Approved Bank (PROVIDED that if the scheduled maturity of any such obligation is more than six (6) months after the date of purchase and such obligation is guaranteed by a letter of credit, the letter of credit guaranteeing such obligation must be issued by an Approved Bank having a long-term senior unsecured debt rating from the Rating Agencies at least equal to the Required Rating), (vii) repurchase agreements with major banks and primary government securities dealers fully secured by U.S. government or agency collateral with a value equal to or exceeding the principal amount on a daily basis and held in safekeeping (PROVIDED that at the time of purchase the counterparty to such repurchase agreement must have a long-term senior unsecured debt rating at least equal to the Required Rating), (viii) investments in money market funds and money market mutual funds substantially all of the assets of which are comprised of investments described in clauses (i) through (viii) above, and (ix) the aggregate amount of Advances available under this Agreement which have not yet been made as of the date of determination. Except as otherwise provided in this definition, Cash and Cash Equivalents shall not include any investments commonly known as "derivatives", any investments requiring a payment above par for an obligation, and under no circumstances shall Cash and Cash Equivalents include interest-only strips.

                  "CASUALTY" means a fire, explosion, flood, collapse or other casualty affecting any Mortgaged Property.

                  "CLOSING DATE" shall mean the date of this Agreement.

                  "CODE" shall mean the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

                  "CONDEMNATION" shall mean a taking or voluntary conveyance during the term hereof of all or any part of any Mortgaged Property or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of, any condemnation or other eminent domain proceeding by any Governmental Authority, whether or not the same shall have actually been commenced.

                  "CONSENT OF MANAGER" shall mean, collectively, each Manager0s Consent and Subordination of Management Agreement dated the date hereof and each Submanager's Consent and Subordination of Management Agreement dated as of the date hereof.

                  "CONSUMER PRICE INDEX" shall mean the Consumer Price Index for All Urban Consumers published by the United States Department of Labor, U.S. City Average (all items) (base year 1982-84 = 100), or any successor index thereto as such successor index may be appropriately adjusted to establish substantial equivalence with the Consumer Price Index. If the Consumer Price Index is converted to a different standard reference base or otherwise revised, then whenever the determination of a CPI Increase figure is called for herein, the Consumer Price Index shall be converted in accordance with the conversion factors published by the United States Department of Labor, Bureau of Labor Statistics, or, if said Bureau shall not publish the same, as the same may be published by Prentice-Hall, Inc. or any other nationally recognized publisher of similar statistical information selected by Agent (in its reasonable discretion). If the Consumer Price Index ceases to be published and there is no successor thereto, such other index as Agent shall reasonably select shall be substituted for the Consumer Price Index.

                  "CONTROL" shall mean, with respect to a Person that is a corporation, the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the shares of the controlled corporation and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled Person. "CONTROLLING" and "CONTROLLED" shall have meanings correlative thereto.

                  "COUNTERPARTY" shall mean a counterparty approved by Agent.

                  "CPI INCREASE" shall mean, when used to qualify a fixed dollar amount set forth herein at the date in question, such fixed dollar amount, as increased by the percentage by which the Consumer Price Index at the time of such measurement shall have increased over such Consumer Price Index for January, 1999.

                  "DEBT" shall mean the outstanding principal amount set forth in, and evidenced by, the Notes, together with all interest accrued and unpaid thereon and all other sums due to the Lenders and the Agent in respect of the Loan, including any Breakage Costs and any sums due or any obligation of any kind owing under the Notes, this Agreement, the Mortgages or in any other Loan Document (including, without limitation, any then unpaid (at the time of determination) reimbursement or indemnity obligation).

                  "DEBT SECURITIES" shall mean debt obligations, other than U.S. Government

Securities, of any Person, whether evidenced by bonds, notes, debentures, certificates, book entry deposits, certificates of deposit, commercial paper, bankers acceptances, reinvestment letters, funding agreements or other instruments, which are rated not less than the then Required Rating; or any combination of the foregoing. Any Debt Securities delivered to Lenders or Agent for the benefit of the Lenders as collateral for an obligation shall mature not less than one (1) Business Day prior to the due date of such obligation.

                  "DEBT SERVICE" shall mean, with respect to any specified date or a particular period of time, the amount of scheduled principal, if any, and interest payments under the Notes due as of such date or payable during such period (including the last day thereof), as applicable.

                  "DEFAULT" shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

                  "DEFAULT RATE" shall mean a rate per annum equal at all times to the lesser of (a) the maximum non-usurious rate permitted by law and (b) 200 basis points in excess of the Applicable Interest Rate.

                  "ELIGIBLE ASSIGNEE" means (i) (a) a commercial bank or financial institution organized under the laws of the United States or any state thereof; (b) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (c) a commercial bank organized under the laws of any other country or a political subdivision thereof; PROVIDED, HOWEVER, that (x) such bank is acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (d) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its principal businesses including, but not limited to, insurance companies, mutual funds and lease financing companies, in each case (under CLAUSES (a) through (d) above) that is reasonably acceptable to the Agent; and (ii) any Lender and any Affiliate of any Lender; PROVIDED FURTHER, however, that each Eligible Assignee shall have total assets of at least $1,000,000,000.

                  "ELIGIBLE COLLATERAL" shall mean U.S. Government Securities, Debt Securities or Cash and Cash Equivalents, or any combination thereof.

                  "ENGINEERING REPORT" means the structural engineering report or reports with respect to each Mortgaged Property prepared by an Independent Engineer and delivered to Agent in connection with this Agreement, and any amendments or supplements thereto delivered to Agent.

                  "ENVIRONMENTAL CLAIM" means any written notice, claim, proceeding, investigation, demand or other communication by any Person or Governmental Authority alleging or asserting liability with respect to Borrower or any Mortgaged Property arising out of, based on or resulting from (i) the presence, use or Release of any Hazardous Substance, (ii) any fact, circumstance, condition or occurrence forming the basis of any violation, or alleged violation, of any Environmental Law, or (iii) any alleged injury or threat of injury to any Mortgaged Property, health or safety or to the environment caused by Hazardous Substances.

                  "ENVIRONMENTAL INDEMNITY" shall mean the Environmental Indemnity Agreement, dated as of the date hereof, executed by Borrower and Guarantor in connection with the Loan for the benefit of Agent on behalf of the Lenders.

                  "ENVIRONMENTAL LAWS" means any and all present and future federal, state or local laws, statutes, ordinances or regulations, any judicial or administrative orders, decrees or judgments thereunder, and any permits, approvals, licenses, registrations, filings and authorizations, in each case as now or hereafter in effect, relating to the pollution, protection or cleanup of the environment, the impact of Hazardous Substances on any Mortgaged Property, health or safety, or the use or Release of Hazardous Substances.

                  "ENVIRONMENTAL REPORTS" means the environmental site assessment with respect to each Mortgaged Property prepared by an environmental auditor reasonably acceptable to Agent and delivered to Agent, and any amendments or supplements thereto delivered to Agent, and shall also include any other environmental reports delivered to Agent in connection with this Agreement and the Environmental Indemnity.

                  "EQUIPMENT" shall have the meaning set forth in the Mortgage.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

                  "ERISA GROUP" means any Borrower Party and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with such Borrower Party, are treated as a single employer under Section 414 of the Code or are considered to be one employer under Section 4001 of ERISA.

                  "EURODOLLAR RATE LOAN" means any portion of the Loan which bears interest as provided in SECTION 2.2.2(a)(ii).

                  "EURODOLLAR RATE PERIOD" means the periods during the term of this Agreement in which the Loan bears interest as a Eurodollar Rate Loan.

                  "EURODOLLAR SPREAD A" shall mean two and three-eighths percent (2.375%).

                  "EURODOLLAR SPREAD B" shall mean two and three-quarters percent (2.75%).

                  "EVENT OF DEFAULT" shall have the meaning set forth in SECTION 9.1(a).

                  "EXPANSION" shall mean any expansion of any Mortgaged Property or any portion thereof or the Improvements thereon.

                  "EXTENSION NOTICE" shall have the meaning set forth in SECTION 2.9.

                  "FEDERAL FUNDS RATE" means, for any period, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)"), for each day during such period opposite the caption "Federal Funds (Effective)". If on any relevant day such rate is not yet published in H.15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the "COMPOSITE 3:30 P.M. QUOTATION") for such day under the caption "Federal Funds Effective Rate". If on any relevant day the appropriate rate for such day is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic average of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York time) on that day by each of three (3) leading brokers of Federal funds transactions in New York City selected by the Agent.

                  "FEDERAL RESERVE BOARD" means the Board of Governors of the Federal Reserve System.

                  "FINAL FACILITY FEE DATE" shall have the meaning specified in
SECTION 2.11.

                  "FISCAL YEAR" shall mean the twelve-month period commencing on January 1 and ending on December 31 of each year.

                  "GAAP" shall mean generally accepted accounting principles in the United States of America as of the relevant date in question, consistently applied.

                  "GOVERNMENTAL APPROVALS" means all approvals, consents, waivers, orders, acknowledgments, authorizations, permits and licenses required under applicable Laws and Regulations to be obtained from any Governmental Authority, including, without limitation, for the construction of the Improvements and the use, occupancy and operation thereof following completion of construction.

                  "GOVERNMENTAL AUTHORITY" means any national or federal government, any state, regional, local or other political subdivision thereof with jurisdiction and any Person with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government or quasi-governmental issues (including, without limitation, any court).

                  "GROSS ASSET VALUE" means, for any Borrower Party, the value of all of such Borrower Party's assets, determined on a cost basis (without giving effect to depreciation), except that the value of the Mortgaged Properties shall be as set forth in the Initial Appraisals or, if obtained, the Interim Appraisal or the Second Appraisals. Gross Asset Value for Guarantor shall be determined on a consolidated basis except that only Guarantor=s pro-rata share of any assets held in joint ventures with third parties shall be included.

                  "GUARANTOR" shall have the meaning specified in the Preamble, and shall include its successors and assigns, by merger, consolidation or otherwise.

                  "GUARANTY" shall have the meaning set forth in SECTION 12.1.

                  "GUARANTY OBLIGATIONS" shall mean any obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing any Indebtedness, leases, dividends or other obligations of any other Person in any manner, whether direct or indirect, and including any obligation, whether or not contingent, (i) to purchase any such Indebtedness or other obligation or any property constituting security therefor,
(ii) to advance or provide funds or other support for the payment or purchase of such Indebtedness or obligation or to maintain working capital, solvency or other balance sheet condition of such other Person (including, without limitation, keep well agreements, maintenance agreements, comfort letters or similar agreement or arrangement), (iii) to lease or purchase any property, securities or services primarily for the purpose of assuring the owner of such Indebtedness or obligation, or (iv) otherwise assure or hold harmless the owner of such Indebtedness or obligation against loss in respect thereof.

                  "HAZARDOUS SUBSTANCE" means, collectively, (i) any petroleum or petroleum products or waste oils, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls ("PCBS"), and lead-based paint, (ii) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definitions of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import under any Environmental Law, and (iii) any other chemical or any other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

                  "IMPROVEMENTS" shall have the meaning set forth in the Mortgage.

                  "INCREASED COSTS" shall have the meaning set forth in SECTION 2.2.2(b).

                  "INDEBTEDNESS" shall mean, with respect to any Person, without duplication, the following, whether direct or contingent:

                  (a) all indebtedness for borrowed money;

                  (b) the deferred purchase price of assets or services which in accordance with GAAP would be shown to be a liability (or on the liability side of a balance sheet);

                  (c) all Guaranty Obligations in respect of Indebtedness of another Person;

                  (d) the maximum amount of all letters of credit issued or acceptance facilities established for the account of such Person and, without duplication, all drafts drawn thereunder (other than letters of credit supporting other indebtedness of such Person and except to the extent that a letter of credit is offset by Cash or Cash Equivalents held in escrow or deposited to secure such letter of credit and draws thereunder);

                  (e)       all capitalized lease obligations;

                  (f) all indebtedness of another Person secured by any lien on any property of Borrower or Guarantor, whether or not such indebtedness has been assumed;

                  (g) all obligations under take-or-pay or similar arrangements or under interest rate, currency, or commodities agreements;

                  (h) indebtedness created or arising under any conditional sale or title retention agreement (other than conditional sale and title retention agreements entered into in the ordinary course of business for assets incidental to the management and operation of the Mortgaged Properties); and

                  (i) obligations of such Person with respect to withdrawal liability to or on behalf of any "multi employer plan" as defined in
         Section 4001(a) of ERISA;

PROVIDED, HOWEVER, that Indebtedness shall not include (v) current accounts payable (other than for borrowed money or purchase money obligations) incurred in the ordinary course of business; PROVIDED that all such liabilities, accounts and claims shall be paid when due (or in conformity with customary trade terms or customary dispute resolution procedures), (w) accrued expenses (other than for borrowed money or purchase money obligations) incurred in the ordinary course of business, (x) indemnification and similar contingent obligations which are not assurances of payment of the items described in subclauses (a) through
(i) of this definition, (y) customary recourse carve-outs, and (z) indebtedness in respect of which Cash or Cash Equivalents have been deposited with a lender or its agent as collateral to defease such indebtedness.

                  "INDEPENDENT ARCHITECT" shall mean any reputable architecture or construction management firm that is licensed or registered in the jurisdiction where a Mortgaged Property is located, if required by the laws of such jurisdiction, and not affiliated with any Borrower Party.

                  "INDEPENDENT ENGINEER" shall mean any reputable engineer that is licensed or registered in the jurisdiction where a Mortgaged Property is located, if required by the laws of such jurisdiction, and not affiliated with any Borrower Party.

                  "INITIAL ADVANCE" shall mean the initial Advance by the Lenders pursuant to this Agreement.

                  "INITIAL APPRAISALS" shall have the meaning specified in
SECTION 3.1(l).

                  "INITIAL MATURITY DATE" means June 28, 2000.

                  "INSURANCE PREMIUMS" shall have the meaning set forth in
SECTION 8.1.1(d).

                  "INSURANCE REQUIREMENTS" shall mean all terms of any insurance policy required hereunder covering or applicable to any Mortgaged Property or any part thereof, all requirements of the issuer of any such policy, and all orders, rules, regulations and other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) applicable to or affecting a Mortgaged Property or any part thereof or any use of any Mortgaged Property or any part thereof.

                  "INTEREST ACCRUAL PERIOD" means, with respect to each Eurodollar Rate Loan, the period commencing on the date of such Loan and ending on the last day of the period selected by Borrower pursuant to the provisions of this Agreement and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Accrual Period and ending on the last day of the period selected by Borrower pursuant to the provisions of this Agreement. The duration of each such Interest Accrual Period shall be one, two or three months, in each case as Borrower may, upon notice received by the Agent not later than 4:00 P.M. (New York City time) on the Notice Date applicable to such Interest Accrual Period, select; PROVIDED, HOWEVER, that:

                  (i) Borrower may not select any Interest Accrual Period which ends after the Maturity Date;

                  (ii) whenever the last day of any Interest Accrual Period would otherwise occur on a day other than a Business Day, the last day of such Interest Accrual Period shall be extended to occur on the next succeeding Business Day, PROVIDED that if such extension would cause the last day of such Interest Accrual Period to occur in the next following calendar month, the last day of such Interest Accrual Period shall occur on the next preceding Business Day;

                  (iii) any Interest Accrual Period that begins on the last Business Day of a calendar month (or a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Accrual Period) shall end on the last Business Day of a calendar month;

                  (iv) if Borrower shall fail to give notice on the Notice Date with respect to any existing Eurodollar Rate Loan, Borrower shall be deemed to have elected to continue the affected Eurodollar Rate Loan for an Interest Accrual Period of one month; and

                  (v) no more than five (5) Eurodollar Rate Loans shall be outstanding at any one time; PROVIDED, HOWEVER, that if any portion of the Loan is a Base Rate Loan, then during such period as any portion of the Loan is a Base Rate Loan, no more than four (4) Eurodollar Rate Loans shall be outstanding at any one time.

                  "INTEREST DETERMINATION DATE" shall mean, in connection with the calculation of interest accrued for any Interest Accrual Period, the second Business Day preceding the first day of such Interest Accrual Period.

                  "INTEREST EXPENSE" shall mean for any period the aggregate amount of interest payable or accruing on the Notes during such period.

                  "INTEREST GUARANTY" shall have the meaning specified in
SECTION 12.1(a).

                  "INTERIM APPRAISAL" shall have the meaning specified in
SECTION 5.1(d)(ii).

                  "KNOWLEDGE" or words of similar import shall mean the actual and constructive knowledge of a Person or, if such Person is not an individual, of such Person0s representatives, agents, employees, officers or directors (with respect to directors, the actual knowledge only and not constructive knowledge) who would be likely to have material information as to the relevant subject matter.

                  "LAWS AND REGULATIONS" or "LAW OR REGULATION" means all laws, statutes, treaties, codes, permits, decrees, ordinances, orders, rules, regulations, determinations, or requirements of any governmental authority, arbiter or court, including, without limitation, any environmental laws, any building, use, zoning and land use laws or regulations (including set back requirements), and any applicable covenants and restrictions pursuant thereto relating in any way to a Mortgaged Property or a Borrower Party.

                  "LEASE" shall mean any lease, sublease, sub-sublease, license, letting, concession, occupancy agreement or other agreement (whether written or oral and whether now or hereafter in effect), existing as of the date hereof (and to which Borrower is a party or successor party) or hereafter entered into by Borrower, pursuant to which any Person is granted a possessory interest in, or right to use or occupy, all or any portion of any space in any Mortgaged Property, and every modification, amendment or other agreement relating to such lease, sublease, sub-sublease or other agreement entered into in accordance with the terms of the Loan Documents, and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

                  "LEGAL REQUIREMENTS" shall mean:

                  (i) all governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities (including, without limitation, Environmental
         Laws) affecting any Borrower Party or any Mortgaged Property or any part thereof or the construction, ownership, use, alteration or operation thereof, or any part thereof (whether now or hereafter enacted and in force),

                  (ii) all permits, licenses and authorizations and regulations relating thereto, and

                  (iii) all covenants, conditions and restrictions contained in any instruments at any time in force (whether or not involving Governmental Authorities) affecting any Mortgaged Property or any part thereof which, in the case of this clause (iii), require repairs, modifications or alterations in or to a Mortgaged Property or any part thereof, or in any material way limit or restrict the existing use and enjoyment thereof.

                  "LENDER" shall have the meaning provided in the first paragraph of this Agreement.

                  "LENDER EXPENSES" shall mean all reasonable out-of-pocket expenses and costs incurred by Agent (or any of its Affiliates) with respect to the making of the Loan (as well as such reasonable costs and expenses as Agent (or any of its Affiliates) customarily includes in reimbursables, such as the duplication and binding of presentation books), including for preparation of audits, agreed-upon-procedures, reasonable travel expenses, preparation of environmental, seismic and engineering reports, credit reports, appraisals, preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby (including reasonable attorneys* fees and disbursements in connection therewith and in connection with the Agent's due diligence), mortgage recording taxes and other document filing fees and any other reasonable out-of-pocket expenses relating to credit and collateral evaluations; PROVIDED, HOWEVER, that costs and expenses of Affiliates of Agent shall constitute ALender Expenses@ only to the extent incurred in connection with the origination of the Loan hereunder and from and after and during the continuance of a Default or an Event of Default hereunder.

                  "LICENSES" shall have the meaning set forth in SECTION 4.1(v).

                  "LIEN" shall mean any mortgage, deed of trust, lien (statutory or other), pledge, hypothecation, assignment, preference, priority, security interest, or any other encumbrance or charge on or affecting a Mortgaged Property or any portion thereof or Borrower (including, without limitation, any conditional sale or other title retention agreement, any sale-leaseback, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any other jurisdiction, domestic or foreign, and mechanics', materialmen's and other similar liens and encumbrances).

                  "LOAN" shall mean each Advance and all Advances in the aggregate made pursuant to this Agreement and the other Loan Documents and evidenced by the Notes and secured by the Mortgage and the other Loan Documents.

                  "LOAN AMOUNT" shall mean One Hundred Million and 00/100 Dollars ($100,000,000.00).

                  "LOAN DOCUMENTS" shall mean, collectively, this Agreement, the Notes, the Mortgage, the Assignment of Agreements, the Assignment of Leases, the Environmental Indemnity, the Consent of Manager and any other document executed in connection with the Loan, as well as all other documents executed and/or delivered in connection with the Loan or hereafter delivered by or on behalf of any Borrower Party pursuant to the requirements hereof or of any other Loan Document.

                  "LOAN PERCENTAGE" means (i) prior to any assignment by the initial Lender of the Loan in accordance herewith, for the Lender named herein, one hundred percent (100%), and (ii) subsequent to any such assignment, for each Lender, the percentage obtained as the quotient of the principal amount of the Loan assigned to such Lender over the aggregate principal amount of the Loan.

                  "LOAN-TO-VALUE RATIO" means the ratio, as of the applicable date of determination, of (a) the outstanding principal amount of the Loan to
(b) the aggregate fair market value of the Mortgaged Properties then subject to the Mortgage, as established by the Initial Appraisals (or Interim Appraisal, if applicable) until the Initial Maturity Date or, thereafter, the Second Appraisals.

                  "MAJOR LEASE" means any Lease for premises in any Mortgaged Property (A) which has total annual fixed rent (calculated on a straight line average rent basis over the term of such Lease) that exceeds ten percent (10%) of the annual Net Income of all Mortgaged Properties then subject to the Mortgage (based upon the most recently reported 3-month period "grossed-up" to annualize such Net Income) or (B) the rentable area of which Lease exceeds fifty percent (50%) of the total rentable area of such Mortgaged Property.

                  "MANAGEMENT CONTROL" shall mean, with respect to any direct or indirect interest in any Borrower Party or a Mortgaged Property, the power and authority to make and implement material decisions with respect to the operation, management, financing and disposition of the specified interest (without rights of others (except in the case of Beacon only, shareholders of Beacon) to veto or approve such decisions).

                  "MANAGEMENT FEES" shall mean, with respect to any Mortgaged Property, all fees, commissions, expenses and other compensation (including, without limitation, any incentive management fees) payable by Borrower to any Acceptable Property Manager, which

Management Fees shall be commercially reasonable based upon the then current market for the area in which the particular Mortgaged Properties are located for a Mortgaged Property of similar type and quality, but in no event to exceed four percent (4%) of the Rents of the applicable Mortgaged Property.

                  "MATERIAL ADVERSE EFFECT" shall mean any material adverse effect upon (i) the business operations, economic performance, assets or condition (financial or otherwise) of (A) the Mortgaged Properties, taken as a whole or (B) the Borrower Parties, taken as a whole, (ii) the ability of any Borrower Party to perform, in all material respects, its obligations under each of the Loan Documents, (iii) the enforceability or validity of any Loan Document or the perfection or priority of any Lien created under any Loan Document, (iv) the value of, or cash flow from, the Mortgaged Properties or the operations thereof, taken as a whole, or (v) the rights, interests and remedies of Agent or any Lender under the Loan Documents; provided, however, that, subject to Guarantor=s obligations under Section 6.1(h)(ii), the distribution by Guarantor to its partners and by Beacon to its shareholders (or to one or more voting trusts for the benefit of said partners and shareholders) of all or part of the $150,000,000 preferred stock investment to be made by Guarantor (or an Affiliate thereof) in Patriot American Hospitality, Inc. (to be renamed Wyndham International, Inc.) will NOT be deemed to have a Material Adverse Effect upon, or to otherwise constitute a material adverse change in the financial condition of, the Borrower Parties (or any of them) for purposes hereof.

                  "MATERIAL AGREEMENTS" means each contract and agreement (other than Leases) relating to the ownership, management, development, use, operation, maintenance, repair or improvement of any Mortgaged Property or portion thereof, or otherwise imposing obligations on Borrower, under which Borrower would have the obligation to pay more than $250,000 per annum.

                  "MATERIAL CONDEMNATION" shall mean a Condemnation where the loss is in an aggregate amount equal to or in excess of fifteen percent (15%) of the outstanding principal amount of the Loan.

                  "MATURITY DATE" shall mean the Initial Maturity Date, as such date may be extended in accordance with SECTION 2.9, or if such day is not a Business Day then on the first Business Day prior thereto, or such other date on which the final payment of principal of the Notes becomes due and payable as herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.

                  "MINIMUM DEBT YIELD" shall have the meaning set forth in
SECTION 5.1(aa).

                  "MINIMUM INTEREST COVERAGE" shall have the meaning set forth in SECTION 5.1(bb).

                  "MONTHLY DEBT SERVICE PAYMENT AMOUNT" shall have the meaning set forth in SECTION 2.3.1.

                  "MORTGAGE" shall mean, collectively, those certain first priority Mortgages, Deeds of Trust, Security Agreements, Assignment of Leases, Rents and Revenues and Fixture Filings, each dated as of the date hereof, executed and delivered by the applicable Borrower as security for the Loan and encumbering each Mortgaged Property, as the same may be amended, restated, replaced, supplemented, consolidated or otherwise modified from time to time pursuant to the provisions thereof or of the other Loan Documents.

                  "MORTGAGED PROPERTIES" shall mean each parcel or group of parcels of land described on one of the SCHEDULES 1.1(b)-1 through 1.1(b)-10, the improvements thereon and all equipment, fixtures and other personalty located thereon or therein owned or leased by Borrower, less, however, in each case, any Mortgaged Property (or portion thereof) released from the Lien of the Mortgage in accordance with the terms hereof.

                  "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which any member of the applicable ERISA Group is making or accruing an obligation to make contributions or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                  "NET INCOME" shall mean, with respect to any Mortgaged Property for any period, Operating Income less Operating Expenses for such Mortgaged Property for such period.

                  "NET SALE OR REFINANCING PROCEEDS" means, for any Mortgaged Property, an amount equal to either (as applicable) (a) the gross sales price and all other consideration derived or to be derived from the sale of such Mortgaged Property, MINUS the sum of (i) the amount of any sales commission actually paid or payable to an independent broker unaffiliated with Borrower with respect to such sale, (ii) the amount of any transfer taxes actually paid or payable by Borrower with respect to such sale, and (iii) other reasonable, actual and customary third party closing and transaction costs; or (b) the gross proceeds of the refinancing of such Mortgaged Property with a lender unaffiliated with Borrower, MINUS the sum of (i) the amount of any commissions actually paid or payable to an independent broker unaffiliated with Borrower with respect to such refinancing, (ii) the amount of any mortgage tax, recording or filing fees or charges actually paid or payable by Borrower with respect to such refinancing, (iii) the amount of all commitment, placement, structuring, advisory or other similar fees payable to the lender with respect to such refinancing, and (iv) other reasonable, actual and customary third party closing and transaction costs incurred or paid by Borrower in connection with such refinancing.

                  "NOTE" or "NOTES" shall mean the promissory notes made by Borrower in favor of each Lender evidencing that portion of the principal amount of the Loan Amount owing to such Lender, as such promissory notes may be amended, modified, restated, supplemented, extended, renewed, or replaced from time to time.

                  "NOTICE DATE" shall mean, with respect to the making of each Loan, each

Prepayment, each selection of a Base Rate Loan, and each selection of an Interest Accrual Period pursuant to the definition of "Interest Accrual Period",
(a) for any Base Rate Loan, the day on which such Base Rate Loan is made, elected or prepaid, as applicable, and (b) for any Eurodollar Rate Loan, three
(3) Business Days prior to the day on which (i) such Eurodollar Rate Loan is made or prepaid, or (ii) the then current Interest Accrual Period in respect thereof expires.

                  "OFFICER'S CERTIFICATE" shall mean, with respect to any Borrower Party, a certificate signed by an officer of such Borrower Party or, to the extent applicable, any constituent Person of such Borrower Party. Without limiting the foregoing, if the individual signing the certificate is doing so on behalf of a corporation, then such individual shall hold the office of President, Vice President, Chief Financial Officer, Treasurer or Controller (or the equivalent) with respect to such corporation and if the certificate is being delivered in connection with any financial statement, report or record, then such certificate shall be signed by the treasurer or chief financial officer of such Borrower Party.

                  "OPERATING AGREEMENTS" shall mean reciprocal easement and/or operating agreements, covenants, conditions and restrictions, and similar agreements affecting any Mortgaged Property and binding upon and/or benefitting Borrower and other third parties.

                  "OPERATING EXPENSES" shall mean, for any specified period and for any Mortgaged Property, on an accrual basis, all expenses paid (or due and payable) by a Borrower (or by an Acceptable Property Manager for the account of a Borrower) during such period in connection with the operation of such Mortgaged Property (including Basic Carrying Costs), as well as bookkeeping, accounting, insurance costs, actual Management Fees, wages and other costs and expenses incurred for such Mortgaged Property and legal expenses incurred in connection with the operation of a Mortgaged Property, determined, in each case, consistently with GAAP. "OPERATING EXPENSES" shall not include (i) depreciation or amortization or other noncash items (other than expenses that are accrued but not yet paid), (ii) the principal of and interest on the Notes or any other indebtedness of Borrower, (iii) income taxes or other taxes in the nature of income taxes, (iv) any expenses (including legal, accounting and other professional fees, expenses and disbursements) incurred in connection with and allocable to the issuance of the Notes, (v) the cost of actual Capital Expenditures; PROVIDED that Operating Expenses shall be deemed to include Capital Expenditures equal to $0.20 per rentable square foot of the Mortgaged Properties per annum for the period ending December 31, 1999, and $0.50 per rentable square foot of the Mortgaged Properties per annum thereafter (provided that for the Mortgaged Properties commonly known as 565 Technology Square, Cambridge, MA and 555 Technology Square, Cambridge, MA there shall be no deemed inclusion in Operating Expenses on account of Capital Expenditures), (vi) distributions to the members or partners in Borrower or any management fees or similar compensation payable to any Affiliate of Borrower, and (vii) any item of expense which otherwise would be considered within Operating Expenses but is paid directly by any Tenant. Expenses that are accrued as Operating Expenses during any period shall not be included in Operating Expenses when paid during any subsequent period.

                  "OPERATING INCOME" shall mean, for any specified period and for any Mortgaged Property, all income received by a Borrower (or by an Acceptable Property Manager for the account of a Borrower) from any Person during such period in connection with the operation of such Mortgaged Property, determined on an accrual basis of accounting consistent with GAAP (except that Rents shall be determined on an actual and not level payment basis), including the following:

                  (i) all Rents and, without duplication, all charges received by a Borrower (or by an Acceptable Property Manager for the account of Borrower) for electricity, oil, gas, water, steam, heat, ventilation, air conditioning and any other energy, telecommunications, telephone, utility or similar items, including overtime usage, HVAC equipment charges, sprinkler charges, escalation charges, maintenance and cleaning fees, charges for improvements, Taxes and Other Charges and other amounts payable to a Borrower (or to an Acceptable Property Manager for the account of a Borrower) under any Lease (including tenant security deposits but only to the extent such Borrower is entitled to apply or retain the security deposit in accordance with the Lease and any interest income earned thereon and retained by a Borrower) or other agreement relating to such Mortgaged Property;

                  (ii) all amounts payable to a Borrower (or to an Acceptable Property Manager for the account of a Borrower) pursuant to Operating Agreements relating to any one or more of the Mortgaged Properties;

                  (iii) condemnation awards to the extent that such awards are compensation for lost rent allocable to such specified period;

                  (iv) business interruption and loss of "rental value" insurance proceeds to the extent such proceeds are allocable to such specified period; and

                  (v) all other income which is recurring and collected in the ordinary course of business of operating the Mortgaged Properties.

Notwithstanding the foregoing clauses (i) through (v), Operating Income shall not include (A) any condemnation or insurance proceeds (other than of the types described in clauses (iii) and (iv) above), (B) any proceeds resulting from the sale, exchange, transfer, financing or refinancing of all or any part of any Mortgaged Property (other than of the types described in clause (iii) above),
(C) any type of income that would otherwise be considered Operating Income pursuant to the provisions above but is paid directly by any Tenant to a Person other than a Borrower or its agent, and (D) any fees or other amounts payable by a Tenant or another Person that are reimbursable by a Borrower to Tenant or such other Person.

                  "OTHER CHARGES" shall mean all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including vault charges and license fees for the use of vaults and similar areas adjoining any Mortgaged Property, now or hereafter levied or assessed or imposed against any Mortgaged Property or any part thereof and payable by Borrower.

                  "OTHER PROPERTY" shall have the meaning set forth in SECTION 5.1(cc).

                  "OTHER TAXES" shall have the meaning set forth in SECTION 2.2.2(d).

                  "OUTSIDE ADVANCE DATE" shall have the meaning set forth in
SECTION 2.1.1(c).

                  "PARTICIPATION" shall have the meaning set forth in SECTION 5.1(v).

                  "PAYMENT DATE" means the first (1st) day of each calendar month, EXCEPT that if any such date is not a Business Day, then the Payment Date for that month shall be the immediately preceding Business Day.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

                  "PENSION PLAN" means an employee pension benefit plan as defined in SECTION 3(3) of ERISA (other than a Multiemployer Plan) which (i) is subject to the provisions of Title IV of ERISA or is subject to the minimum finding standards under Section 412 of the Code and (ii) which is maintained by, or contributed to by, Borrower or any member of the applicable ERISA Group or with respect to which any member of the ERISA Group could reasonably be expected to incur liability under Section 4069 of ERISA.

                  "PERMITS" means all licenses, permits, variances and certificates used in connection with the ownership, operation, use or occupancy of any one or more of the Mortgaged Properties (including, without limitation, business licenses, state health department licenses, licenses to conduct business, licenses to own and operate the Mortgaged Properties and all such other permits, licenses and rights, obtained from any Governmental Authority or private Person).

                  "PERMITTED ENCUMBRANCES" shall mean, collectively, (i) the Liens and security interests created by the Loan Documents, (ii) all Liens, encumbrances and other matters disclosed in a Qualified Title Policy, (iii) Liens, if any, for Taxes or Other Charges not yet payable or delinquent or which are being diligently contested in good faith in accordance with SECTION 5.1(b)(ii), (iv) Liens in respect of any Mortgaged Property or assets imposed by law which were incurred in the ordinary course of business, such as carriers0, warehousemen0s, landlord0s, mechanic0s, materialmen0s, repairmen0s and other similar Liens, and Liens for workers0 compensation, unemployment insurance and similar programs, in each case arising in the ordinary course of business which are being diligently contested in good faith in accordance with SECTION 5.1(b)(ii), (v) Leases, (vi) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances incurred or entered into by Borrower in the ordinary course of business which in each case do not diminish in any material respect the value of a Mortgaged Property or affect in any respect the validity, enforceability or priority of the Liens created by the Loan Documents, and (vii) such other title and survey exceptions as Agent has approved or may approve in writing in Agent0s sole discretion.

                  "PERMITTED INDEBTEDNESS" shall mean (i) the Debt, (ii) Trade Payables incurred in the ordinary course of Borrower's business, customarily paid by Borrower within sixty (60) days of incurrence and in fact not more than sixty (60) days outstanding (subject to Borrower's right to contest the same in accordance with SECTION 5.1(b)(ii)), (iii) written indemnities entered into in the ordinary course of business and on customary terms and conditions in connection with the acquisitions of goods or services, or in connection with the execution of Leases or amendments thereto, or in connection with the acquisition of the Mortgaged Properties, and (iv) any other unsecured indebtedness approved by Agent in its sole discretion.

                  "PERMITTED INVESTMENTS" shall mean the following, subject to qualifications hereinafter set forth:

                  (i) Obligations of, or obligations guaranteed as to principal and interest by, the U.S. government or any agency or instrumentality thereof, when such obligations are backed by the full faith and credit of the United States of America. These obligations include, but are not limited to:

                           (a) Treasury obligations;

                           (b) All direct or fully guaranteed obligations;

                           (c) Farmers Home Administration Certificates of
                  beneficial ownership;

                           (d) General Services Administration Participation
                  certificates;

                           (e) U.S. Maritime Administration Guaranteed Title XI
                  financing;

                           (f) Small Business Administration Guaranteed
                  participation certificates Guaranteed pool certificates;

                           (g) U.S. Department of Housing and Urban Development
                  Local authority bonds; and

                           (h) Washington Metropolitan Area Transit Authority
                  Guaranteed transit bonds.

                  (ii) Obligations of government-sponsored agencies that are not backed by the full faith and credit of the United States of America, where the obligation is limited to those instruments that have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. These obligations are limited to:

                           (a) Federal Home Loan Mortgage Corp. (FHLMC) debt
                  obligations;

                           (b) Farm Credit System (formerly: Federal Land Banks,
                  Federal Intermediate Credit Banks, and Banks for Cooperatives) Consolidated system wide bonds and notes;

                           (c) Federal Home Loan Banks (FHL Banks);

                           (d) Federal National Mortgage Association (FNMA) debt
                  obligations;

                           (e) Student Loan Marketing Association (SLMA) debt
                  obligations;

                           (f) Financing Corp. (FICO) debt obligations; and

                           (g) Resolution Funding Corp. (REFCORP) debt
                  obligations.

                  (iii) Federal funds, unsecured certificates of deposit, time deposits, banker0s acceptances, and repurchase agreements having maturities of not more than 365 days of any bank, the short-term debt obligations of which are rated "A-1+" (or the equivalent) by the Rating Agencies.

                  (iv) Deposits that are fully insured by the Federal Deposit Insurance Corp. (FDIC).

                  (v) Debt obligations maturing in 365 days or less that are rated AAA or higher (or the equivalent) by the Rating Agencies.

                  (vi) Commercial paper rated "A-1+" (or the equivalent) by the Rating Agencies and maturing in 365 days or less.

                  (vii) Investments in certain short-term debt of issuers rated "A-1+" (or the equivalent) by the Rating Agencies may be permitted with certain restrictions. The total amount of debt from "A-1+" (or the equivalent) issuers must be limited to the investment of an amount equal to Monthly Debt Service Payment Amount. The total amount of "A-1+" investments should not represent more than twenty percent (20%) of the rated issue0s outstanding principal amount and each investment should not mature beyond thirty (30) days. Investment in "A-1+" (or the equivalent) rated securities are not eligible for reserve accounts, cash collateral accounts, or other forms of credit enhancement. Short-term debt for purposes of this definition includes: commercial paper, federal funds, repurchase agreements, unsecured certificates of deposit, time deposits, and banker0s acceptances.

                  (viii) Investment in money market funds rated "AAAm" or "AAm-G" (or the equivalent) by the Rating Agencies.

Notwithstanding the foregoing, "Permitted Investments": (A) shall exclude any security with the Standard & Poor0s "r" symbol (or any other Rating Agency0s corresponding symbol) attached to the rating (indicating high volatility or dramatic fluctuations in their expected returns because of market risk), as well as any mortgage-backed securities and any security of the type commonly known as "strips"; (B) shall not have maturities in excess of one year; (C) as to the investments described in (i), (ii), (iii), (iv), (v), (vi) and (vii): the obligations shall be limited to those instruments that have a predetermined fixed dollar of principal due at maturity that cannot vary or change; interest may either be fixed or variable; and any variable interest should be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index; and (D) shall exclude any investment where the right to receive principal and interest derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment.

                  "PERSON" shall mean any individual, sole proprietorship, corporation, general partnership, limited partnership, limited liability company or partnership, joint venture, association, joint stock company, bank, trust, estate, unincorporated organization, any federal, state, county or municipal government (or any agency or political subdivision thereof), endowment fund or any other form of entity.

                  "PLAN" means an employee benefit plan as defined in Section 3(3) of ERISA (other than a Multiemployer Plan) which is maintained or contributed to by either Borrower or any member of its ERISA Group.

                  "PLAN ASSETS" means assets of (i) an employee benefit plan, as defined in Section 3(3) of ERISA, whether or not it is subject to the provisions of Title I of ERISA (including governmental plans), (ii) a plan described in
Section 4975(e)(1) of the Code, and (iii) an entity the underlying assets of which include plan assets by reason of a plan0s investment in the entity.

                  "POLICIES" shall have the meaning specified in SECTION
8.1.1(c).

                  "PREPAYMENT" shall have the meaning specified in SECTION
2.4.2.

                  "PREPAYMENT DATE" shall have the meaning specified in SECTION 2.4.2.

                  "PROCEEDS" shall mean amounts, awards or payments payable to Borrower or Agent on behalf of the Lenders in respect of all or any part of a Mortgaged Property in connection with a Casualty or Condemnation thereof (after the deduction therefrom and payment to Borrower and Agent, respectively, of any and all reasonable expenses incurred by Borrower and Agent in the recovery thereof, including all attorneys0 fees and disbursements, the fees of insurance experts and adjusters and the costs incurred in any litigation or arbitration with respect to such Casualty or Condemnation).

                  "PROPERTY MANAGEMENT AGREEMENT" shall mean, with respect to each Mortgaged Property, each management agreement entered into by Borrower (and/or Beacon Management or another Affiliate of Borrower) and the applicable Property Manager and approved by Agent as set forth in SECTION 10.1 hereof, pursuant to which such Property Manager is to provide management and other services with respect to such Mortgaged Property, and any other management agreement entered into with the prior written consent of Agent, which consent shall not be unreasonably withheld or delayed.

                  "PROPERTY MANAGER" shall mean any "Acceptable Property Manager" or any replacement "Property Manager" appointed in accordance with
SECTION 10.1.

                  "QUALIFIED SURVEY" shall mean a current title survey of each Mortgaged Property, certified to the title company and Agent for the benefit of the Lenders and their successors and assigns, that, except as otherwise approved by Agent, (i) is in form and content satisfactory to Agent, (ii) is prepared by a professional and properly licensed land surveyor satisfactory to Agent in accordance with the 1992 Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys, (iii) meets the classification of an "Urban Survey", and the following additional items from the list of "Optional Survey Responsibilities and Specifications" (Table A) should be added to each survey: 2, 3, 4, 6, 7, 8, 9, 10, 11 and 13, (iv) reflects the same legal description contained in the Qualified Title Policy relating to the applicable Mortgaged Property, (v) includes, among other things, a metes and bounds description of the real property comprising part of the applicable Mortgaged Property satisfactory to Agent, and (vi) contains a certification in form and substance acceptable to Agent.

                  "QUALIFIED TITLE POLICY" shall mean an ALTA title insurance policy (1970 unmodified form, where issuable) issued by one or more title companies acceptable to Agent, with ALTA facultative reinsurance and direct access agreements acceptable to Agent, which title insurance policy shall (i) provide coverage, on an aggregate basis with respect to all of the Mortgaged Properties, equal to the Loan Amount, (ii) insure Agent for the benefit of the Lenders that the Mortgage creates a valid first mortgage lien on the applicable Mortgaged Property, free and clear of all exceptions from coverage other than Permitted Encumbrances and such standard exceptions and exclusions from coverage as Agent shall approve, (iii) contain such endorsements and affirmative coverages as Agent may reasonably request, (iv) name Agent for the benefit of the Lenders as the insured and (v) be assignable by its terms with a transfer of the Loan.

                  "RATABLE SHARE" or "RATABLY" means, with respect to any Lender, its share of the Loan based on the proportion of the outstanding principal of the Loan advanced by such Lender to the total outstanding principal of the Loan.

                  "RATING AGENCY" shall mean any one or more of Standard & Poor0s Rating Group, a division of McGraw-Hill, Inc., Moody0s Investors Service, Inc., Duff & Phelps Credit Rating Co., Fitch IBCA, Inc., or any other nationally-recognized statistical rating agency selected by Agent, and their respective successors.

                  "RBC CHANGE" shall have the meaning given such term in SECTION 2.2.2(b).

                  "REFERENCE BANKS" means four (4) major banks in the London interbank market selected by the Agent.

                  "REFERENCE BANK RATE" shall have the meaning specified in the definition of "BASE LIBOR".

                  "REGISTER" shall have the meaning provided in SECTION
2.1.3(b).

                  "REGULATION D" means Regulation D of the Federal Reserve Board, as in effect from time to time.

                  "REGULATORY CHANGE" means any change after the date of this Agreement in federal, state or foreign laws or regulations or the adoption or the making, after such date, of any interpretations, directives or requests applying to a class of banks or companies Controlling banks, including any Lender or any company Controlling a Lender, of or under any federal, state or foreign laws or regulations by any court or governmental or monetary authority charged with the interpretation or administration thereof.

                  "RELATED PARTY" means any member, shareholder, partner, principal, Affiliate, employee, officer, director, agent or representative of any Borrower Party, other than limited partners of Guarantor and shareholders of Beacon.

                  "RELEASE" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, the movement of Hazardous Substances through ambient air, soil, surface water, groundwater, wetlands, land or subsurface strata).

                  "RELEASE AMOUNT" means, for any Mortgaged Property, the greater of (A) 125% of the Allocated Loan Amount for such Mortgaged Property, and (B) if the Mortgaged Property is sold or refinanced, 90% of the Net Sale or Refinancing Proceeds of the sale or refinancing of such Mortgaged Property.

                  "RELEASE INSTRUMENTS" shall have the meaning set forth in
SECTION 2.5.2.

                  "RELEASE PARCEL" shall have the meaning specified in SECTION 2.5.5.

                  "RELEASE PAYMENT NOTICE" shall have the meaning specified in
SECTION 2.5.2(f).

                  "RELEASE PREPAYMENT" shall have the meaning specified in
SECTION 2.5.2(f).

                  "RENTS" shall mean all rents, rent equivalents, moneys payable as damages pursuant to a Lease or in lieu of rent or rent equivalents, royalties (including all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account or benefit of Borrower or its agents or employees from any and all sources arising from or attributable to the Mortgaged Properties and/or the use and occupancy thereof, including, without limitation, any obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of any Mortgaged Property or rendering of services by Borrower and proceeds, if any, from business interruption or other loss of income insurance.

                  "REQUIRED LENDERS" means, if there is only one Lender hereunder, that Lender, and if there is more than one Lender, at least one or more Lenders holding more than 66b% of the total principal amount outstanding under the Loan.

                  "REQUIRED RATING" shall mean "AA" (or its equivalent) by the Rating Agencies.

                  "RESERVE PERCENTAGE" shall mean, for any day, the stated maximum rate (expressed as a decimal) in effect on such day at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained under Regulation D by a member bank of the Federal Reserve System against "Eurocurrency Liabilities" (as such term is used in Regulation D) but without benefit of or credit for proration, exemptions or offsets that might otherwise be available to such member bank from time to time under Regulation D. Without limiting the effect of the foregoing, the reserve percentage shall reflect any other reserves required to be maintained by such member bank against
(i) any category of liabilities that includes deposits by reference to which the Adjusted LIBOR for the Loan is to be determined or (ii) any category of extension of credit or other assets that includes the Loan, but not including any risk-based or other capital requirements relating to extensions of credit. The Reserve Percentage shall be expressed in decimal form and rounded upward, if necessary, to the nearest 1/100th of one percent, and shall include marginal, emergency, supplemental, special and other reserve percentages. The parties hereto acknowledge that, as of the Closing Date, the Reserve Percentage is zero.

                  "RESTORATION" shall have the meaning set forth in SECTION 8.1.2(b).

                  "RISK-BASED CAPITAL GUIDELINES" shall have the meaning specified in SECTION 2.2.2(b).

                  "SECOND APPRAISALS" shall have the meaning set forth in SECTION 5.1(d).

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended from time to time.

                  "SUBJECT PROPERTY" shall have the meaning set forth in SECTION 5.1(cc).

                  "SUBSEQUENT ADVANCE" shall mean an Advance to Borrower of any portion of the Loan Amount which is not the Initial Advance.

                  "SUBSIDIARY" shall mean (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and

(ii) any partnership, association, trust, joint venture, limited liability company or other entity in which such Person directly or indirectly through Subsidiaries has more than a 50% equity interest at any time.

                  "TAXES" shall mean all real estate and personal property taxes, assessments, fees, taxes on rents or rentals, water rates or sewer rents, and other governmental charges now or hereafter levied or assessed or imposed against any Mortgaged Property or rents therefrom or which may become Liens.

                  "TELERATE PAGE 3750" means the display designated as "Page 3750" on the Dow Jones Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers0 Association as the information vendor for the purpose of displaying British Bankers0 Association Interest Settlement Rates for U.S. Dollar deposits).

                  "TENANT" shall mean any Person liable by contract or otherwise to pay monies (including a percentage of gross income, revenue or profits) pursuant to a Lease.

                  "TNRC" shall have the meaning specified in SECTION 5.1(dd).

                  "TRADE PAYABLES" shall mean unsecured amounts payable by or on behalf of Borrower for or in respect of the operation of the Mortgaged Properties in the ordinary course and which would under GAAP be regarded as ordinary expenses, including amounts payable to suppliers, vendors, contractors, mechanics, materialmen or other Persons providing property, goods or services to any Mortgaged Property or Borrower.

                  "UCC" or "UNIFORM COMMERCIAL CODE" shall mean the Uniform Commercial Code as in effect in the state in which a Mortgaged Property is located.

                  "U.S. GOVERNMENT SECURITIES" shall mean securities evidencing an obligation to pay principal and interest in a full and timely manner that are
(i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person Controlled or supervised by and acting as an agency or instrumentality of and guaranteed as a full faith and credit obligation by the United States of America (including a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such securities or a specific payment of principal of or interest on any such securities held by such custodian for the account of the holder of such depository receipt; PROVIDED that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the securities or the specific payment of principal of or interest on the securities evidenced by such depository receipt).

                  "U.S. TAX" shall mean any present or future tax, assessment or other charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof.

                  Section 1.2 PRINCIPLES OF CONSTRUCTION. All references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified. Unless otherwise specified, the words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words "includes", "including" and similar terms shall be construed as if followed by the words "without limitation". The terms "Mortgaged Property" or "Mortgaged Properties" shall be construed to be followed by the phrase "or any part or portion thereof". Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, as may be modified herein. As a matter of convenience herein, rating categories are generally stated in the nomenclature of Standard & Poor0s Ratings Group, it being understood that unless otherwise expressly stated to the contrary, reference to such category shall also be deemed to be a reference to the comparable category of each other Rating Agency.


                                   ARTICLE II

                                     GENERAL

                  Section 2.1       THE LOAN.

                  2.1.1 COMMITMENT. (a) Subject to and upon the terms and conditions set forth herein, including the conditions precedent set forth in
SECTION 3.1 and SECTION 3.2, the Lenders hereby agree to lend to Borrower the Loan Amount. The Loan shall mature on the Maturity Date. Borrower hereby agrees to accept the Initial Advance of the Loan as of the date hereof, subject to and upon the terms and conditions set forth herein.

                  (b) Anything to the contrary provided in subsection (a) above notwithstanding, the proceeds of the Loan shall be used only to (i) finance the Mortgaged Properties, (ii) provide funds to Guarantor for the acquisition of additional properties, the making of further investments and redevelopment of properties owned or controlled by Guarantor, (iii) fund the working capital needs of Borrower, Beacon and/or Guarantor, and (iv) fund the closing costs of Borrower actually incurred in connection with the closing of the Loan.

                  (c) Advances of the Loan (each, an "ADVANCE") by Lenders to Borrower shall not exceed, in the aggregate, the Loan Amount. The Initial Advance hereunder has been made on the date hereof in the amount of Seventy Million and No/100 Dollars ($70,000,000). From and after the Closing Date to the date which is three (3) months subsequent to the Closing Date (the "OUTSIDE ADVANCE DATE"), Borrower may request (each request being a "SUBSEQUENT ADVANCE REQUEST") that Lenders make a Subsequent Advance to Borrower. Each Subsequent

Advance Request shall specify a date at least five (5) Business Days subsequent to the date of the Subsequent Advance Request upon which Borrower requests that Lender fund the Subsequent Advance. Borrower may not deliver more than two (2) Subsequent Advance Requests and, subject to the terms and conditions contained herein, including, without limitation, the conditions precedent specified in
SECTION 3.2, Lenders shall not be required to make more than two (2) Subsequent Advances. Each Subsequent Advance shall be in the minimum amount of Five Million and no/100 Dollars ($5,000,000.00) and no Subsequent Advance shall exceed the difference between (i) the Loan Amount and (ii) the sum of (A) the Initial Advance and (B) the amount of any Subsequent Advance made prior thereto.

                  2.1.2 NO RE-ADVANCES. Any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.

                  2.1.3 THE NOTES. (a) The Loan shall be evidenced by a Note or Notes aggregating the Loan Amount. The Notes shall bear interest at the Applicable Interest Rate to and including the Maturity Date. The Notes shall be subject to repayment as provided in SECTIONS 2.3, 2.4 and 2.5, shall be entitled to the benefits of this Agreement and shall be secured by the Mortgage granting a first mortgage lien on each Mortgaged Property and by certain of the other Loan Documents.

                  (b) The Agent shall maintain, or cause to be maintained, a register (the "REGISTER") at the address to which notices to the initial Lender are to be sent hereunder, on which it shall enter the name or names of the registered owner or owners from time to time of the Notes or multiple Notes. Each Note may be independently assigned or otherwise transferred in whole or in part in accordance with the terms of this Agreement by registration of such assignment or transfer on the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of the Loan (and the Notes or Notes evidencing the same) may be effected by registration of such assignment or transfer on the Register. At the request of any Lender or any designated assignee or transferee of a Note, Borrower shall issue to such Lender or the designated assignee or transferee one or more new Notes in the same aggregate principal amount of the Notes so assigned or transferred upon delivery to Borrower of the Notes so assigned or transferred. The Register shall be available for inspection by Borrower at any reasonable time upon reasonable prior notice.

                  Section 2.2       INTEREST.

                  2.2.1 GENERALLY. Interest on the Loan and the Notes shall accrue at the Applicable Interest Rate and shall be calculated on the basis of the actual number of days elapsed in the applicable Interest Accrual Period in a 360-day year.

                  2.2.2 DETERMINATION OF INTEREST RATE. (a) The rate or rates at which the outstanding principal amount of the Loan bears interest from time to time shall be referred to as the "APPLICABLE INTEREST RATE". Subject to the terms and conditions of this SECTION 2.2.2,

Borrower shall pay interest on the outstanding principal amount of the Loan at the Applicable Interest Rate. Each determination by the Agent of the Applicable Interest Rate shall be conclusive and binding for all purposes, absent manifest error. The Applicable Interest Rate with respect to the Loan shall be:

                  (i) BASE RATE. During any Base Rate Periods, a rate per annum equal at all times to the sum of the Base Rate plus either Base Rate Spread A or Base Rate Spread B, as applicable, payable monthly in arrears on each Payment Date. If the Loan-to-Value Ratio during any Base Rate Period is 60% or less, then during the period that such Loan-to-Value Ratio is 60% or less, Base Rate Spread A shall apply to the determination of interest pursuant to this SECTION 2.2.2(a)(i). If the Loan-to-Value Ratio during any Base Rate Period is greater than 60%, then during the period that such Loan-to-Value Ratio is greater than 60%, Base Rate Spread B shall apply to the determination of interest pursuant to this SECTION 2.2.2(a)(i). Notwithstanding the foregoing, Base Rate Spread B shall apply to the determination of interest pursuant to this SECTION 2.2.2(a)(i) during any Base Rate Period occurring between the Closing Date and the Outside Advance Date, unless subsequent to the Closing Date either (I) (A) no Subsequent Advances have been made hereunder, (B) Borrower has made a Prepayment hereunder and (C) giving effect to such Prepayment the Loan-to-Value Ratio is 60% or less, in which event, during the period that such Loan-to-Value Ratio is 60% or less, Base Rate Spread A shall apply to the determination of interest pursuant to this SECTION 2.2.2(a)(i), or
         (II) the Loan Amount has been fully advanced hereunder or the maximum number of Subsequent Advances permitted hereunder have been made or Borrower shall have irrevocably waived its right to any (further) Subsequent Advances, and (in any such case) the Loan-to-Value Ratio is 60% or less, then, during the period that such Loan-to-Value Ratio is 60% or less, Base Rate Spread A shall apply to the determination of interest pursuant to this SECTION 2.2.2(a)(i).

                  (ii) EURODOLLAR RATE. During any Eurodollar Rate Periods, the Loan shall bear interest as a Eurodollar Rate Loan at a rate per annum equal at all times during each Interest Accrual Period to the sum of the Adjusted LIBOR for such Interest Accrual Period plus either Eurodollar Spread A or Eurodollar Spread B, as applicable, payable monthly in arrears on each Payment Date. If the Loan-to-Value Ratio during any Interest Accrual Period is 60% or less, then during the period that such Loan-to-Value Ratio is 60% or less, Eurodollar Spread A shall apply to the determination of interest pursuant to this SECTION 2.2.2(a)(ii). If the Loan-to-Value Ratio during any Interest Accrual Period is greater than 60%, then during the period that such Loan-to-Value Ratio is greater than 60%, Eurodollar Spread B shall apply to the determination of interest pursuant to this Section 2.2.2(a)(ii). Notwithstanding the foregoing provisions of this SECTION 2.2.2(a)(ii), Eurodollar Spread B shall apply to the determination of interest pursuant to this SECTION 2.2.2(a)(ii) during any Interest Accrual Period occurring between the Closing Date and the Outside Advance Date, unless subsequent to the Closing Date either (I) (A) no Subsequent Advances have been made hereunder, (B) Borrower has made a Prepayment hereunder and (C) giving effect to such Prepayment the Loan-to-Value Ratio is 60% or less, in which event, during the period that such Loan-to-Value Ratio is 60% or less, Eurodollar Spread A shall apply to the determination of interest pursuant to this SECTION 2.2.2(a)(ii), or
         (II) the Loan Amount has been fully advanced hereunder or the maximum number of Subsequent Advances permitted hereunder have been made or Borrower shall have irrevocably waived its right to any (further) Subsequent Advances, and (in any such case) the Loan-to-Value Ratio is 60% or less, then, during the period that such Loan-to-Value Ratio is 60% or less, Eurodollar Rate Spread A shall apply to the determination of interest pursuant to this SECTION 2.2.2(a)(ii).

                  (iii) Borrower shall elect on the Notice Date with respect to each Advance hereunder and with respect to any outstanding Loan hereunder whether such Advance or Loan shall be a Base Rate Loan or a Eurodollar Rate Loan. If Borrower does not make such election with respect to any Advance, then such Advance shall be a Base Rate Loan. If Borrower does not make such election with respect to any outstanding Eurodollar Rate Loan, then the provisions of clause (iv) of the definition of "Interest Accrual Period" shall apply.

                  (b) If as a result of any Regulatory Change or RBC Change:

                  (i) the basis of taxation of payments to any Lender of the principal of or interest on the Loan is changed; or

                  (ii) any reserve, special deposit or similar requirements (other than such requirements as are taken into account in determining Adjusted LIBOR) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of any Lender is imposed, modified or deemed applicable to any Lender; or

                  (iii) any other condition affecting the Loan is imposed on any Lender;

and such Lender reasonably determines that, by reason thereof, the cost to such Lender of making or maintaining the Loan is increased or its rate of return is reduced, or any amount receivable by such Lender hereunder in respect of any portion of the Loan is reduced, in each case by an amount reasonably deemed by such Lender to be material (such increases in cost and reductions in amounts receivable being herein called "INCREASED COSTS"), then Borrower agrees that it will pay to such Lender upon that Lender0s request such additional amount or amounts as will compensate such Lender for such Increased Costs to the extent that such Lender reasonably determines that such Increased Costs are allocable to the Loan, and provided that such Lender is generally imposing similar Increased Costs on its other borrowers. Agent on behalf of the Lenders will notify Borrower of any event occurring after the date hereof which will entitle any Lender to compensation pursuant to this subsection (b) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Notwithstanding the foregoing, in no event shall Borrower be required to compensate Lender for any portion of the income or franchise taxes of such Lender, whether or not attributable to payments made by Borrower. If any Lender requests compensation under this
SECTION 2.2.2(b), Borrower may, by notice to Agent or such Lender, require that
(i) such Lender furnish to Borrower a statement setting forth the basis for requesting such compensation and the method for determining the amount thereof; and/or (ii) the interest rate on the Loan be converted from a Eurodollar Rate Loan to a Base Rate Loan. As used in this SECTION 2.2.2(b), the term "Lender" shall mean "Lender or any Person controlling Lender". "RBC CHANGE" shall mean
(1) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (2) adoption of or change in any other law, governmental or quasi-governmental rule, statute, ordinance, order, decree, injunction, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any lending office or any company controlling any Lender. "RISK-BASED CAPITAL GUIDELINES" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices entitled "International Convergence of Capital Measurements and Capital Standards", including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

                  (c) Without limiting the effect of subsection (b) above, in the event that, (i) by reason of any Regulatory Change, any Lender incurs Increased Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender, which includes deposits by reference to which Adjusted LIBOR is determined, or (ii) Agent shall have determined in good faith after reasonable investigation that U.S. dollar deposits in the principal amount of the Loan are not generally available in the London interbank market, or (iii) Agent shall have determined that reasonable means do not exist for ascertaining Adjusted LIBOR, then, if such Lender or Agent so elects by notice to Borrower (such Lender hereby agreeing that it will not make such election if it is not generally imposing similar charges or making similar such elections on or with respect to its other borrowers), the interest rate applicable to the then outstanding principal balance of the Loan (in the case of a notice given by Agent pursuant to CLAUSE
(ii) or (iii) above) or the portion thereof held by such Lender (in the case of a notice given by such Lender pursuant to CLAUSE (i) above) shall be converted to a Base Rate Loan. As used in this SECTION 2.2.2(c), the term "Lender" shall mean "Lender or any Person controlling Lender".

                  (d) In addition, Borrower agrees to pay any present or future stamp or documentary taxes or other excise or property taxes, charges, or similar levies which arise from any payment made hereunder, or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the other Loan Documents, or the Loan (herein referred to as "OTHER TAXES"); PROVIDED, HOWEVER, that Other Taxes shall not include, in the case of Agent and each Lender, taxes that are imposed on its overall net income by the United States and taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction under the laws of which Agent or such Lender, as the case may be, is organized or any political subdivision thereof.

                  (e) Borrower shall indemnify each Lender and the Agent for the full amount of Other Taxes (including any Other Taxes imposed by any Governmental Authority on amounts payable under this SECTION 2.2.2) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within ten (10) days after the date such Lender or the Agent (as the case may be) makes written demand therefor.

                  (f) Each Lender organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender executing this Agreement on the date hereof, and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter as requested by the Agent, submit to Agent Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to the benefits under an income tax treaty to which the United States is a party that eliminates withholding tax on payments under this Agreement or any other Loan Document or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States. If any form or document referred to in this paragraph requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001 or 4224 (or any such successor form), that any Lender reasonably considers to be confidential, such Lender shall give notice thereof to Agent and shall not be obligated to include in such form or document such confidential information. If any Lender shall fail to provide to Agent the applicable Internal Revenue Service form 1001 or 4224 (or any such successor form) or information required in connection therewith, then Agent may deduct any withholding tax from any payments made hereunder.

                  (g) Each Lender represents and warrants to the Borrower that, as of the date such Lender becomes a party to this Agreement, such Lender is entitled to receive payments hereunder from the Borrower and the Guarantor without deduction or withholding for or on account of any U.S. Taxes or Other Taxes.

                  (h) Within 30 days after the date of any payment of Other Taxes, Borrower shall furnish to the Agent the original or a certified copy of a receipt evidencing such payment. In the case of any payment hereunder or under the Notes by or on behalf of a Borrower through an account or branch outside the United States or by or on behalf of a Borrower by a payor that is not a United States person, if such Borrower determines that no Other Taxes are payable in respect thereof, such Borrower shall furnish, or shall cause such payor to furnish, to the Agent an opinion of counsel reasonably acceptable to the Agent stating that such payment is exempt from

Other Taxes.

                  (i) Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in
SECTION 2.2.2(b)-(h) shall survive the payment in full of principal and interest hereunder, and the termination of this Agreement.

                  2.2.3 DEFAULT RATE. If an Event of Default shall have occurred and is continuing, Borrower shall pay interest at the Default Rate, from the date of such Event of Default to and including the date such Event of Default has been cured, on the outstanding amount of the Loan and accrued but unpaid interest thereon, upon demand from time to time (which interest is payable both before and after any Lender has obtained a judgment with respect to the Loan), to the extent permitted by applicable law. Payment or acceptance of the increased rates provided for in this subsection is not a permitted alternative to timely payment or full performance by Borrower and shall not constitute a waiver of any Default or Event of Default or an amendment to this Agreement or any other Loan Document and shall not otherwise prejudice or limit any rights or remedies of any Lender.

                  Section 2.3       LOAN PAYMENT.

                  2.3.1 MONTHLY DEBT SERVICE PAYMENTS. Commencing on August 2, 1999 (for the period from and including the date hereof through and including August 1, 1999), and on each and every Payment Date thereafter until the Maturity Date, Borrower shall pay interest at the Applicable Interest Rate on the outstanding principal balance of the Loan as computed in accordance with
SECTION 2.2.2 (the "MONTHLY DEBT SERVICE PAYMENT AMOUNT").

                  2.3.2 PAYMENT ON MATURITY DATE. Borrower shall repay any and all outstanding principal indebtedness of the Loan in full on the Maturity Date of the Loan, together with all accrued and unpaid interest thereon to (but excluding) the date of repayment and all other amounts due to Lenders or Agent hereunder or under the Notes, the Mortgage, and the other Loan Documents.

                  2.3.3 MAKING OF PAYMENTS. Each payment by Borrower hereunder or under the Notes shall be made in funds settled through the New York Clearing House Interbank Payments System or other funds immediately available to the payee thereof by 11:00 a.m. New York City time, on the date such payment is due and shall be made in lawful money of the United States of America by wire transfer in federal or other immediately available funds. Payments of interest and principal in respect of each Note shall be made to Agent in respect of such Note (subject to SECTIONS 2.7 and 2.8) to Agent0s account pursuant to the wiring instructions provided by Agent to Borrower. Any funds received by Agent after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day. Except as otherwise provided herein, whenever any payment hereunder or under the Notes shall be stated to be due on a day which is not a Business Day, such payment shall be made on the first Business Day immediately prior thereto. Promptly upon its receipt of payments by Borrower hereunder, Agent will cause like funds to be distributed (a) if such payment by the Borrower is in respect of principal, interest or any other obligation then payable hereunder and under the Notes to more than one Lender, to such Lender for the account of their applicable lending offices ratably, and (b) if such payment by the Borrower is in respect of any obligation then payable hereunder to one Lender, to such Lender for the account of its applicable lending office, in each case to be applied in accordance with this Agreement.

                  2.3.4 APPLICATION OF PAYMENTS. Payments made by Borrower in respect of the principal and interest of the Loan shall be applied first to the payment of interest at the Applicable Interest Rate and other sums due and outstanding under the Loan Documents, with the remainder of such payment being applied to the reduction of the outstanding principal balance of the Notes, PROVIDED, HOWEVER, that notwithstanding any provision hereof to the contrary, following and during a continuance of an Event of Default, each Lender may apply any payments received to the Debt in such order, manner and amount as such Lender in its sole discretion shall determine and Agent may exercise any remedies available under this Agreement, at law and in equity.

                  2.3.5 NO SETOFFS. All amounts due hereunder or under the Notes or the other Loan Documents shall be payable without setoff, counterclaim or any other deduction whatsoever.

                  2.3.6 LOAN ACCOUNT. Agent on behalf of the Lenders shall maintain a loan account on its books in the name of Borrower in which will be recorded the Loan and all payments and prepayments of principal of and interest on the Loan (PROVIDED that any error in such loan account shall not in any manner affect the obligations of Borrower to repay the Loan in accordance with the terms of this Agreement, the Notes and the other Loan Documents, and the Lenders and Borrower acknowledge that Agent0s ability to maintain such loan account shall be dependent on, among other things, Borrower0s accurate reporting of payments made and the Lenders0 objection to any inaccuracies therein). Agent shall, upon the written request of Borrower, not more often than monthly, provide such information as it has in its possession regarding the records maintained in accordance with the first sentence hereof.

                  Section 2.4       PREPAYMENT.

                  2.4.1 MANDATORY PREPAYMENT. If at any time during the term of the Loan the outstanding principal balance of the Loan has been reduced to less than $20,000,000 by Prepayment, repayment, releases of Mortgaged Properties or otherwise, then Borrower shall, within twenty (20) Business Days of such reduction, prepay the Loan in whole together with all accrued and unpaid interest on the Loan, all other sums then due under the Notes, this Agreement (including, without limitation, any Breakage Costs, if applicable), the Mortgage and the other Loan Documents, and all reasonable costs and expenses of the Agent incurred in connection with such Prepayment, including, without limitation, reasonable attorneys' fees and disbursements.

                  2.4.2 PERMITTED PREPAYMENT. Subject to the terms and conditions set forth in this SECTION 2.4.2, Borrower may prepay the Loan in whole or in part (hereinafter, a "PREPAYMENT"). With respect to a Prepayment, Borrower shall provide not less than three (3) Business Days* prior written notice to Agent specifying the date on which the Prepayment is to occur (the "PREPAYMENT DATE"), which notice shall indicate the principal amount of the Notes to be prepaid. The Agent shall provide each Lender with written notice of such prepayment within one (1) day of receiving notice of prepayment from the Borrower. On the Prepayment Date, Borrower shall pay to the Agent the amount of the prepayment specified in the notice, all accrued and unpaid interest on the principal amount being prepaid, any other then outstanding unpaid interest on the Loan, any Breakage Costs, if applicable, and all reasonable costs and expenses of the Agent incurred in connection with the Prepayment, including reasonable attorneys* fees and disbursements. Agent shall not be obligated to accept any prepayment of the principal balance of the Notes, or any portion thereof, unless it is accompanied by all sums due in connection therewith pursuant to the terms hereof.

                  2.4.3 REPAYMENT UPON DEFAULT. If all or any part of the principal amount of the Loan is prepaid upon acceleration of the Loan following the occurrence of an Event of Default, Borrower shall be obligated to pay all accrued and unpaid interest on the principal balance of the Notes to the date of repayment (including interest owed at the Default Rate), all other sums then due under the Notes, this Agreement (including any Breakage Costs, if applicable), the Mortgage and the other Loan Documents, and all costs and expenses of Agent and any Lender incurred in connection with such Event of Default including reasonable attorneys0 fees and disbursements.

                  Section 2.5 RELEASE OF MORTGAGED PROPERTIES. Except as set forth in this SECTION 2.5, no repayment or prepayment of all or any portion of the Notes shall cause, give rise to a right to require, or otherwise result in, the release of the Lien of the Mortgage on any Mortgaged Property.

                  2.5.1 RELEASE ON PAYMENT IN FULL. Agent on behalf of the Lenders shall, at the expense of Borrower, upon payment in full of all principal and interest on the Loan, any applicable Breakage Costs and all other amounts due and payable under the Loan Documents in accordance with the terms and provisions of the Notes and this Loan Agreement, release the Lien of the Mortgage and related Loan Documents.

                  2.5.2 RELEASES. On one or more occasions, PROVIDED no Event of Default shall have previously occurred more than twice prior to such date (regardless of whether cured) and (subject to clause (g) below) no Default or Event of Default is continuing, Borrower may obtain (i) the release of any Mortgaged Property from the Lien of the Mortgage thereon (and related Loan Documents), (ii) the release of Borrower*s obligations under the Loan Documents with respect to such Mortgaged Property (other than those expressly stated to survive), upon satisfaction of each of the following conditions, and (iii) if, upon the release of the applicable Mortgaged Property or Mortgaged Properties, the Mortgaged Properties remaining hereunder are not owned by a Borrower, such Borrower shall be released as a Borrower hereunder (except with respect to those matters which expressly survive repayment of the Loan) upon delivery to the Agent of such releases of Agent and Lenders as Agent shall reasonably require:

                  (a) Borrower shall have paid the Release Amount for such Mortgaged Property.

                  (b) Borrower shall submit to Agent, not less than ten (10) days prior to the date of such release, a release of Liens (and related Loan Documents) for each applicable Mortgaged Property (for execution by Agent on behalf of the Lenders) in a form appropriate in the applicable state and otherwise satisfactory to Agent in its reasonable discretion and all other documentation Agent reasonably requires to be delivered by Borrower in connection with such release (collectively, "RELEASE INSTRUMENTS"), together with an Officer0s Certificate certifying that the release to be effected (i) will not violate the terms of this Agreement, (ii) will not impair or otherwise adversely affect the Liens, security interests and other rights of Agent or the Lenders under the Loan Documents not being released (or as to the parties to the Loan Documents and Mortgaged Properties subject to the Loan Documents not being released) and (iii) complies with all of the terms and provisions of this Agreement and satisfies all of the conditions set forth in this SECTION 2.5.2.

                  (c) Giving effect to payment of the Release Amount and any other Prepayments made prior to the date of the release, the applicable Minimum Debt Yield and Minimum Interest Coverage shall have been satisfied for the preceding fiscal quarter (as evidenced by the most recent required quarterly financial statement) for the Mortgaged Properties for which Borrower is not requesting a release.

                  (d) Agent shall have received payment of all reasonable third-party costs and expenses, including, without limitation, legal fees and disbursements, incurred by Agent in effecting the release.

                  (e) Except as provided in Section 2.5.5, in the case of the release of a Mortgaged Property in connection with a sale of such Mortgaged Property, Agent shall not release such Mortgaged Property unless such Mortgaged Property is sold in its entirety.

                  (f) If the requested release of a Mortgaged Property by Borrower is not pursuant to a bona fide sale of such Mortgaged Property to an unaffiliated third party or a bona fide refinancing of such Mortgaged Property with an unaffiliated lender, then Borrower shall provide Agent with a notice (the "RELEASE PAYMENT NOTICE") specifying the Mortgaged Property or Properties to be released and the aggregate principal amount of the Notes to be prepaid assuming Release Amounts of 125% of the Allocated Loan Amounts for such Mortgaged Properties (the "RELEASE PREPAYMENT"). Within ten (10) Business Days after receipt of the Release Payment Notice, Agent may designate different Mortgaged Properties to be released in connection with the Release Prepayment; PROVIDED, HOWEVER, that (i) the Release Amount for each such substitute Mortgaged Property shall be equal to 125% of the Allocated Loan Amount for such Mortgaged Property and (ii) the aggregate of such Release Amounts for all Mortgaged Properties being released (including those designated by Agent) shall not exceed the Release Prepayment nor be less than Five Million and No/100 Dollars ($5,000,000.00) less than the Release Prepayment.

                  (g) If, at the time of the requested release of a Mortgaged Property, a Default or Event of Default has occurred and is continuing hereunder, then, subject to Borrower's satisfaction of all of the other conditions contained in this SECTION 2.5.2, Borrower may obtain such release only if the release of such Mortgaged Property and payment of the Release Amount therefor would conclusively cure such Default and Event of Default.

                  2.5.3 FURTHER ASSURANCES. To the extent any Release Instrument executed and delivered under SECTION 2.5.2(b) is insufficient to effect the release to be effected in accordance with the terms hereof, Agent shall remain obligated to execute and deliver, at Borrower0s expense, such further Release Instruments as Borrower may reasonably request and submit to Agent, together with an Officer0s Certificate covering the matters to be covered in the Officer0s Certificate described in SECTION 2.5.2(b).

                  2.5.4 APPLICATION. If the Loan has been tranched by Agent into a senior and subordinate loan structure, then Agent shall apply the Release Amount received with respect to a Mortgaged Property released pursuant to this
SECTION 2.5 pro rata to reduce the outstanding principal amount of the respective senior and subordinate tranches.

                  2.5.5 PARTIAL RELEASES. Notwithstanding the foregoing, provided no Event of Default shall have previously occurred more than twice prior to such date (regardless of whether cured) and no Default or Event of Default is continuing, Borrower may obtain (a) the release of a portion of any Mortgaged Property (the "RELEASE PARCEL") from the Lien of the Mortgage thereon (and related Loan Documents) and (b) the release of Borrower's obligations under the Loan Documents with respect to such Release Parcel (other than those expressly stated to survive), if (i) the Release Parcel is not necessary or required for the continued operation of the Improvements on the Mortgaged Property as previously conducted, (ii) there are no material Improvements on the Release Parcel (other than the portion of the Mortgaged Property commonly known as 545 Technology Square, Cambridge, Massachusetts on which there is the building known as 549 Technology Square, Cambridge, Massachusetts), (iii) the release of the Release Parcel is incident to a subdivision of the Mortgaged Property in compliance with all Legal Requirements, and (iv) the Release Parcel is not a revenue-generating portion of the Mortgaged Property (other than the portion of the Mortgaged Property commonly known as 545 Technology Square, Cambridge, Massachusetts on which there is the building known as 549 Technology Square, Cambridge, Massachusetts), upon satisfaction of each of the following conditions:

                  (A) Borrower shall have satisfied the conditions specified in SECTIONS 2.5.2(b) (other than the portion of CLAUSE (iii) thereof which requires satisfaction of all of the conditions of SECTION 2.5.2) and
         (D) with respect to the Release Parcel;

                  (B) Borrower shall certify to Agent that upon a release pursuant to this SECTION 2.5.5, (i) the balance of the Mortgaged Property shall continue to be subject to the Lien of the Mortgage thereon (and related Loan Documents) and the release will not have a material adverse effect on the value of the Mortgaged Property, materially impair the utility and operation of the remaining portion of the Mortgaged Property or adversely affect the security position of Agent under the Mortgage thereon (and related Loan Documents), (II) ingress and egress to and from the portion of the Mortgaged Property remaining subject to the Lien of the Mortgage thereon (and related Loan Documents) will not be terminated or materially restricted as a result of any such release, (III) such release shall not cause or result in a violation of any provision of any Loan Document, and (IV) the remaining portion of the Mortgaged Property will continue to comply with all Legal Requirements;

                  (C) if requested by Agent and if reasonably required to ensure continuing first lien title insurance coverage of the Mortgage, Borrower shall provide Agent with an endorsement to Agent's title insurance policy insuring that the priority of the Lien of the Mortgage (subject to Permitted Exceptions) is unaffected as to the Mortgaged Property remaining encumbered by the Lien of the Mortgage by reason of the fact that the Release Parcel has been released from the Lien thereof, and Borrower shall pay for the cost of such endorsement;

                  (D) all instruments of release shall contain such covenants, conditions and restrictions and shall reserve such rights and easements with respect to the Release Parcel as are necessary to protect and preserve Lender's interests in the portion of the Mortgaged Property remaining subject to the Lien of the Mortgage thereon (and related Loan Documents) after any such release;

                  (E) Borrower shall provide Agent with such surveys, descriptions, title insurance endorsements, computations of acreage and other information as Agent may in its reasonable discretion require in connection with any release made pursuant to this SECTION 2.5.5; and

                  (F) Borrower shall obtain all subdivision and zoning approvals with respect to the Release Parcel and the portion of the Mortgaged Property remaining subject to the Lien of the Mortgage thereon (and related Loan Documents) as may reasonably be required by Agent to insure that the Release Parcel and the portion of the Mortgaged Property remaining subject to the Lien of the Mortgage thereon (and related Loan Documents) shall thereafter be independent of each other for all zoning, subdivision and taxing purposes and to insure that the ability of Agent to foreclose the Mortgage shall not be hindered or compromised in any manner whatsoever as a result of any such release.

                  Section 2.6       INTENTIONALLY OMITTED.

                  Section 2.7 PRO RATA TREATMENT. Except to the extent otherwise provided herein, the Loan, each payment or prepayment of principal of the Loan and each payment of interest on the Loan shall be allocated PRO RATA among the Lenders in accordance with their respective Loan Percentages.

                  Section 2.8 SHARING OF PAYMENTS. Each Lender agrees that, in the event that any Lender shall obtain payment in respect of any Loan owing to such Lender under this Agreement through the exercise of a right of set-off, banker0s lien, counterclaim or otherwise (including, but not limited to, pursuant to the Bankruptcy Code) in excess of its Loan Percentage as provided for in this Agreement, such Lender shall promptly notify the Agent of such fact and purchase from the other Lenders a participation in the portion of the Loan held by such Lender, in such amounts and with such other adjustments from time to time as shall be equitable in order that all Lenders share such payment in accordance with their respective Loan Percentages as provided for in this Agreement. Each Lender further agrees that if a payment to a Lender (which is obtained by such Lender through the exercise of a right of set-off, banker0s lien, counterclaim or otherwise) shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of a participation theretofore sold, return its share of that benefit to each Lender whose payment shall have been rescinded or otherwise restored. Borrower agrees that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including set-off, banker0s lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of the Loan or other obligation in the amount of such participation; PROVIDED, HOWEVER, that in no event shall this provision be construed to require Borrower to duplicate any payment required of Borrower hereunder, and Borrower shall incur no increased cost hereunder in connection therewith. The Agent shall keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased pursuant to this Section and shall in each case notify the Lenders following any such purchases. Except as otherwise expressly provided in this Agreement, if any Lender shall fail to remit to the Agent or any other Lender an amount payable by such Lender to the Agent or such other Lenders pursuant to this Agreement on the date when such amount is due, such payments shall accrue interest thereon, for each day from the date such amount is due until the day such amount is paid to the Agent or such other Lender, at a rate per annum equal to the Federal Funds Rate.

                  Section 2.9 EXTENSION OF INITIAL MATURITY DATE. Subject to the provisions of this SECTION 2.9, Borrower may, by notice (the "EXTENSION NOTICE") delivered to Agent no later than 60 days prior to the Initial Maturity Date, extend the Maturity Date to June 28, 2001. Borrower's right to extend the Initial Maturity Date shall be subject to the satisfaction of the following conditions precedent as of the delivery of the Extension Notice (except as to CLAUSES

(a) and (f) below) and as of the Initial Maturity Date:

                  (a) no Default or Event of Default shall have occurred and be continuing;

                  (b) no Event of Default shall have occurred more than twice prior to the Initial Maturity Date (regardless of whether such Default or Event of Default had been cured prior to delivery of the Extension Notice);

                  (c) Borrower shall have delivered to Agent together with the Extension Notice a certificate which shall be deemed remade as of the Initial Maturity Date executed by an authorized officer of Borrower having actual knowledge sufficient to make such certification, representing and warranting to Agent that (i) the Loan Documents are in full force and effect, (ii) the Loan Documents constitute the valid and binding obligations of Borrower and the other Borrower Parties enforceable in accordance with their terms, subject, as to enforceability, to applicable bankruptcy, insolvency and similar laws affecting the rights of creditors generally and general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), (iii) Borrower and the other Borrower Parties do not have any offsets, counterclaims or defenses with respect to the payment of the Loan or with respect to the Loan Documents or Borrower's or the Borrower Parties' obligations and liabilities under the Loan Documents, and (iv) all of the representations and warranties contained in the Loan Documents, or otherwise made with respect to the Loan, remain true and correct in all material respects (except to the extent of changes resulting from transactions contemplated or not prohibited by this Agreement or the other Loan Documents and changes occurring in the ordinary course of business, and except to the extent that such representations and warranties relate expressly to an earlier date);

                  (d)      intentionally omitted;

                  (e) there shall not have occurred any change, event or condition which has a Material Adverse Effect;

                  (f) the Loan-to-Value Ratio is equal to or less than 65% (based upon the Second Appraisals); and

                  (g) Borrower shall have paid Agent on or prior to the Initial Maturity Date an additional commitment fee in an amount equal to the product of (i) the then outstanding principal balance of the Loan and
         (ii) one-eighth of one percent (0.125%).

As soon as practicable following an extension of the Maturity Date pursuant to this SECTION 2.9, the Borrower Parties and the Agent shall (if reasonably requested by Agent) execute and deliver an amended and restated Note and shall enter into such amendments to the related Loan Documents as may be necessary or appropriate to effectuate the provisions of this SECTION 2.9;

PROVIDED, HOWEVER, that no failure by the Borrower Parties or the Agent to enter into any such amendments shall affect the rights or obligations of the Borrower Parties or the Agent with respect to the outstanding Loan.

                  Section 2.10 ADMINISTRATION FEE. In consideration of the services to be provided by Agent to Borrower hereunder, Borrower shall pay to Agent a fee (the "ADMINISTRATIVE FEE") equal to $50,000 per annum payable quarterly in advance on the date hereof and on the first day of the third subsequent month thereto and the first day of each third subsequent month thereafter, and if the Loan is extended in accordance with SECTION 2.9, on the first Business Day subsequent to the Initial Maturity Date and on the first day of the third subsequent month thereto and the first day of each third subsequent month thereafter; PROVIDED, HOWEVER, that the portion of the Administrative Fee paid for any quarter shall be appropriately apportioned and pro-rated if the Loan is repaid in full prior to the end of such quarter and Agent shall refund to Borrower the applicable pro-rated amount.

                  Section 2.11 FACILITY FEE. Borrower shall pay to Agent for the account of each Lender a facility fee on the aggregate unadvanced amount of the Loan Amount from the date hereof until the earlier of (a) the date that the entire Loan Amount has been advanced to Borrower pursuant to SECTION 2.1, (b) the date of the second Subsequent Advance hereunder, and (c) the Outside Advance Date (the earlier of such dates being the "FINAL FACILITY FEE DATE") at a rate per annum equal to one-fifth of one percent (0.20%), payable in arrears monthly on each Payment Date, commencing August 2, 1999, and ending on the Final Facility Fee Date.


                                   ARTICLE III

                              CONDITIONS PRECEDENT


                  Section 3.1 CONDITIONS PRECEDENT TO THE LOAN. To induce Lenders to enter into this Agreement, Borrower hereby agrees that the following conditions precedent shall be satisfied no later than the Closing Date (unless waived by Agent):

                  (a) REPRESENTATION AND WARRANTIES; COMPLIANCE WITH CONDITIONS. Each of the representations and warranties of any Borrower Party contained in this Agreement or any other Loan Document shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of such date, and no Default or Event of Default shall have occurred and be continuing, and Borrower shall be in compliance in all respects with all terms and conditions set forth in this Agreement and in each other Loan Document on its part to be observed or performed. The materiality threshold in the preceding sentence shall not be applicable with respect to any representation or warranty which itself contains a materiality threshold.

                  (b) LOAN AGREEMENT AND NOTES. Agent shall have received an original of this

         Agreement and the Notes, in each case duly executed and delivered on behalf of each Borrower Party that is a party thereto.

                  (c) DELIVERY OF LOAN DOCUMENTS; TITLE INSURANCE; REPORTS; LEASES.

                  (i) MORTGAGE, ASSIGNMENTS OF AGREEMENTS. Agent shall have received from Borrower fully executed and acknowledged counterparts of each Mortgage, Assignment of Leases and the appropriate UCC financing statements, each in form satisfactory for recording or filing in the appropriate public records, and evidence that counterparts of each Mortgage, Assignment of Leases and UCC financing statements shall have been delivered to the title company for recording or filing, so as to effectively create upon such recording or filing a valid and enforceable Lien upon each Mortgaged Property, of first lien priority, in favor of Agent for the benefit of the Lenders (or a deed of trust if required or desired under local law), subject only to the Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents. Agent shall have also received fully executed counterparts of the Environmental Indemnity and each of the other Loan Documents.

                  (ii) TITLE INSURANCE. Agent shall have received a Qualified Title Policy (or a binding commitment from the title company to issue the same) with respect to each of the Mortgaged Properties in the form and manner required hereunder and evidence that all premiums in respect thereof have been paid.

                  (iii) SURVEY. Agent shall have received a Qualified Survey with respect to each Mortgaged Property.

                  (iv) INSURANCE. Agent shall have received valid certificates of insurance for the policies of insurance required hereunder, satisfactory to Agent in its reasonable discretion, and evidence of the payment of all premiums then due and payable for the existing policy period. Such certificates shall indicate that the Agent for the benefit of the Lenders is named as an additional insured, and shall contain a loss payee endorsement in favor of the Agent with respect to the insurance policies to be maintained hereunder.

                  (v) ENVIRONMENTAL REPORTS. Agent shall have received environmental reports in respect of each Mortgaged Property that is satisfactory to Agent.

                  (vi) ZONING. Agent shall have received, at Agent's option, letters or other evidence with respect to each Mortgaged Property from the appropriate authorities (or other Persons) concerning applicable zoning and building laws, or zoning endorsements in the Qualified Title Policy, if available.

                  (vii) ENCUMBRANCES. Borrower shall have taken or caused to be taken such actions in such a manner so that Agent on behalf of the Lenders has a valid and perfected first priority Lien as of the Closing Date with respect to the Mortgage on each Mortgaged

         Property, subject only to the Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents, and evidence thereof satisfactory to Agent shall have been received by Agent.

                  (viii) ENGINEERING REPORTS. Agent shall have received engineering reports (including code compliance and compliance with the Americans with Disabilities Act, as well as a schedule of expected capital expenditures recommended over the next three (3) years subsequent to the Closing Date) in respect of each Mortgaged Property satisfactory to Agent.

                  (ix) INTENTIONALLY OMITTED.

                  (x) OPERATING AGREEMENTS. Agent shall have received true and complete copies of all Operating Agreements and any ground leases with respect to any Mortgaged Property.

                  (xi) LIEN SEARCH REPORTS. Agent shall have received search reports satisfactory to it with respect to UCC financing statement, tax lien and judgment searches conducted by a search firm acceptable to the Agent with respect to the Mortgaged Properties and Borrower Parties in such jurisdiction as Agent shall have requested.

                  (d) INTENTIONALLY OMITTED.

                  (e) DELIVERY OF ORGANIZATIONAL DOCUMENTS. On or before the Closing Date, Borrower shall deliver or cause to be delivered to Agent copies certified by an officer of Borrower or any analogous officer of each Borrower Party of all organizational documentation related to each Borrower Party and/or the formation, structure, existence, good standing and/or qualification to do business as Agent may reasonably request, including good standing certificates, qualifications to do business in the appropriate jurisdictions, resolutions authorizing the entering into of the Loan and incumbency certificates as may be requested by Agent.

                  (f) OPINIONS OF BORROWER'S COUNSEL. Agent shall have received legal opinions from counsel reasonably satisfactory to Agent with respect to due execution, delivery, authority and enforceability of each Mortgage and each of the other Loan Documents, and such other matters as Agent may reasonably require, all such opinions in form, scope and substance reasonably satisfactory to Agent and Agent0s counsel.

                  (g) BUDGETS. Borrower shall have delivered the Budget for the Mortgaged Properties for the period ending December 31, 1999.

                  (h) COMPLETION OF PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this Agreement and the other Loan Documents and all documents incidental thereto shall be reasonably satisfactory in form and substance to Agent, and Agent shall have received all such counterpart originals or certified copies of such documents as Agent may reasonably request.

                  (i) NO MATERIAL ADVERSE CHANGE. Agent and each Lender shall be satisfied that as of the Closing Date, there shall have been no material adverse change or development involving a prospective material adverse change, since March 31, 1999, to the physical condition of the Mortgaged Properties, taken as a whole, or in the financial condition, business, business prospects or operations of any Borrower Party.

                  (j) INTENTIONALLY OMITTED.

                  (k) OPERATING AGREEMENT ESTOPPELS. Agent shall have received an executed estoppel letter from each party to an Operating Agreement which is required to deliver an estoppel pursuant to such Operating Agreement, which shall be in form and substance satisfactory to Agent.

                  (l) APPRAISALS. Agent shall have received an Appraisal for each Mortgaged Property satisfactory to Agent and the ratio of (i) $100,000,000 to (ii) the aggregate value of all such Appraisals (based on the stabilized values reflected therein) shall not exceed 70% (such Appraisals being the "INITIAL APPRAISALS").

                  (m) FINANCIAL STATEMENTS. Borrower shall have provided (i) operating statements for each Mortgaged Property for the 1997 (if and to the extent available) and 1998 (if and to the extent available for that period during 1998 when Borrower did not own the Mortgaged Property) calendar years, and (ii) audited financial statements of Beacon for the 1998 calendar year, all of which statements shall be satisfactory to Agent and accompanied by an Officer0s Certificate certifying that each such financial statement covering Borrower's period of ownership presents fairly the financial condition or operating results, as applicable, of Beacon and the Mortgaged Property in question (as the case may be) and has been prepared in accordance with GAAP, as applicable.

                  (n) OTHER MATERIAL AGREEMENTS. Agent shall have received true and complete copies of (i) each indenture, loan or credit agreement to which either Borrower is a party, except for those documents and agreements relating to loans secured solely by properties of any Borrower other than the Mortgaged Properties, and (ii) any other documents or agreement which is reasonably likely to have a Material Adverse Effect.

                  (o) PROPERTY MANAGEMENT AGREEMENT; CONSENT OF MANAGER. Agent shall have received a copy of each Property Management Agreement duly executed by the Borrower and the applicable Acceptable Property Manager and a Consent of Manager duly executed by each Acceptable Property Manager, which shall be in form and substance reasonably satisfactory to Agent.

                  (p) FEES. Borrower shall have paid all commitment and other fees due to Agent and its affiliates upon the closing of the Loan.

                  (q) CONSENTS, LICENSES, APPROVALS, ETC. Agent shall have received copies or other evidence of all material consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by Borrower of its obligations under, and the validity and enforceability of, the Loan Documents, and such consents, licenses and approvals shall be in full force and effect.

                  (r) INTENTIONALLY OMITTED.

                  (s) NO INJUNCTION. No law or regulation shall have been adopted, no order, judgment or decree of any Governmental Authority shall have been issued, and no litigation shall be pending or threatened, which in the good faith judgment of Agent would enjoin, prohibit or restrain, or impose or result in the imposition of any material adverse condition upon, the making or repayment of the Loan or the consummation of the transactions contemplated hereby.

                  (t) PAYMENTS BY BORROWER. Borrower shall have paid all Lender Expenses.

                  (u) ESTOPPELS. Agent shall have received an executed estoppel letter from each tenant under a Lease whose current annual fixed rental obligation exceeds 10% of the Net Income of all of the Mortgaged Properties (which Net Income, for purposes of this CLAUSE (u), shall be the projected Net Income for the period July 1, 1999 through September 30, 1999 multiplied by four (4)), which shall be in form and substance reasonably satisfactory to Agent.

                  (v) SNDAS. Agent shall have received an executed subordination, non-disturbance and attornment agreement from each tenant under a Lease whose current annual fixed rental obligation exceeds 10% of the Net Income of all of the Mortgaged Properties (which Net Income, for purposes of this CLAUSE (v), shall be the projected Net Income for the period July 1, 1999 through September 30, 1999 multiplied by four (4)), except that Borrower shall have no obligation to deliver such an agreement from The Charles Stark Draper Laboratory, Inc.

                  (w) NEW LEASES. Agent shall have received executed Leases for
         (i) at least approximately 104,000 rentable square feet at the Mortgaged Property commonly known as 565 Technology Square, Cambridge, MA, with Forrester Research, Inc. as the tenant thereunder for a rent per rentable square foot of at least $35.00 and otherwise in form and substance acceptable to Agent, (ii) at least approximately 21,000 rentable square feet at the Mortgaged Property commonly known as 565 Technology Square, Cambridge, MA, with Curl Corporation as the tenant thereunder for a rent per rentable square foot of at least $37.50 and otherwise in form and substance acceptable to Agent and (iii) at least 136,000 rentable square feet at the Mortgaged Property commonly known as 545 Technology Square, Cambridge, MA, with The Massachusetts Institute of Technology as the tenant thereunder for a rent per rentable square foot of at least $33.00 and otherwise in form and substance acceptable to Agent.

                  (x) SITE INSPECTIONS. At Agent's election, Agent shall have performed or caused to be performed on its behalf, on-site due diligence reviews of the Mortgaged Properties.

                  (y) ADDITIONAL INFORMATION. Agent shall have received such other information and documentation with respect to Borrower and its Affiliates, the Mortgaged Properties and the transactions contemplated herein as Agent may reasonably request, such information and documentation to be satisfactory in form and substance reasonably acceptable to Agent.

                  Section 3.2 CONDITIONS OF ADVANCES SUBSEQUENT TO THE CLOSING DATE. The obligation of Agent to make a Subsequent Advance of any portion of the Loan Amount not advanced on the Closing Date shall be subject to the following conditions precedent (unless waived by Agent):

                  (a) no Default or Event of Default shall have occurred and be continuing;

                  (b) no Event of Default shall have occurred more than twice prior to the date of the Subsequent Advance (regardless of whether such Event of Default had been cured prior to such date);

                  (c) the Borrower shall have delivered to the Lender a certificate which shall be deemed remade as of the date of the Subsequent Advance, executed by an authorized officer of Borrower having actual knowledge sufficient to make such certification, representing and warranting to Agent that (i) the Loan Documents are in full force and effect, (ii) the Loan Documents constitute the valid and binding obligations of Borrower and the other Borrower Parties (as applicable) enforceable in accordance with their terms, subject, as to enforceability, to applicable bankruptcy, insolvency and similar laws affecting the rights of creditors generally and general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), (iii) Borrower and the other Borrower Parties do not have any offsets, counterclaims or defenses with respect to the payment of the Loan or with respect to the Loan Documents or Borrower's or Borrower Parties' obligations and liabilities under the Loan Documents, and (iv) all of the representations and warranties contained in the Loan Documents, or otherwise made with respect to the Loan, remain true and correct in all material respects (except to the extent of changes resulting from transactions contemplated or not prohibited by this Agreement or the other Loan Documents and changes occurring in the ordinary course of business, and except to the extent that such representations and warranties relate expressly to an earlier date);

                  (d) the Loan Documents shall be in full force and effect;

                  (e) the representations and warranties made by Borrower and any other Borrower Party in the Loan Documents or otherwise made by or on behalf of Borrower or any other Borrower Party in connection therewith or after the date thereof shall have been true and correct in all material respects on the date on which made and shall continue to be true and correct in all material respects on the date of the Subsequent Advance (except to the extent of changes resulting from transactions contemplated or not prohibited by this Agreement or the other Loan Documents and changes occurring in the ordinary course of business, and except to the extent that such representations and warranties relate expressly to an earlier date);

                  (f) there shall not have occurred any change, event or condition which has a Material Adverse Effect;

                  (g) the date of the Subsequent Advance is no later than three
         (3) months subsequent to the Closing Date;

                  (h) there has been no more than one (1) Subsequent Advance prior to the date of the Subsequent Advance; and

                  (i) if reasonably required to ensure continuing first lien title insurance coverage of the Mortgage, the Agent shall have received, at the Borrower's sole expense, an endorsement to, or continuation of, the Qualified Title Policy, in form and substance reasonably satisfactory to the Agent, (i) insuring priority of the full amount of all Advances hereunder over all intervening Liens on the Mortgaged Properties, including, without limitation, all mechanics' or materialmen's Liens for work performed or material supplied to the date of such Subsequent Advance, (ii) revealing no matters affecting title to the Mortgaged Properties other than Permitted Encumbrances and (iii) if required by Agent, containing such affirmative insurance and endorsements as Agent shall reasonably require.


                                   ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF
                             BORROWER AND GUARANTOR

                  Section 4.1 REPRESENTATIONS AND WARRANTIES OF BORROWER. Borrower represents and warrants to Agent and the Lenders that, as of the Closing Date:

                  (a) ORGANIZATION. It has been duly organized and is validly existing and is in good standing with requisite power and authority to own its Mortgaged Properties and to transact the businesses in which it is now engaged. It is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations. To the best of its knowledge, it possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its Mortgaged Properties and to operate the businesses in which it is now engaged.

                  (b) PROCEEDINGS. All necessary action has been taken by it to authorize the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party. This Agreement and such other Loan Documents have been duly authorized, executed and delivered by it and constitute its legal, valid and binding obligations enforceable against it in accordance with their respective terms, subject, as to enforceability, to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally and general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  (c) NO CONFLICTS. The execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than pursuant to the Loan Documents) upon any of its Mortgaged Properties or assets pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, partnership agreement, trust agreement or other material agreement or instrument to which it or any of its Subsidiaries is a party or by which it or any of its Subsidiaries0 properties or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or any of its Subsidiaries0 properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any court or any such regulatory authority or other governmental agency or body required for the execution, delivery and performance by it of this Agreement or any other Loan Documents to which it is a party has been obtained and is in full force and effect in all material respects.

                  (d) LITIGATION. Except for those matters disclosed in any filings by Beacon prior to the date hereof with the Securities and Exchange Commission, there are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or, to the best of its knowledge, threatened against or affecting it or its Subsidiaries, which actions, suits or proceedings, alone or in the aggregate, if determined against the party in question might have a Material Adverse Effect.

                  (e) AGREEMENTS. Neither it nor any of its Subsidiaries is in default (beyond the expiration of any applicable notice, grace or cure period) in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which it is bound which could have a Material Adverse Effect.

                  (f) TITLE. Borrower has good, marketable and indefeasible title in fee to the real property comprising part of each Mortgaged Property, in each case free and clear of all Liens whatsoever except the Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. With respect to the Mortgaged Properties, each Mortgage, when properly recorded in the appropriate records, together with the Assignment of Leases and any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (i) a valid, perfected first priority lien on the Mortgaged Properties, subject only to Permitted Encumbrances and the Liens created by the Loan Documents and
         (ii) perfected security interests in and to, and perfected collateral assignments of, all personalty owned or leased by Borrower (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created or permitted by the Loan Documents. To the best of its knowledge, the Permitted Encumbrances do not and will not materially adversely affect or interfere with the value, or current use or operation, of any Mortgaged Property, or the security intended to be provided by the Mortgage or its ability to repay the Notes or any other Loan Document in accordance with the terms of the Loan Documents. Except as indicated in and insured over by a Qualified Title Insurance Policy, to the best of its knowledge, there are no claims for payment for work, labor or materials affecting any Mortgaged Property which are or may become a lien prior to, or of equal priority with, the Liens created by the Loan Documents (other than mechanics0 or materialmen0s liens for work or materials performed or supplied the costs for which are not yet past due or which are being contested in accordance with SECTION 5.1(b)(ii)). Nothing in this paragraph may be relied on by the title insurance company issuing a policy covering any Mortgaged Property. Each Assignment of Leases, when properly recorded in the appropriate records, creates a valid first priority assignment of, or a valid first priority security interest in, certain rights under the related Leases, subject only to the terms of such Assignments of Leases, including a license granted to Borrower to exercise the rights and to perform the obligations of the lessor under such Leases, including the right to operate the applicable Mortgaged Property. No Person other than Borrower owns any interest in any payments due under such Leases that is superior to or of equal priority with the Agent0s interest therein.

                  (g) NO BANKRUPTCY FILING. Neither it nor any of its Subsidiaries is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of its assets or property, and it has no knowledge of any Person contemplating the filing of any such petition against it or any of its Subsidiaries.

                  (h) FULL AND ACCURATE DISCLOSURE. No information contained in this Agreement, the other Loan Documents, or any written statement furnished by or on behalf of it pursuant to the terms of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. There is no fact or circumstance presently known to it which has not been disclosed to Agent and which has, or is likely to have, a Material Adverse Effect.

                  (i) COMPLIANCE WITH ERISA. Each member of its ERISA Group is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan, except for such noncompliance as would not reasonably be expected to have a Material Adverse Effect. No member of its ERISA Group has (i) an accumulated funding deficiency under Section 412 of the Code in respect of any Pension Plan, whether or not waived, (ii) failed to make any contribution or payment to any Pension Plan, or made any amendment to any Pension Plan which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under Section 302(f) of ERISA or Section 401 (a)(29) of the Code, (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA, all of which have been paid or (iv) engaged in a transaction with respect to a Plan which has resulted or could reasonably be expected to result in such member being subject to a material tax or penalty imposed by Section 4975 of the Code or Section 502 of ERISA, which in any of the cases described in clauses (i) through (iv), alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Borrower has not incurred any withdrawal liability under Part I of Subtitle E of Title IV of ERISA with respect to a Multiemployer Plan, nor has Borrower received any notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated where such reorganization or termination has had or could reasonably be expected to have, through increases in the contributions required to be made or otherwise, a Material Adverse Effect.

                  (j) COMPLIANCE. It and, to the best of its knowledge, each Mortgaged Property and the use thereof comply in all material respects with all applicable Legal Requirements, including building and zoning ordinances and codes. It is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority (including laws and regulations concerning facility licensing and operation and certificate of need), the violation of which could have a Material Adverse Effect. There has not been committed by or on behalf of it or, to the best of its knowledge, any other person in occupancy of or involved with the operation or use of any Mortgaged Property any act or omission affording the federal government or any state or local government the right of forfeiture as against any Mortgaged Property or any part thereof or any monies paid in performance of its obligations under any of the Loan Documents. It hereby covenants and agrees not to commit, and to use all reasonable efforts not to permit or suffer to exist, any act or omission affording such right of forfeiture.

                  (k) CONTRACTS. Except for the Property Management Agreements with Beacon Management, each contract affecting each Mortgaged Property has been (and, with respect to any such contract entered into prior to its acquisition of a Mortgaged Property, to the best of its knowledge, such contract has been) entered into at arm0s length in the ordinary course of business by or on behalf of it and provides for the payment of fees in amounts and upon terms not less favorable to it than market rates and terms.

                  (1) FINANCIAL INFORMATION. All financial data and statements prepared by or on behalf of it and delivered to Agent prior to the date hereof with respect to all periods during which it has owned a Mortgaged Property, (i) are true, complete and correct in all material respects, to the extent not subsequently corrected in a written document delivered to Agent, (ii) accurately represent in all material respects the financial condition or operating results, as applicable, of Beacon and the Mortgaged Properties as of the date of such reports, and (iii) have been prepared in accordance with GAAP. It does not have any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, that are known to it and reasonably likely to have a Material Adverse Effect, except as referred to or reflected in said financial statements and operating statements. Except as set forth in the certified information delivered to Agent pursuant to SECTION 3.1(m), since March 31, 1999, there has been no change in the financial condition, operations or business of Beacon or any Mortgaged Property from that set forth in said financial statements that would have a Material Adverse Effect.

                  (m) CONDEMNATION. No Condemnation or other similar proceeding has been commenced or, to its best knowledge, is contemplated with respect to all or any portion of any Mortgaged Property or for the relocation of roadways providing access to any Mortgaged Property.

                  (n) FEDERAL RESERVE REGULATIONS. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

                  (o) UTILITIES AND PUBLIC ACCESS. Except as disclosed by a Qualified Survey: Each Mortgaged Property has rights of access to dedicated public ways (and makes no material use of any means of access or egress that is not pursuant to such dedicated public ways or recorded, irrevocable rights-of-way or easements) and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service such Mortgaged Property for its current uses. To the best of its knowledge, all public utilities necessary for the full use and enjoyment of each Mortgaged Property are located in the public right-of-way abutting the applicable Mortgaged Property or in or through a recorded irrevocable easement in favor of such Mortgaged Property, and all such utilities are connected so as to serve the applicable Mortgaged Property without passing over other property, except to the extent that such utilities are accessible to the applicable Mortgaged Property by virtue of a recorded irrevocable easement or similar agreement or right. All roads necessary for the use of each Mortgaged Property for its current purposes have been completed and are either part of the applicable Mortgaged Property (by way of deed or recorded easement) or dedicated to public use and accepted by all Governmental Authorities.

                  (p) NOT A FOREIGN PERSON. Neither it nor any of its Subsidiaries is a "foreign person" within the meaning of Section 1445(f)(3) of the Code.

                  (q) SEPARATE LOTS. Each Mortgaged Property is a separate, legally subdivided lot. Each Mortgaged Property is comprised of one (1) or more parcels which constitute one or more separate tax lots which do not include any property not a part of the applicable Mortgaged Property (other than Lots 17, 22 and 23 of the property commonly known as Technology Square in Cambridge, MA which are taxed together with Lot 16, 565 Technology Square, Cambridge, MA).

                  (r) BASIC CARRYING COSTS, ASSESSMENTS. It has paid all Basic Carrying Costs due and payable as of the date hereof. To the best of its knowledge, there are no pending or proposed special or other assessments for public improvements or other matters affecting any Mortgaged Property (except as shown in the financial statements described in CLAUSE (1) above), nor, to the best of its knowledge, except in connection with the contemplated redevelopment of Technology Square in Cambridge, MA, are there any contemplated improvements to any Mortgaged Property that are likely to result in such special or other assessments.

                  (s) ENFORCEABILITY. Each Loan Document to which it is a party is its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject only to laws affecting the enforcement of the rights or remedies of creditors generally and/or equitable principles of general application. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by it or Guarantor, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable, subject to laws affecting the enforcement of the rights or remedies of creditors generally and/or equitable principles of general application, and it has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

                  (t) NO PRIOR ASSIGNMENT. There are no prior assignments of the Leases or any portion of the Rents due and payable or to become due and payable which are presently outstanding.

                  (u) INSURANCE. It has obtained and has delivered to Agent insurance policies or certificates thereof reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. All premiums on such insurance policies required to be paid as of the date hereof have been paid for the current policy period. No claims have been made under any such policy by Borrower, and, to the best of its knowledge, no Person, including Borrower, has done, by act or omission, anything which would impair the coverage of any such policy.

                  (v) CERTIFICATE OF OCCUPANCY; LICENSES. To the best of its knowledge, except as set forth in the Engineering Report, Borrower has obtained, or has caused each of the Property Managers to obtain pursuant to the Property Management Agreements, all certifications, permits, licenses, approvals, registrations, authorizations, accreditations or consents (collectively, the "LICENSES"), including certificates of completion and occupancy permits (or other local equivalent), required by, and accomplished all filings, notifications, registrations and qualifications with (or obtained exemptions from any of the foregoing from), any federal, state, or local government or government department, agency, board, commission, bureau or instrumentality to properly and legally own, manage and operate the Mortgaged Properties and necessary for the conduct of its business. To the best of its knowledge, each License has been duly obtained, is valid and in full force and effect, and is not subject to any pending or, to its knowledge, threatened administrative or judicial proceeding to revoke, cancel or declare such License invalid in any respect. It is not in default or violation with respect to any of the Licenses in a manner that would have a Material Adverse Affect, and no event has occurred which constitutes, or with due notice or lapse of time or both may constitute, a default by it under, or a violation of, any License that would have a Material Adverse Affect. To the best of its knowledge, except as set forth in the Engineering Report, each Mortgaged Property has a certificate of occupancy or other local equivalent (where required by applicable Legal Requirements) and the use being made of each Mortgaged Property is in conformity with such applicable certificate of occupancy.

                  (w) FLOOD ZONE. Except as disclosed by a Qualified Survey, to the best of its knowledge, none of the Improvements on any Mortgaged Property is located in an area as identified by the Federal Emergency Management Agency or the Federal Insurance Administration as an area having special flood hazards (Zone A), and, to the extent that any part of any Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as an area federally designated a "100 year flood plain", such Mortgaged Property is covered by flood insurance meeting the requirements set forth in SECTION 8.1.1(b)(i).

                  (x) PHYSICAL CONDITION. To the best of its knowledge, except as disclosed in the Engineering Report, each Mortgaged Property, including all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all respects material to the use, operation or value of the applicable Mortgaged Property. To the best of its knowledge, except as disclosed in the Engineering Report, there exists no structural or other material defects or damages in any Mortgaged Property, whether latent or otherwise, which will materially impair the value of or the annual Net Income from such Mortgaged Property after taking into account remedial efforts being taken by Borrower to correct such defect or damages following discovery thereof. It has not received written notice and is not otherwise aware from any insurance company or bonding company of any defects or inadequacies in any Mortgaged Property, or any part thereof, which would, alone or in the aggregate, materially adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

                  (y) LEASES. No person has any possessory interest in any Mortgaged Property or right to occupy the same except under and pursuant to the provisions of the Leases, and true and complete copies of Leases with Forrester Research, Inc., The Charles Stark Draper Laboratory, Inc. and The Massachusetts Institute of Technology have been delivered to Agent. Except as disclosed in SCHEDULE 4.1(y)(v), the Leases are in full force and effect and, to the best of its knowledge, there are no material defaults thereunder by either party thereto beyond the expiration of any applicable notice, grace or cure periods contained therein, and, with respect to each Lease in excess of 50,000 rentable square feet, to the best of its knowledge there are no conditions that, with the passage of time or the giving of notice, or both, would constitute a material default thereunder. As to all present Leases and (upon execution thereof) all future Leases relating to each Mortgaged Property, the Borrower will be the sole owner of the lessor0s interest. As to all Leases at the Mortgaged Properties:

                            (i) except as set forth in the Leases, there are no
                  outstanding landlord obligations with respect to tenant allowances or free rent periods or tenant improvement work; to the best of its knowledge, all of the material obligations and duties of landlord under the Leases that are due or are to be performed (as applicable) on or prior to the date hereof have been fulfilled, and, to the best of its knowledge, there are no pending claims asserted by any Tenant for offsets or abatements against rent or any other monetary claim under any Lease in excess of 50,000 rentable square feet;

                            (ii) except as may have been incurred in the
                  ordinary course of business, no brokerage or leasing commission or other compensation is or will be due or payable to any person, firm, corporation or other entity with respect to or on account of any of the Leases;

                            (iii) SCHEDULE 4.1(y)(iii) sets forth all security
                  deposits and letters of credit held by or on behalf of the lessor under the Leases. All security deposits have been held in accordance with law and the terms of the applicable Leases;

                            (iv) Borrower is the sole owner of the lessor0s
                  interest in all of the Leases and Borrower has not given or suffered any other assignment, pledge or encumbrance in respect of any of the Leases or its interests thereunder, and Borrower has the sole right to collect rents and other amounts due under the Leases;

                            (v) except as disclosed on SCHEDULE 4.1(y)(v), no
                  Tenant is more than thirty (30) days in arrears on its rent or other amounts due to the landlord under its Lease;

                            (vi) none of the Leases contains any option to
                  purchase or any right of first refusal to purchase (except for the Lease with The Charles Stark Draper Laboratory, Inc., the Tenant of the Mortgaged Property located at 555 Technology Square, Cambridge, MA); and

                            (vii) SCHEDULE 4.1(y)(vii) sets forth a true,
                  correct and complete schedule of all Leases of any portion of the Mortgaged Properties as of June 23, 1999, and the name of the tenant, the Lease expiration date and base or fixed rent payable thereunder.

                  (z) MATERIAL AGREEMENTS. To the best of its knowledge, Borrower is not in default of any of its obligations under any Material Agreement beyond the expiration of any notice, grace or cure period contained therein, and Borrower has not delivered any notice of default with respect to any Material Agreement to the other party thereunder which has not been cured.

                  (aa) FILING AND RECORDING TAXES. To the best of its knowledge, all transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the transfer of any Mortgaged Property to it have been paid in full or deposited with the issuer of a Qualified Title Policy for payment upon recordation of the deeds effecting such transfer. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including the Mortgage, and the Liens intended to be created thereby, have been paid or deposited with a title company for payment upon recordation of the Mortgage.

                  (bb) TAXES. It and each of its Subsidiaries has filed, or caused to be filed, all material tax returns (federal, state, local and foreign) required to be filed and paid all amounts of taxes shown thereon to be due (including interest and penalties) and has paid all other taxes (including intangible fees, assessments and other governmental charges taxes) owing (or necessary to preserve any Liens in favor of the Agent) by it, except for such taxes (i) which are not yet delinquent or (ii) as are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP, but only so long as there is no risk of loss, sale or forfeiture of any collateral pledged to the Agent. It is not aware of any proposed material tax assessment against it or any of its Subsidiaries. No extension of time for assessment or payment by it or any of its Subsidiaries of any federal, state or local tax is in effect.

                  (cc) INVESTMENT COMPANY ACT. Neither it nor any of its Subsidiaries is (i) an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended; or (ii) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  (dd) FRAUDULENT TRANSFER. It (i) has not entered into the Loan or any Loan Document with the actual intent to hinder, delay, or defraud any creditor and (ii) has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the transactions contemplated by the Loan Documents, the fair saleable value of its assets exceeds and will, immediately following the execution and delivery of the Loan Documents, exceed its total liabilities, including subordinated, unliquidated, disputed or contingent liabilities. The fair saleable value of its assets is and will, immediately following the execution and delivery of the Loan Documents, be greater than its probable liabilities, including the maximum amount of its contingent liabilities or its debts as such debts become absolute and matured. Its assets do not and, immediately following the execution and delivery of the Loan Documents, will not constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. It does not intend to, and does not believe that it will, incur debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of its obligations).

                  (ee) MANAGEMENT AGREEMENTS. Each Property Management Agreement relating to the Mortgaged Properties is in full force and effect and is valid and enforceable in all material respects, subject in each case to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors0 rights and to general equity principles; to the best of its knowledge, there are no defaults, breaches or violations thereunder by it or any other party thereto, and, to the best of its knowledge, there are no conditions (other than payments that are due but not yet delinquent and other non-delinquent executory obligations) that, with the passage of time or the giving of notice, or both, would constitute a default by any party thereunder, where (with respect to any such Agreement) the effect of one or more of any such defaults would have a Material Adverse Effect. Neither the execution and delivery of the Loan Documents, its performance thereunder nor the recordation of each Mortgage will adversely affect its rights under any of the Property Management Agreements relating to the Mortgaged Properties.

                  (ff) OWNERSHIP. The direct and indirect ownership interests in each Borrower Party are as set forth in SCHEDULE 4.1(ff).

                  (gg) OTHER MATERIAL AGREEMENTS. Neither Borrower is a party to any indenture or loan or credit agreement, guaranty or indemnity, except in connection with non-recourse loans secured solely by properties of any Borrower other than the Mortgaged Properties. No Borrower Party is a party to any document or agreement which is reasonably likely to have a Material Adverse Effect.

                  (hh) LEGAL COMPLIANCE. To its best knowledge, neither any Mortgaged Property, nor any portion thereof, is on the date hereof in violation of any Legal Requirement or any Insurance Requirement (including, without limitation, all Legal Requirements relating to all security deposits with respect to any Mortgaged Property), in a manner that is likely to have a Material Adverse Effect.

                  (ii) NO CHANGE IN FACTS OR CIRCUMSTANCES; DISCLOSURE. All information submitted by it to Agent and in all financial statements prepared by it and in all rent rolls, reports, certificates and other documents submitted by it in connection with the Loan or in satisfaction of the terms thereof and all statements of fact made by it in this Agreement or in any other Loan Document, are accurate, complete and correct in all material respects. There has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects the business operations or the financial condition of the Borrower or any Mortgaged Property. It has disclosed to Agent all material facts to which it has knowledge and has not failed to disclose any material fact of which it has knowledge that would cause any representation or warranty made herein to be materially misleading.

                  (jj) ILLEGAL ACTIVITY. It has not purchased any portion of any Mortgaged Property with proceeds of any illegal activity.

                  (kk) INTENTIONALLY OMITTED.

                  (ll) BREACH BY AFFILIATE. To the best of its knowledge, the breach by an

         Affiliate of any agreement to which it and its Affiliates are parties shall not affect the enforceability of the terms hereof or of any Loan Document against it.

                  (mm) CONSENTS. No consent, approval, authorization or order of, or qualification with, any court or Governmental Authority is required in connection with the execution, delivery or performance by it of this Agreement or the other Loan Documents that has not been obtained.

                  (nn) ENVIRONMENTAL MATTERS. Except for matters set forth in the Environmental Reports:

                            (i) To the best of its knowledge, each Mortgaged
                  Property is in compliance with all applicable Environmental Laws (which compliance includes, but is not limited to, the possession by the Borrower or the applicable Property Manager of all environmental, health and safety permits, approvals, licenses, registrations and other governmental authorizations required in connection with the ownership and operation of each Mortgaged Property under all Environmental Laws, except where the failure to comply with such laws is not reasonably likely to result in a Material Adverse Effect).

                            (ii) There is no Environmental Claim pending or, to
                  the actual knowledge of any Borrower Party, threatened, except as is not reasonably likely to result in a Material Adverse Effect.

                            (iii) To the best of its knowledge, there are no
                  present or past Releases of any Hazardous Substance that are reasonably likely to form the basis of any Environmental Claim, except as is not reasonably likely to result in a Material Adverse Effect.

                            (iv) Without limiting the generality of the
                  foregoing, to the best of its knowledge, there is not present at, on, in or under any Mortgaged Property, PCB-containing equipment, asbestos or asbestos containing materials, underground storage tanks or surface impoundments for Hazardous Substances, lead in drinking water, or lead-based paint (except in each case in concentrations that comply with all Environmental Laws), except as is not reasonably likely to result in a Material Adverse Effect.

                            (v) No Liens are presently recorded with the
                  appropriate land records under or pursuant to any Environmental Law with respect to any Mortgaged Property and, to Borrower's actual knowledge, no Governmental Authority has been taking or is in the process of taking any action to subject any Mortgaged Property to Liens under any Environmental Law.

                            (vi) There have been no material environmental
                  investigations, studies, audits, reviews or other analyses conducted by Borrower or that are in its possession in relation to any Mortgaged Property which have not been made available to Agent.

                  (oo) MORTGAGED PROPERTY OPERATIONS. To the best of its knowledge, each employee of Borrower and of each of its Affiliates (or other person otherwise under contract with any of them) employed at or directly in connection with the Mortgaged Properties has obtained and maintained in force all licenses, permits or similar authorizations required to authorize such employee (or other person) to perform his or her duties on behalf of Borrower and/or its Affiliates with such exceptions that individually or in the aggregate would not have a Material Adverse Effect.

                  Section 4.2 REPRESENTATIONS OF GUARANTOR AND BEACON. Each of Guarantor and Beacon hereby represents and warrants to Agent and the Lenders as follows:

                  (a) ORGANIZATION. It has been duly organized and is validly existing and in good standing with requisite power and authority to own (indirectly) the Mortgaged Properties and to transact the businesses in which it is now engaged. It is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations. It possesses all material rights, licenses, permits and authorizations, governmental and otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged.

                  (b) PROCEEDINGS. All necessary action has been taken by it to authorize the execution, delivery and performance of this Agreement and each of the Loan Documents to which it is a party. This Agreement and each of the other Loan Documents to which it is a party have been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligations enforceable against it in accordance with their respective terms, subject, as to enforceability, to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally and general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  (c) NO CONFLICTS. Its execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party will not conflict with or result in a breach of any of the terms of provisions of, or constitute a default under, or result in the creation or imposition of any Lien upon any of its properties or assets pursuant to the terms of, any indenture, mortgage or deed of trust to which it is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or any of its properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any court or any such regulatory authority or other governmental agency or body required for the execution, delivery and performance by it of this Agreement and the other Loan Documents to which it is a party has been obtained and is in full force and effect in all material respects.

                  (d) NO CHANGE IN FACTS OR CIRCUMSTANCES; DISCLOSURE. All statements of fact made by it in this Agreement or in any other Loan Document are accurate, complete and correct in all material respects. There has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects its business operations or financial condition. It has disclosed to Agent all material facts to which it has knowledge and has not failed to disclose any material fact of which it has knowledge that would cause any representation or warranty made herein to be materially misleading.

                  (e) LITIGATION. Except for those matters disclosed in any filings by Beacon prior to the date hereof with the Securities and Exchange Commission, there are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or, to the best of its knowledge, threatened against it which actions, suits or proceedings, alone or in the aggregate, if determined against it, might materially adversely affect its condition (financial or otherwise) or business.

                  (f) ERISA. Each of the entities comprising Beacon and Guarantor is either a "venture capital operating company" or a "real estate operating company" as such terms are defined in the regulations promulgated under ERISA, or does not hold Plan Assets.

                  (g) BEACON AND GUARANTOR. Beacon and Guarantor, in the aggregate, do not have Indebtedness, other than non-recourse Indebtedness, in excess of $50,000,000.

                  Section 4.3 SURVIVAL OF REPRESENTATIONS. The parties hereto agree that all of the representations and warranties set forth in SECTIONS 4.1 and 4.2 and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any portion of the Debt is outstanding (it being acknowledged by Agent and Lenders that such representations and warranties have been made as of the Closing Date). All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower or any Borrower Party, as applicable, shall be deemed to have been relied upon by Agent and Lenders notwithstanding any investigation heretofore or hereafter made by Agent, Lenders or on behalf of Agent or Lenders.


                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

                  Section 5.1 AFFIRMATIVE COVENANTS WITH RESPECT TO BORROWER. Borrower (and each other Borrower Party, but only if and to the extent expressly provided in this Article V) hereby covenants and agrees with Agent and Lenders as set forth below in this ARTICLE V.

                  (a) EXISTENCE; COMPLIANCE WITH LEGAL REQUIREMENTS; INSURANCE. Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises and comply in all material respects with all Legal Requirements applicable to it and each of the Mortgaged Properties. Borrower shall at all times maintain and preserve each Mortgaged Property and shall keep each Mortgaged Property in good working order and repair, reasonable wear and tear and Casualty and Condemnation excepted, and from time to time make, or cause to be made, all reasonably necessary and desirable repairs, renewals, replacements, betterments and improvements thereto. Borrower will operate, maintain, repair and improve each such Mortgaged Property in compliance with all Legal Requirements, and will not cause or allow the same to be misused or wasted or to deteriorate.

                  (b) TAXES AND OTHER CHARGES; CONTEST FOR TAXES AND OTHER CHARGES, LEGAL REQUIREMENTS AND LIENS. (i) Subject to the provisions of
         SECTION 5.1(b)(ii) hereof, Borrower shall pay or cause to be paid all Taxes and Other Charges now or hereafter levied or assessed or imposed against any Mortgaged Property or any part thereof prior to the date on which such sums become delinquent. Borrower will deliver to Agent on behalf of the Lenders, upon request, receipts for payment or other evidence reasonably satisfactory to Agent on behalf of the Lenders that the Taxes and Other Charges have been so paid. Subject to the provisions of SECTION 5.1(b)(ii) hereof and other than Permitted Encumbrances, Borrower shall not suffer and shall promptly cause to be paid and discharged any lien or charge whatsoever that may be or become a lien or charge against any Mortgaged Property, and shall promptly pay for or cause to be paid all utility services provided to each Mortgaged Property. Subject to SECTION 5.1(b)(ii) hereof, Borrower shall pay, bond, insure over or otherwise discharge, from time to time when the same shall become due, all claims and demands of mechanics, materialmen, laborers and others that, if unpaid, might result in, or permit the creation of, a lien or encumbrance on any Mortgaged Property, or on the Rents arising therefrom.

                  (ii) Notwithstanding the foregoing, after prior written notice to Agent, Borrower, at its own expense, may contest by appropriate legal, administrative or other proceedings, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges or Lien therefor or any Legal Requirement or Insurance Requirement or the application of any instrument of record affecting a Mortgaged Property or any part thereof (other than the Loan Documents) or any claims or judgments of mechanics, materialmen, suppliers, vendors or other Persons or any Lien therefor, and may withhold payment of the same pending such proceedings if permitted by law; PROVIDED that (A) no Event of Default has occurred and remains uncured, (B) such proceeding shall suspend any collection of the contested Taxes, Other Charges or Liens from the applicable Mortgaged Property,

         Borrower or Agent on behalf of the Lenders, (C) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default beyond cure periods thereunder, (D) neither the applicable Mortgaged Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost prior to the end of such contest, (E) in the case of an Insurance Requirement, failure by Borrower to comply therewith shall not impair the validity of any insurance required to be maintained by Borrower hereunder or the right to full payment of any claims thereunder, (F) in the case of any essential or significant service with respect to any Mortgaged Property, any contest or failure to pay will not result in a discontinuance of any such service, (G) in the case of any instrument of record affecting a Mortgaged Property or any part thereof, the contest or failure to perform under any such instrument shall not result in the placing of any Lien on such Mortgaged Property or any part thereof (except if such Lien would be removed upon completion of such proceedings and the compliance by the parties with the terms of the resulting order, decision or determination and the removal costs for such Lien have been reserved by Borrower or escrowed with Agent on behalf of the Lenders or in the proceeding or bonded or otherwise deposited or paid in connection with such proceedings), (H) neither the failure to pay or perform any obligation which Borrower is permitted to contest under this Section nor an adverse determination of any such contest shall result in a Material Adverse Effect, and (I) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes, Other Charges or Liens, together with all costs, interest and penalties that may be payable in connection therewith.

                  (c) LITIGATION. Each Borrower Party shall give prompt written notice to Agent on behalf of the Lenders of any litigation or governmental proceedings pending or threatened in writing against it or against or affecting a Mortgaged Property that, if determined adversely to it or any Mortgaged Property, might be expected to result in a Material Adverse Effect.

                  (d) INSPECTION; APPRAISALS. (i) Subject to reasonable and customary rights of Tenants, Borrower shall permit agents, representatives and employees of the Agent to inspect any Mortgaged Property. In the event Agent becomes aware of an environmental event or condition which is reasonable to investigate, Agent shall have the right to cause to be performed environmental inspections of the applicable Mortgaged Property at Borrower's expense; PROVIDED that prior to causing any Phase II environmental assessment to be performed,
         (A) Agent shall consult with both Borrower and a reputable environmental consultant selected by Agent in its sole discretion (but Agent shall be under no duty to refrain from conducting any such Phase II environmental assessment as a result of such consultations), and (B) Agent shall give notice to Borrower that it elects to conduct a Phase II environmental assessment and, prior to Agent conducting such assessment, Borrower shall have 45 days after delivery of such notice in which to obtain a release of the applicable Mortgaged Property in accordance with Section 2.5.

                  (ii) At any time after the six (6) month anniversary of the date hereof, but prior to the Initial Maturity Date, Borrower shall have the one-time right to furnish an Appraisal (the "INTERIM APPRAISAL") of 565 Technology Square, Cambridge, Massachusetts, and upon delivery to Agent of the Interim Appraisal, (I) the Allocated Loan Amounts shall be readjusted as provided in the definition thereof and (II) if applicable, the Applicable Interest Rate shall be adjusted as provided in SECTION 2.2.2. If Borrower has elected to extend the Loan in accordance with SECTION 2.9, at any time within 60 days prior to the Initial Maturity Date ,Borrower shall permit Agent to conduct Appraisals (the "SECOND APPRAISALS") of the Mortgaged Properties at Borrower's expense.

                  (e) NOTICE OF DEFAULT. Each Borrower Party shall promptly advise Agent on behalf of the Lenders of any change in the condition (financial or otherwise) of any Borrower Party that could be expected to have a Material Adverse Effect or materially impair its ability to comply with its obligations hereunder, or of the occurrence of any Default or Event of Default of which any Borrower Party has knowledge.

                  (f) COOPERATE IN LEGAL PROCEEDINGS. Each Borrower Party shall cooperate fully with Agent on behalf of the Lenders with respect to any proceedings before any court, board or other Governmental Authority that may in any way affect the rights of any Lender or Agent hereunder or any rights obtained by any Lender or Agent under any of the other Loan Documents and, in connection therewith, after an Event of Default permit any Lender or Agent, at its election, to participate in any such proceedings.

                  (g) PERFORM LOAN DOCUMENTS. Borrower shall observe, perform and satisfy all of the terms, provisions, covenants and conditions required to be observed, performed or satisfied by it under the Loan Documents.

                  (h) INSURANCE BENEFITS. Borrower shall cooperate with Agent in obtaining for Agent on behalf of the Lenders the benefits of any insurance proceeds lawfully or equitably payable in connection with any Mortgaged Property and to which Agent is entitled under the terms of this Agreement, and Agent shall be reimbursed for any reasonable out-of-pocket expenses reasonably incurred in connection therewith (including reasonable attorneys0 fees and disbursements, and, if reasonably necessary to collect such proceeds, the expense of an appraisal on behalf of Agent in case of a fire or other casualty affecting a Mortgaged Property or any part thereof) out of such insurance proceeds.

                  (i) FURTHER ASSURANCES. Each Borrower Party shall, at its sole cost and expense:

                            (i) furnish to Agent on behalf of Lenders all
                  instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements and each and every other document, certificate, agreement and instrument required to be furnished by such Borrower Party pursuant to the terms of the Loan

                  Documents or, without additional material expense to any Borrower Party, reasonably requested by Agent in connection therewith;

                            (ii) execute and deliver to Agent on behalf of
                  Lenders such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the Lien of the Agent for the benefit of the Lenders at any time securing or intended to secure the obligations of any Borrower Party under the Loan Documents, as Agent may reasonably require; and

                            (iii) do and execute all and such further lawful and
                  reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Agent shall reasonably require from time to time.

                  (j) FINANCIAL REPORTING AND OTHER INFORMATION. (i) Each Borrower Party will keep and maintain or will cause to be kept and maintained on a Fiscal Year basis, in accordance with GAAP, to the extent applicable, proper and accurate books, records and accounts reflecting all of its financial affairs and, in the case of each Borrower, all items of Operating Income, Operating Expenses and Capital Expenditures. Agent or any Lender shall have the right from time to time at all times during normal business hours upon reasonable notice to examine such books, records and accounts at the office of any Borrower Party or other Person maintaining such books, records and accounts and to make such copies or extracts thereof, as Agent shall desire. After the occurrence and during the continuance of an Event of Default, Borrower shall pay any costs and expenses incurred by Agent or any Lender to examine its accounting records with respect to the Mortgaged Properties, as Agent shall determine to be necessary or appropriate.

                   (ii) Each Borrower Party (as applicable) shall furnish or cause to be furnished to Agent on behalf of Lenders within ninety-five
         (95) days following the end of each Fiscal Year, (A) a complete copy of Beacon's annual consolidated financial statements, audited by a "Big Five" accounting firm or another independent certified public accounting firm reasonably acceptable to Agent, in accordance with GAAP, for such Fiscal Year and containing a consolidated balance sheet and a consolidated income statement, (B) for so long as the Interest Guaranty is in effect, an unaudited balance sheet and income statement of Guarantor, and (C) unaudited operating statements for each Mortgaged Property, all in such detail as Agent may reasonably request. Such annual financial statements shall be accompanied by an Officer's Certificate certifying that each such annual financial statement presents fairly, in all material respects, the financial condition and results of operation of Beacon, Guarantor and the Mortgaged Properties being reported upon and has been prepared in accordance with GAAP and whether, to the signatory's knowledge, there exists a Default or Event of Default, and if such Default or Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same.

                  (iii) Each Borrower Party will furnish, or cause to be furnished, to Agent on behalf of Lenders on or before the fiftieth
         (50th) day after the end of each of the first three (3) fiscal quarters of each Fiscal Year, the following items, accompanied by an Officer0s Certificate certifying that such items are true, correct, accurate and complete and fairly present, in all material respects, the financial condition and results of the operations of Beacon, Guarantor and the Mortgaged Properties in a manner consistent with GAAP (subject to normal year-end adjustments and the absence of footnotes), to the extent applicable:

                            (A) quarterly and year-to-date unaudited
                  consolidated financial statements prepared for such fiscal quarter with respect to Beacon, including a consolidated balance sheet and consolidated income statement for such quarter, a balance sheet and operating statement for each Borrower, and an operating statement for each Mortgaged Property; and

                            (B) a current rent roll for each Mortgaged Property,
                  together with summaries of all new Leases (if already prepared), statements of cash flows, budgets, and any other information reasonably requested by Agent.

                  (iv) It shall furnish to Agent on behalf of Lenders, within ten (10) Business Days after request, such further detailed information with respect to the operation of any Mortgaged Property and the financial affairs of the Borrower Parties as may be reasonably requested by Agent.

                  (v) Borrower will, at any and all times, within a reasonable time after written request by Agent on behalf of Lenders, furnish or cause to be furnished to Agent, in such manner and in such detail as may be reasonably requested by Agent on behalf of Lenders, such information as may be necessary to permit Agent or any Lender to comply with any reasonable request for information made by an investor or prospective institutional holder of a Note in connection with an Assignment or Participation to be furnished under Rule 144A(d) under the Securities Act (including any of the same relating to a Borrower Party).

                  (vi)      Intentionally Omitted.

                  (vii) Agent on behalf of Lenders shall have the right at any time and from time to time to audit the financial information provided pursuant to the terms of this Agreement in accordance with the then customary audit policies and procedures of Agent. Agent shall pay for the costs of its auditors, PROVIDED, HOWEVER, if such audit shall have been commenced during the continuance of an Event of Default, Borrower shall pay the cost and expenses of such audit.

                  (k) BUSINESS AND OPERATIONS; MATERIAL AGREEMENTS. Borrower will continue to engage in the businesses currently conducted by it as and to the extent the same are necessary for the ownership, maintenance, management and operation of each Mortgaged Property. Borrower will qualify to do business and will remain in good standing under the laws of each jurisdiction as and to the extent the same are required for the ownership, maintenance, management and operation of each Mortgaged Property. Borrower shall at all times (i) maintain each Mortgaged Property or cause each Mortgaged Property to be maintained at a standard at least equal to that maintained by prudent owners of similar properties in the region where the applicable Mortgaged Property is located; (ii) maintain or cause to be maintained sufficient inventory and Equipment of types and quantities at each Mortgaged Property to enable the operation of each Mortgaged Property; (iii) maintain such licenses and permits, or arrangements in connection therewith, so as to permit each of the Mortgaged Properties to be maintained at a standard at least equal to that maintained by prudent owners of similar properties located near any Mortgaged Property; (iv) promptly perform and/or observe in all material respects the covenants and agreements required to be performed and observed by it under each Property Management Agreement and any other Material Agreement, and do all things necessary to preserve and to keep unimpaired its rights thereunder; (v) promptly notify Agent on behalf of Lenders in writing of the giving of any written notice of any default by any party under any Property Management Agreement; and (vi) promptly enforce (without any obligation to cause a termination unless Borrower so elects) the performance and observance of the material covenants and agreements required to be performed and/or observed by the other party under each Property Management Agreement.

                  (l) TITLE TO THE PROPERTIES. Borrower will warrant and defend against the claims of all Persons whomsoever (i) its title to each Mortgaged Property and every part thereof and (ii) the validity and priority of the Liens of the Mortgage, subject only in each case to Liens permitted under the Loan Documents (including Permitted Encumbrances). Nothing in this paragraph may be relied upon by the title insurance company issuing a policy covering any Mortgaged Property.

                  (m) COSTS OF ENFORCEMENT; LENDER EXPENSES. In the event (i) that any Mortgage is foreclosed in whole or in part or the Notes, any Loan Document, including any Mortgage, is put into the hands of an attorney for collection, suit, action or foreclosure after an Event of Default, (ii) of the foreclosure of any Lien or mortgage prior to or subsequent to any Mortgage in which proceeding any Lender or Agent is made a party, (iii) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of either Borrower or an assignment by either Borrower for the benefit of its creditors, or (iv) Agent or any Lender shall attempt to remedy any Event of Default hereunder, Borrower, its successors or assigns, shall be chargeable with and agrees to pay all reasonable costs incurred by Agent or such Lender or Lenders as a result thereof, including costs of collection and defense (including reasonable attorneys', experts', consultants' and witnesses' fees and disbursements) in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, which shall be due and payable together with all required service or use taxes. Borrower shall be responsible for, and shall pay to Agent, within thirty (30) days after demand therefor, all Lender Expenses.

                  (n) ESTOPPEL STATEMENT. After written request by Agent on behalf of Lenders, Borrower shall within fifteen (15) Business Days furnish Agent with a statement, duly acknowledged and certified, setting forth (A) the unpaid principal amount of the Notes, (B) the Applicable Interest Rate(s), (C) the date installments of interest and/or principal were last paid, (D) any offsets or defenses to the payment of the Debt, (E) that the Notes, this Agreement, each Mortgage and the other Loan Documents are valid, legal and binding obligations and have not been modified or, if modified, giving particulars of such modification, and (F) such other matters as Agent may reasonably request. Any prospective purchaser of any interest in the Loan shall be permitted to rely on such certificate.

                  (o) LOAN PROCEEDS. Borrower shall use the proceeds of the Loan received by it only for the purposes set forth in SECTION 2.1.1(b) hereof.

                  (p) PERFORMANCE BY THE BORROWER. Each Borrower Party shall in a timely manner observe, perform and fulfill each and every covenant, term and provision of each Loan Document executed and delivered by it (but in the case of Guarantor or Beacon, only to the extent expressly applicable thereto), and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by it without the prior written consent of the Required Lenders.

                  (q) ANNUAL BUDGET. Borrower shall prepare and deliver to Agent on behalf of Lenders, on or before the thirtieth (30th) day prior to the commencement of each Fiscal Year, a budget in respect of the Mortgaged Properties for such Fiscal Year; PROVIDED, HOWEVER, that, prior to Closing Date, Borrower shall prepare and deliver to Agent a budget for the period commencing on January 1, 1999 and ending on December 31, 1999. Borrower shall submit revisions to the budget as Borrower determines to be necessary or desirable from time to time. Provided that each budget (and revision thereto) is prepared in good faith, Agent shall have no right to approve the budget (or any revisions thereto).

                  (r) NO JOINT ASSESSMENT. Except as contemplated by Sections 4.1(q) and 5.1(cc), neither Borrower shall suffer, permit or initiate the joint assessment of any Mortgaged Property (i) with any other real property constituting a tax lot separate from such Mortgaged Property, and (ii) unless required by applicable law, with any portion of such Mortgaged Property that may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes that may be levied against such personal property shall be assessed or levied or charged to the applicable Mortgaged Property.

                  (s) LEASING MATTERS. (i) Neither Borrower shall hereafter enter into any Major Lease (or amendment or modification of any Major Lease, except in implementation of a right or option contained in such Major Lease) without Agent's consent, not to be unreasonably withheld.

                  (ii) Except for Leases for management offices of not greater than reasonable and customary size, all new Leases entered into from and after the date hereof shall be the result of arm's-length negotiations, shall provide for "market" rental rates and other market terms and shall not contain any terms that would adversely affect any Lender's or Agent's rights under the Loan Documents.

                  (iii) Borrower (A) shall observe and perform in all material respects the obligations imposed upon the lessor under the Leases in a commercially reasonable manner; (B) shall enforce (without an obligation to cause a termination unless Borrower so elects) the material terms, covenants and conditions contained in the Leases on the part of the lessee thereunder to be observed or performed in a commercially reasonable manner; (C) shall not collect any of the base or minimum rents more than one (1) month in advance (other than the last month's rent and security deposits) and (D) shall not execute any assignment of lessor's interest in the Leases or the Rents (except for the Assignment of Leases).

                  (iv) Agent shall be required to deliver to any Tenant under any Lease approved by Agent after the date hereof a subordination, non-disturbance and attornment agreement in respect of such Lease in Agent's customary form with such changes as may be requested by the applicable Tenant and approved by Agent (not to be unreasonably withheld or delayed).

                  (v) Agent shall either approve or disapprove any Major Lease (or any amendment or modification thereto) within ten (10) days after its delivery to Agent together with reasonably detailed financial information relating to the Tenant under such Major Lease (if not previously delivered to Agent) and PROVIDED that such Major Lease (or amendment or modification thereto) is delivered to Agent accompanied by a notice stating in bold faced type: "THIS IS A FIRST REQUEST FOR LEASE APPROVAL. IF AGENT FAILS TO RESPOND WITHIN 10 DAYS, BORROWER MAY DELIVER A SECOND 5 DAY DEEMED APPROVAL NOTICE". If Agent fails to either approve or reject said Major Lease (or amendment or modificationt hereto) within said 10 day period, Borrower may re-deliver the Major Lease (or amendment or modification thereto) to Agent accompanied by a notice stating in bold-faced type: "THIS IS A SECOND REQUEST FOR LEASE APPROVAL. IF AGENT FAILS TO APPROVE OR REJECT THE ENCLOSED LEASE (OR AMENDMENT OR MODIFICATION THERETO), THE LEASE (OR THE AMENDMENT OR MODIFICATION) WILL BE DEEMED APPROVED". If Agent fails to approve or reject the Major Lease (or amendment or modification thereto) within said 5 day period (notice by facsimile on the same day being acceptable), the Major Lease (or amendment or modification thereto) will be deemed approved by Agent.

                  (t) SECURITY DEPOSITS. Borrower shall hold all Security Deposits in accordance with all Legal Requirements and all Leases.

                  (u) ERISA. Each Borrower Party will comply in all material respects with the provisions of ERISA and the Code applicable to it with respect to each Plan and furnish to the Agent (i) within 10 days after such Borrower Party knows or has reason to know that any "reportable event" (as defined in Section 4043(b) of ERISA) has occurred with respect to a Pension Plan, a statement setting forth details as to such reportable event and the action proposed to be taken with respect thereto, (ii) promptly, but in no event later than ten
         (10) days, after any Borrower Party becomes aware of the receipt thereof, a copy of any notice that such Borrower Party or any member of its ERISA Group may receive from the PBGC relating to the intention of the PBGC to terminate any Pension Plan or to appoint a trustee to administer any Plan, (iii) promptly, but in no event later than ten
         (10) days, after any Borrower Party becomes aware of the filing with any affected party (as such term is defined in Section 4001 of ERISA) of a notice of intent to terminate a Pension Plan, a copy of such notice and a statement setting forth the details of such termination, including the amount of liability, if any, such Borrower Party or any member of its ERISA Group under Title IV of ERISA, (iv) within 10 days after any Borrower Party becomes aware of the adoption of an amendment to a Pension Plan if, after giving effect to such amendment, the Pension Plan is a plan described in Section 4021(b) of ERISA, a statement setting forth the details thereof, (v) within 30 days after any Borrower Party becomes aware of the withdrawal from a Pension Plan during a plan year for which such Borrower Party or any member of its ERISA Group could be subject to liability under Section 4063 or 4064 of ERISA, a statement setting forth the details thereof, including the amount of such liability, (vi) within 30 days after any Borrower Party becomes aware of the cessation of operations by such Borrower Party or any member of its ERISA Group at a facility under the circumstances described in Section 4062(e) of ERISA, a statement setting forth the details thereof, including the amount of liability of such Borrower Party or a member of its ERISA Group under Title IV of ERISA, (vii) within ten (10) days after any Borrower Party becomes aware of the adoption of an amendment to a Pension Plan that would require security to be given to the Pension Plan pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, a statement setting forth the details thereof, including the amount of such security, (viii) within ten (10) days after any Borrower Party becomes aware of the failure by such Borrower Party or any member of its ERISA Group to make payment to a Pension Plan which would give rise to a lien in favor of the Plan under
         Section 302(f) of ERISA, a statement setting forth the details thereof, including the amount of such lien, (ix) within 10 days after any Borrower Party becomes aware of the due date for filing with the PBGC pursuant to Section 412(n) of the Code of a notice of failure to make a required installment or other payment with respect to a Pension Plan, a statement setting forth details as to such failure and the action proposed to be taken with respect thereto, and (x) promptly, but in any event within 30 days, after any Borrower Party becomes aware of the receipt thereof by such Borrower Party or any member of its ERISA Group from the sponsor of a Multiemployer Plan, a copy of each notice concerning the imposition of withdrawal liability or the termination or reorganization of a Multiemployer Plan.

                  (v) ASSIGNMENT OR PARTICIPATION OF NOTES. In the event that Agent on behalf of the Lenders notifies Borrower that a sale of any of the Notes or any interest in any thereof (an "Assignment") (including, without limitation, a sale or transfer of any Note held by Lenders to a trust, partnership, business trust or other issuance vehicle accompanied by the simultaneous issuance by such vehicle of a security backed by or representing an interest in such Notes, either alone or together with other assets transferred by a Lender or other parties), or a sale of a participation interest in any of the Notes (a "PARTICIPATION"), to one or more other parties in accordance with
         SECTION 11.24 is desirable, then each of Borrower and the other Borrower Parties agrees reasonably to cooperate with such Lender in order to effectuate such Assignment or Participation; PROVIDED, HOWEVER, that, except as provided in SECTION 11.24(e), no Borrower Party shall be required to incur any out-of-pocket cost or pay any amount under the Loan Documents in connection with the origination of an Assignment or Participation.

                  (w) SPLITTING OF NOTES. Agent has the right, without any Borrower Party's consent, on one or more occasions, upon consent of all Lenders, to split the Loan into two (2) or more separate loans (and to further split any such split loan), each in a principal amount as determined by the Lenders and providing for such subordination as between such split loans as the Lenders shall elect. The interest rate and economic and other terms for each such split loan shall be as determined by Agent; PROVIDED that the rights and obligations of the Borrower Parties under all such split loans, taken as a whole, shall not be less or greater (respectively) than the rights and obligations of the Borrower Parties under the Loan Documents without giving effect to such splitting (other than any increased administrative obligations of the Borrower Parties resulting from compliance with several as opposed to a single loan). The Lenders shall have the right (consistent with the foregoing) to sever the Mortgage, the Guaranty and any other Loan Document to separately secure such split loans; provided that each severed Mortgage shall encumber all Mortgaged Properties. In connection with any such splitting of the Loan, conforming changes shall be made to the Loan Documents as required to reflect such splitting. Each Borrower Party agrees to cooperate in any such splitting of the Loan, including, without limitation, amending, modifying or restating this Agreement or any of the other Loan Documents, or entering into such new documentation (such as a note purchase agreement required by a mezzanine lender) as reasonably required by Lender to effectuate the splitting of the Loan. All of the Borrower Parties= costs and all of the Agent's reasonable costs (including, without limitation, reasonable attorneys' fees and disbursements) incurred in connection with any such splitting shall be paid by Borrower; EXCEPT that the

         Agent's costs in connection with any such splitting after the first splitting shall be paid by Agent.

                  (x) YEAR 2000. It will take reasonable steps to ensure that by September 30, 1999 its financial management systems (including financial reporting) reflect the available state-of-the-art in respect of year 2000 technology, including, but not limited to, century recognition of dates, calculations that correctly compute same century and multi-century formulae and date values, and interface values that reflect the date issues arising between the date hereof and the next one hundred years.

                  (y) OWNERSHIP AND MANAGEMENT CONTROL OVER BORROWER. Guarantor and Beacon (except in the case of a so-called Areverse merger@) shall at all times (1) maintain the level of Management Control in respect of the Borrower that they have as of the date hereof, and (2) own, directly or indirectly, one hundred percent (100%) of the ownership interests in Borrower (including ownership of both the power to vote all such interests and all economic benefits relating thereto) and such ownership interests shall not be pledged or encumbered. Alan Leventhal and/or Lionel Fortin shall at all times maintain the level of Management Control over each Borrower Party that he (or they) have as of the date hereof or, in the event of the death or disability of both of Alan Leventhal and Lionel Fortin, such level of Management Control shall be held by another Person reasonably approved by Agent.

                  (z) LIQUIDITY. For so long as the Interest Guaranty has not terminated in accordance with SECTION 12.1, Guarantor shall at all times have in its possession or on deposit in accounts which may be readily and unconditionally drawn upon by Guarantor and which accounts are not pledged or encumbered Cash and Cash Equivalents of not less than ten million dollars ($10,000,000).

                  (aa) MINIMUM DEBT YIELD. For each calendar quarter commencing with the calendar quarter ending June 30, 1999, the ratio of annual Net Income from the Mortgaged Properties to outstanding principal under the Notes on the last day of such quarter ("MINIMUM DEBT YIELD") shall not be less than (i) for the period ending December 31, 1999, 0.105:1.00,
         (ii) for the period from January 1, 2000 through June 30, 2000, 0.13:1.00; and (iii) if the Initial Maturity Date is extended pursuant to Section 2.9, for the period from July 1, 2000 through June 30, 2001, 0.14:1.00. Minimum Debt Yield shall be verified as of the end of each calendar quarter. For purposes of this clause (aa), annual Net Income shall be determined by multiplying Net Income for the applicable calendar quarter by four (4). For purposes of calculating the foregoing, (I) for the calendar quarter ending June 30, 1999, Net Income shall be deemed equal to projected Net Income for the calendar quarter ending September 30, 1999 (adjusted by assuming that the Tenants under the Curl Corporation and Forrester Research, Inc. Leases would be paying rent for the entire quarter and by assuming zero Operating Expenses for all tenant spaces in the 565 Technology Square building other than the tenant spaces demised to Curl

         Corporation and Forrester Research, Inc.) (such projection being subject to Agent's reasonable approval) and (II) for the calendar quarter ending September 30, 1999, Net Income shall be calculated assuming that Curl Corporation and Forrester Research, Inc. had been paying rent for the entire quarter and by assuming zero Operating Expenses for all tenant spaces in the 565 Technology Square building other than the tenant spaces demised to Curl Corporation and Forrester Research, Inc.

                  (bb) MINIMUM INTEREST COVERAGE. For each calendar quarter commencing with the calendar quarter ending June 30, 1999, the ratio of annual Net Income from the Mortgaged Properties to annual Interest Expense ("MINIMUM INTEREST COVERAGE") shall not be less than (i) for the period ending December 31, 1999, 1.15:1.00, (ii) for the period from January 1, 2000 through June 30, 2000, 1.40:1.00; and (iii) if the Initial Maturity Date is extended pursuant to Section 2.9, for the period from July 1, 2000 through June 30, 2001, 1.75:1.00. Minimum Interest Coverage shall be verified as of the end of each calendar quarter. For purposes of this clause (bb), (A) notwithstanding the definition of Operating Expenses, Operating Expenses shall include leasing costs (other than leasing costs for initial leases of space at 565 Technology Square) incurred for the calendar quarter in question (on a GAAP basis) and (B) annual Net Income and Interest Expense shall be determined by multiplying Net Income and Interest Expense (respectively) for the applicable calendar quarter by four (4). For purposes of calculating the foregoing, (I) for the calendar quarter ending June 30, 1999, Net Income shall be deemed equal to projected Net Income for the calendar quarter ending September 30, 1999 (adjusted by assuming that the Tenants under the Curl Corporation and Forrester Research, Inc. Leases would be paying rent for the entire quarter and by assuming zero Operating Expenses for all tenant spaces in the 565 Technology Square building other than the tenant spaces demised to Curl Corporation and Forrester Research, Inc.) (such projection being subject to Agent's reasonable approval) and (II) for the calendar quarter ending September 30, 1999, Net Income shall be calculated assuming that Curl Corporation and Forrester Research, Inc. had been paying rent for the entire quarter and by assuming zero Operating Expenses for all tenant spaces in the 565 Technology Square building other than the tenant spaces demised to Curl Corporation and Forrester Research, Inc.

                  (cc) TAX LOT. Borrower has advised Agent that the Mortgaged Property known as Lot 16 of Technology Square, Cambridge, MA (the "SUBJECT PROPERTY") is not a separate tax lot and is part of a tax lot which includes other property, namely Lots 17, 22 and 23 (the "OTHER PROPERTY"), currently owned by Borrower. Borrower hereby agrees that in the event of a foreclosure (or deed-in-lieu thereof) of the Subject Property, Borrower shall cooperate with Agent (or any purchaser at foreclosure or by deed-in-lieu thereof) in causing the Subject Property to become a separate tax lot and shall pay or cause to be paid all Taxes assessed to such tax lot which are not allocable to the Subject Property. All of Agent=s reasonable costs and expenses incurred in connection with the foregoing (other than Taxes allocable to the Subject Property from and after the date of foreclosure or deed in lieu thereof) shall be paid by Borrower.

                  (dd) BANK ONE. Borrower shall use its diligent efforts to have the Mortgaged Property commonly known as Bank One, 9401 LBJ Freeway, Dallas, TX, entered into the Innocent Owner/Operator Program by the Texas Natural Resource Conservation Commission ("TNRC") and to obtain from TNRC an Innocent Owner/Operator Program certificate.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

                  Section 6.1 NEGATIVE COVENANTS. Borrower (and each other Borrower Party but only if and to the extent expressly provided in this Article
VI) hereby covenants as follows:

                  (a) OPERATION OF PROPERTY. Neither Borrower shall (except as elsewhere herein expressly provided) surrender or terminate any Property Management Agreement (unless the applicable Property Manager is in default thereunder or unless such Property Manager is being replaced with an Acceptable Property Manager pursuant to a commercially reasonable property management agreement reasonably acceptable to Agent).

                  (b) LIENS. Subject to SECTION 5.1(b)(ii), neither Borrower shall create, incur, assume, permit or suffer to exist any Lien on any portion of any of the Mortgaged Properties, except: (i) Permitted Encumbrances, (ii) Liens created by or permitted pursuant to the Loan Documents, (iii) Liens for Taxes or Other Charges not yet delinquent, and (iv) Liens on a Mortgaged Property to obtain the release of such Mortgaged Property from the Lien of the applicable Mortgage in accordance with SECTION 2.5.

                  (c) DISSOLUTION, ETC. None of the Borrower Parties shall dissolve, terminate, wind up its affairs, liquidate, merge with or consolidate into another Person without Agent's consent in its sole discretion; PROVIDED that Beacon or Guarantor may merge with or consolidate into another Person if (i) Beacon (except in the case of a so-called Areverse merger@) and (ii) Alan Leventhal and/or Lionel Fortin continue to have Management Control over the surviving entity to the level that they have over Beacon and Guarantor as of the date hereof or, in the event of the death or disability of both of Alan Leventhal and Lionel Fortin, such level of Management Control shall be held by another Person reasonably approved by Agent..

                  (d) CHANGE IN BUSINESS. No Borrower Party shall make any material change in the nature of its business objectives or purposes, or undertake or participate in activities other than the continuance of its present business.

                  (e) DEBT CANCELLATION. Neither Borrower shall cancel or otherwise forgive or release any claim or debt owed to it in connection with any Mortgaged Property, including any arising under any of the Leases and Material Agreements, except for what Borrower in good faith determines to be adequate consideration in the ordinary course of such Person's business and on commercially reasonable terms, subject to other restrictions contained herein or in any other Loan Document; PROVIDED that Agent's consent (not to be unreasonably withheld or delayed) shall be required for any cancellation, forgiveness or release of any claim or debt in excess of $250,000 other than the release of a Tenant from obligations under its Lease where all or substantially all of the premises demised under such Lease have been or are being re-let to another Tenant(s) on market terms.

                  (f) AFFILIATE TRANSACTIONS. Except for Property Management Agreements with Beacon Management or another Affiliate of Borrower which otherwise comply with the terms of this Agreement, neither Borrower shall enter into, or be a party to, any transaction with any other Borrower Party or any Affiliate of any Borrower Party relating to or which affects any Mortgaged Property, other than (i) on terms and conditions substantially as favorable to Borrower as would be obtainable by any of them in a comparable arm's-length transaction with a Person other than an Affiliate and (ii) after reasonable prior notice to Agent. This SUBSECTION (f) shall not prohibit any transfer expressly permitted by the terms of SECTION 6.1(c).

                  (g) ZONING, AND USES. Neither Borrower shall (i) initiate or support any limiting change in the permitted uses of any Mortgaged Property (or, to the extent applicable, limiting zoning reclassification of any Mortgaged Property) or any portion thereof, or seek any limiting variance under existing land use restrictions, laws, rules or regulations (or, to the extent applicable, zoning ordinances) applicable to any Mortgaged Property, or use or permit the use of any Mortgaged Property in a manner that would violate the terms of any Lease, Legal Requirements or any Permitted Encumbrance, (ii) without Agent's consent, modify, amend or supplement any of the terms of any Permitted Encumbrance in a manner adverse to the interests of Agent or any Lender, (iii) impose or permit or suffer the imposition of any restrictive covenants, easements or encumbrances upon any Mortgaged Property, except for utility, access and similar easements entered into in the ordinary course of business which do not adversely affect in any material respect the value or utility of such Mortgaged Property, (iv) except with respect to a Release Parcel under SECTION 2.5.5, execute or file any subdivision plat affecting a Mortgaged Property, or, except as contemplated under Section 5.1(cc), institute, or permit the institution of, proceedings to alter any tax lot comprising any Mortgaged Property or (v) permit or suffer a Mortgaged Property to be used by the public or any Person in such manner as might make possible a claim of adverse usage or possession or of any implied dedication or easement.

                  (h) DEBT. (i) Other than indebtedness (1) where, in connection with the release of a Mortgaged Property, the net proceeds thereof are applied to the repayment of the Loan in accordance with SECTION 2.5 or (2) that is Permitted Indebtedness, neither Borrower will incur or assume any Indebtedness for borrowed money not existing as of the date hereof which is secured by a Lien on any Mortgaged Property. Neither Borrower shall have at any time outstanding Indebtedness (including outstanding amounts under the Note which shall be allocated to each Borrower in proportion to the relative values of the Mortgaged Properties owned by the respective Borrowers determined pursuant to the Initial Appraisals or, if obtained, the Interim Appraisal or the Second Appraisals) which exceeds seventy percent (70%) of the Gross Asset Value of Borrower's assets (including the Mortgaged Properties). Neither Borrower shall have, incur, assume or suffer to exist at any time any Indebtedness (other than Permitted Indebtedness) which is recourse to such Borrower (other than customary indemnification, recourse carve-out and similar contingent obligations) and which does not currently exist on the Closing Date. The outstanding principal under the Note shall at no time exceed seventy percent (70%) of the aggregate value of the Mortgaged Properties then subject to the Mortgage determined pursuant to the Initial Appraisals or, if obtained, the Interim Appraisal or the Second Appraisals.

                  (ii) For so long as the Interest Guaranty has not terminated in accordance with SECTION 12.1, Guarantor shall not at any time have total Indebtedness for borrowed money (determined on a consolidated basis but, for Persons in which Guarantor holds a direct or indirect ownership interest (including Subsidiaries) but less than 100% of such ownership interests, total Indebtedness shall only include Guarantor's pro-rata share of the Indebtedness of such Person), which exceeds seventy percent (70%) of the Gross Asset Value of Guarantor's assets. Compliance by Guarantor with the foregoing covenant shall be verified on a quarterly basis as of the end of each quarter by the financial statements delivered pursuant to SECTION 5.1(j) For so long as the Interest Guaranty is in effect, Guarantor will not have outstanding at any time recourse Indebtedness (other than indemnification, recourse carve-out and similar contingent obligations) in excess of fifty million dollars ($50,000,000). Guarantor hereby agrees that any Indebtedness of Guarantor owed to any wholly-owned Affiliate of Guarantor is hereby and shall remain subordinated to Guarantor's obligations under this Agreement.

                  (i) TRANSFERS. Except in compliance with SECTION 2.5, SECTION 6.1(c), or another express provision of this Agreement, there shall be no direct of indirect transfer, sale, pledge, assignment or other disposition of any Mortgaged Property or any portion thereof. Without limiting any other provision of this Agreement, Borrower shall have no right to substitute for any Mortgaged Property any other property as collateral for the Loan without Agent's consent in its sole and absolute discretion.

                  (j) SALE OF EQUIPMENT. Notwithstanding SECTION 6.1(i), Borrower may transfer or dispose of Equipment that is either being replaced or that is no longer necessary in connection with the operation of any Mortgaged Property free from the interest of Lenders or Agent under this Agreement or any other Loan Document, PROVIDED that such transfer or disposal (when compared to the non-transfer or non-disposal of such Equipment) will not materially adversely affect the value of any Mortgaged Property, will not materially impair the utility thereof and will not result in a reduction or abatement of, or right of offset against, the rentals or other amounts payable under any Lease or any Operating Agreement, in either case as a result thereof, PROVIDED that any new Equipment acquired by Borrower (and not so disposed of) shall be subject to the interest of Agent for the benefit of the Lenders under this Agreement and the other Loan Documents unless leased to Borrower (in which event, Agent for the benefit of the Lenders shall IPSO FACTO be deemed to be a collateral assignee of Borrower's interest in such lease (but, unless expressly subsequently assumed by Agent, Agent shall have no obligations under Borrower's interest therein)).

                  (k) ASSIGNMENT OF LICENSES AND PERMITS. Except in connection with a transfer permitted under SECTION 2.5, neither Borrower shall assign or transfer any of its interest in any Permits pertaining to any Mortgaged Property, or assign, transfer or remove or permit any other Person to assign, transfer or remove any records pertaining to any Mortgaged Property.

                  (l) PLACE OF BUSINESS. No Borrower Party shall change its chief executive office or its principal place of business without giving Agent at least thirty (30) days' prior written notice thereof and promptly providing Agent such information as Agent may reasonably request in connection therewith.

                  (m) ADVANCES, INVESTMENTS AND LOANS. Neither Borrower will lend money or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to any Person.

                  (n) MANDATORY DISTRIBUTIONS. Borrower shall be required to cause all excess cash received in connection with the operations, sale and refinancing of its properties (including the Mortgaged Properties) to be distributed or dividended (directly or indirectly) to Guarantor not less than once each month.

                  (o) LIMITATION ON NEGATIVE PLEDGE CLAUSES. Neither Borrower will enter into with any Person any agreement other than this Agreement and the other Loan Documents, which prohibits or limits the ability of Borrower to create, incur, assume or suffer to exist any Lien upon any Mortgaged Property.

                  (p) LIMITATION ON SECURITIES ISSUANCES. Neither Borrower will issue any additional equity interests, or warrants, rights or options, except to their respective employees, officers and directors under commercially reasonable compensation agreements.

                  (q) LIMITATION ON SUBSIDIARY FORMATION. Neither Borrower will form any Subsidiaries.

                  (r) GOVERNING DOCUMENTS. Except, with respect to Beacon or Guarantor, as required to effect a transaction permitted under SECTION 6.1(c), no Borrower Party will without Agent's consent in its sole discretion cause or permit any amendment, modification, supplement, waiver or termination of any provisions of its respective organizational instruments, or other governing document; PROVIDED that such consent shall not be required for any modifications to Beacon's or Guarantor's organizational documents if such modifications would not impair or limit Beacon's or Guarantor's ability to satisfy its obligations hereunder and under the other Loan Documents.

                  (s) ACQUISITIONS. Neither Borrower shall acquire, directly or indirectly, by operation of law or otherwise, any additional real property without Agent's consent, which may be granted or withheld in its sole discretion.


                                   ARTICLE VII

                           ALTERATIONS AND EXPANSIONS

                  Section 7.1 ALTERATIONS AND EXPANSIONS. No Borrower shall perform or undertake any Alteration or Expansion at any Mortgaged Property (other than in connection with a Restoration), except in accordance with the following terms and conditions:

                  (a) The Alteration or Expansion shall be undertaken in accordance with the applicable provisions of this Agreement, the other Loan Documents, the Operating Agreements and the Leases, and all Legal Requirements.

                  (b) No Event of Default shall have occurred and be continuing or shall occur as a result of such action, although tenant improvement work may be performed notwithstanding such Event of Default.

                  (c) The Alteration or Expansion may not in and of itself, upon completion thereof, materially adversely affect the fair market value of any Mortgaged Property.

                  (d) All work done in connection with any Alteration or Expansion shall be performed with due diligence in a good and workmanlike manner, all materials used in connection with any Alteration or Expansion shall be not less than the standard of quality of the materials generally used at the applicable Mortgaged Property as of the date hereof (or, if greater, the then-current customary quality in the submarket in which such Mortgaged Property is located) and all work shall be performed and all materials used in accordance with all applicable Legal Requirements and Insurance Requirements.


                                  ARTICLE VIII

                            CASUALTY AND CONDEMNATION

                  Section 8.1       INSURANCE, CASUALTY AND CONDEMNATION.

                  8.1.1 INSURANCE. (a) Borrower, at its sole cost and expense, for the mutual benefit of itself and Agent on behalf of the Lenders, shall keep or cause to be kept each Mortgaged Property insured and obtain and maintain or cause to be obtained and maintained policies of insurance insuring against loss or damage by standard perils included within the classification "All Risks of Physical Loss." Such insurance (i) shall be in an aggregate amount equal to the then full replacement cost of each Mortgaged Property and the Equipment (without deduction for physical depreciation) or such lesser amounts approved by Agent in its sole discretion and (ii) shall have deductibles no greater than $50,000 (as escalated by the CPI Increase) (with such higher deductibles for wind and earthquake coverage as the applicable issuer may require). The policies of insurance carried in accordance with this paragraph shall contain a "Replacement Cost Endorsement" with a waiver of depreciation.

                  (b) Borrower, at its sole cost and expense, for the mutual benefit of itself and Agent on behalf of the Lenders, shall also obtain and maintain or cause to be obtained and maintained the following policies of insurance:

                  (i) Flood insurance if any part of any Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as an area federally designated a "100 year flood plain" and if
         (A) flood insurance is generally available at reasonable premiums and in such amount as generally required by institutional lenders for similar properties or (B) if not so available from a private carrier, from the federal government at commercially reasonable premiums to the extent available. In either case, the flood insurance shall be in an amount at least equal to the Loan Amount or the maximum limit of coverage available with respect to the applicable Mortgaged Property under said program, whichever is less;

                  (ii) Commercial general liability insurance, including broad form property damage, blanket contractual and personal injuries (including death resulting therefrom) coverages and containing minimum limits per occurrence of $1,000,000 with a $2,000,000 general aggregate for any policy year. In addition, at least $25,000,000 excess and/or umbrella liability insurance shall be obtained and maintained for any and all claims, including all legal liability imposed upon Borrower and all related court costs and attorneys' fees and disbursements;

                  (iii) Rental loss and/or business interruption insurance in an amount sufficient to avoid any co-insurance penalty and equal to the greater of (A) the estimated gross revenues from the operation of the applicable Mortgaged Property (including (x) the total rent payable under the Leases and (y) the total amount of all other amounts to be received by the Borrower or third parties that are the legal obligation of the Tenants), net of nonrecurring expenses, for a period of up to the next succeeding eighteen (18) months, or (B) the projected Operating Expenses (including debt service) for the maintenance and operation of the applicable Mortgaged Property for a period of up to the next succeeding eighteen (18) months, as the same may be reduced or increased from time to time due to changes in such Operating Expenses. The amount of such insurance shall be increased from time to time as and when the Rents increase or the estimate of (or the actual) gross revenue, as may be applicable, increases;

                  (iv) Insurance against loss or damage from (A) leakage of sprinkler systems at each Mortgaged Property and (B) explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus now or hereafter installed in any of the Improvements (without exclusion for explosions) and insurance against loss of occupancy or use arising from any breakdown, in such amounts as are generally available at reasonable premiums and are generally required by institutional lenders for properties comparable to the Mortgaged Properties;

                  (v) Worker's compensation insurance with respect to all employees of Borrower as and to the extent required by any Governmental Authority or Legal Requirement and employer's liability coverage of at least $1,000,000 which is scheduled to the excess and/or umbrella liability insurance as referenced in clause (ii) above;

                  (vi) During any period of repair or restoration, builder's "all risk" insurance in an amount equal to not less than the full insurable value of the applicable Mortgaged Property against such risks (including fire and extended coverage and collapse of the Improvements to agreed limits) as Agent may reasonably request, in form and substance reasonably acceptable to Agent;

                  (vii) Coverage to compensate for the cost of demolition and the increased cost of construction for the applicable Mortgaged Property in an amount reasonably satisfactory to Agent;

                  (viii) If reasonably required by Agent if a Mortgaged Property is in an area of high seismic activity or threat thereof, earthquake insurance in an amount equal to the probable maximum loss (as determined by Agent in its reasonable discretion) of the applicable Mortgaged Property; and

                  (ix) Such other insurance as may from time to time be reasonably required by Agent in order to protect its interests, including, without limitation, law and ordinance coverage with respect to the Mortgaged Properties, if consistent with what other lenders are customarily requiring of their borrowers in the area in which the Mortgaged Properties are located.

                  (c) All policies of insurance (the "Policies") required pursuant to this SECTION 8.1.1 shall be issued by companies approved by Agent on behalf of the Lenders (which approval shall not be unreasonably withheld or delayed) and licensed to do business in the state where the applicable Mortgaged Property is located. Further, unless otherwise approved by the Agent on behalf of the Lenders in writing, the issuer(s) of the Policies required under this
SECTION 8.1.1 shall have a claims paying ability rating of "AA" or better by the Rating Agencies or an A.M. Best rating of A/X or better, except that the issuer(s) of the Policies required under SECTION 8.1.1(b)(viii) hereof shall have a claims paying ability rating of "A" or better by the Rating Agencies or an A.M. Best rating of A/X or better. The Policies (other than those required by SECTION 8.1.1(b)(v)) (i) shall name Agent for the benefit of the Lenders and its successors and/or assigns as their interest may appear as an additional insured or as a loss payee (except that in the case of general liability insurance, Agent on behalf of the Lenders shall be named an additional insured and not a loss payee); (ii) shall contain a Non-Contributory Standard Lender Clause and, except with respect to general liability insurance, a Lender's Loss Payable Endorsement, or their equivalents, naming Agent as the person to which all payments made by such insurance company shall be paid; (iii) shall include effective waivers by the insurer of all claims for insurance premiums against all loss payees, additional insureds and named insureds (other than Borrower) and all rights of subrogation against any loss payee, additional insured or named insured; (iv) shall be assigned to Agent for the benefit of the Lenders;
(v) except as otherwise provided above, shall be subject to a deductible, if any, not greater in any material respect, in proportion to the coverage maintained, than the deductible for such coverage on the date hereof, (vi) shall contain such provisions as Agent deems reasonably necessary or desirable to protect its interest, including endorsements providing that neither any Borrower Party, Agent, Lenders nor any other party shall be a co-insurer under said Policies and that no reduction, cancellation or termination in amount of, or material change (other than an increase) in, coverage of any of the Policies shall be effective until at least thirty (30) days after receipt by each named insured, additional insured and loss payee of written notice thereof or ten (10) days after receipt of such notice with respect to nonpayment of premium; (vii) shall permit Agent to pay the premiums and continue any insurance upon failure of Borrower to pay premiums when due, upon the insolvency of Borrower or through foreclosure or other transfer of title to the applicable Mortgaged Property (it being understood that Borrower's rights to coverage under such policies may not be assignable without the consent of the insurer); and (viii) shall provide that any proceeds shall be payable to Agent for the benefit of the Lenders and that the insurance shall not be impaired or invalidated by virtue of (A) any act, failure to act, negligence of, or violation of declarations, warranties or conditions contained in such policy by Borrower, Agent, Lenders or any other named insured, additional insured or loss payee, except for the willful misconduct of Borrower, Agent or a Lender knowingly in violation of the conditions of such policy, (B) the occupation, use, operation or maintenance of the applicable Mortgaged Property for purposes more hazardous than permitted by the terms of the Policy, (C) any foreclosure or other proceeding or notice of sale relating to the applicable Mortgaged Property or (D) any change in the possession of the applicable Mortgaged Property without a change in the identity of the holder of actual title to such Mortgaged Property (PROVIDED that with respect to items (C) and (D), any notice requirements of the applicable Policies are satisfied).

                  (d) INSURANCE PREMIUMS, CERTIFICATES OF INSURANCE.

                  (i) Borrower shall pay or cause to be paid the premiums for such Policies (the "INSURANCE PREMIUMS") as the same become due and payable and shall furnish to Agent on behalf of the Lenders upon request the receipts for the payment of the Insurance Premiums or other evidence of such payment reasonably satisfactory to Agent (PROVIDED, HOWEVER, that such evidence shall not be required if such Insurance Premiums are to be paid by Agent on behalf of the Lenders pursuant to the terms of this Agreement). Within thirty (30) days after request by Agent, Borrower shall obtain such increases in the amounts of coverage required hereunder as may be reasonably requested by Agent, taking into consideration changes in liability laws, changes in prudent customs and practices, and the like. In the event a Borrower satisfies the requirements under this SECTION 8.1.1 through the use of a Policy covering properties in addition to a Mortgaged Property or Properties, then (unless such policy is provided in substantially the same manner as it is as of the date hereof), Borrower shall provide evidence satisfactory to Agent that the Insurance Premiums for the applicable Mortgaged Property or Properties are separately allocated under such Policy to the applicable Mortgaged Property or Properties and that payment of such allocated amount (A) shall maintain the effectiveness of such Policy as to such Mortgaged Property or Properties and (B) shall otherwise provide the same protection as would a separate policy that complies with the terms of this Agreement as to such Mortgaged Property or Properties, notwithstanding the failure of payment of any other portion of the insurance premiums.

                  (ii) Borrower shall deliver to Agent on behalf of the Lenders on or prior to the Closing Date certificates setting forth in reasonable detail the material terms (including any applicable notice requirements) of all Policies from the respective insurance companies (or their authorized agents) that issued the Policies, including that such Policies may not be reduced, cancelled, or terminated in amount of, or materially changed (other than increased) in coverage without thirty (30) days' prior notice to Agent, or ten
(10) days' notice with respect to nonpayment of premium. Borrower shall deliver to Agent, concurrently with each change in any Policy, a certificate with respect to such changed Policy certified by the insurance company (or its agent) issuing that Policy, in substantially the same form and containing substantially the same information as the certificates required to be delivered by Borrower pursuant to the first sentence of this CLAUSE (d)(ii) and stating that all premiums then due thereon have been paid to the applicable insurers and that the same are in full force and effect (or if such certificate and report shall not be obtainable by Borrower, Borrower may deliver an Officer's Certificate to such effect in lieu thereof).

                  (e)       RENEWAL AND REPLACEMENT OF POLICIES.

                  (i) Not less than fifteen (15) Business Days prior to the expiration, termination or cancellation of any Policy, Borrower shall renew such policy or obtain a replacement policy or policies (or a binding commitment for such replacement policy or policies), which shall be effective no later than the date of the expiration, termination or cancellation of the previous policy, and shall deliver to Agent a certificate in respect of such policy or policies (A) containing the same information as the certificates required to be delivered pursuant to CLAUSE (d)(ii) above, or a copy of the binding commitment for such policy or policies and (B) confirming that such policy complies with all requirements hereof.

                  (ii) If the certificates as required under CLAUSE (e)(i) above are not furnished to Agent, Agent shall give Borrower notice of same, and if Borrower shall not furnish same within the earlier of (a) five (5) Business Days or (b) the expiration, termination or cancellation of any Policy, Agent may procure, but shall not be obligated to procure, such replacement policy or policies and pay the Insurance Premiums therefor, and Borrower agrees to reimburse Agent for the cost of such Insurance Premiums promptly on demand.

                  (f) SEPARATE INSURANCE. No Borrower Party will take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained pursuant to this SECTION 8.1.1 unless such insurance complies with CLAUSE (c) above.

                  8.1.2 CASUALTY; APPLICATION OF PROCEEDS. (a) RIGHT TO ADJUST.

                  (i) If any Mortgaged Property is damaged or destroyed, in whole or in part, by a Casualty, Borrower shall give prompt written notice thereof to Agent, generally describing the nature and extent of such Casualty. Following the occurrence of a Casualty, Borrower, as long as Agent shall make the Proceeds available in accordance with this Agreement, but otherwise regardless of whether such Proceeds are sufficient, shall in a reasonably prompt manner proceed to restore, repair, replace or rebuild the affected Mortgaged Property to the extent practicable to be of at least equal value and of substantially the same character as prior to the Casualty, all in accordance with the terms hereof applicable to Alterations.

                  (ii) Subject to clause (v) below, in the event of a Casualty where the loss does not exceed $750,000, Borrower may settle and adjust such claim; PROVIDED that such adjustment is carried out in a competent and timely manner. In such case, Borrower is hereby authorized to collect and receipt for Agent on behalf of the Lenders any Proceeds.

                  (iii) Subject to clause (v) below, in the event of a Casualty where the loss exceeds $750,000, Borrower may settle and adjust such claim only with the consent of Agent (which consent shall not be unreasonably withheld or delayed) and Agent shall have the opportunity to participate, at Borrower's cost, in any such adjustments.

                  (iv) Except as provided in clause (ii) above, the Proceeds of any Policy shall be due and payable solely to Agent on behalf of the Lenders and held and applied in accordance with the terms hereof (or, if mistakenly paid to any Borrower Party, shall be held in trust by such Person for the benefit of Agent and shall be paid over to Agent on behalf of the Lenders by such Person within one Business Day of receipt).

                  (v) Notwithstanding the terms of clauses (ii) and (iii) above, Agent on behalf of the Lenders shall have the sole authority to adjust any claim with respect to a Casualty and to collect all Proceeds if an Event of Default shall have occurred and is continuing.

                  (b) BORROWER'S RIGHT TO APPLY TO RESTORATION. In the event of
(i) a Casualty, or (ii) a Condemnation that does not constitute a Material Condemnation, Agent shall permit the application of the Proceeds (after reimbursement of any reasonable expenses incurred by Agent) to pay Borrower for the cost of restoring, repairing, replacing or rebuilding the applicable Mortgaged Property (the "RESTORATION"), in the manner required hereby, PROVIDED, and on the condition that, no Event of Default shall have occurred and be then continuing and, in the reasonable judgment of Agent:

                  (i) the applicable Mortgaged Property can be restored to an economic unit not materially less valuable (taking into account the effect of the termination of any Leases and the proceeds of any rental loss or business interruption insurance which Borrower receives or is entitled to receive, in each case, due to such Casualty or Condemnation) and not less useful than the same was prior to the Casualty or Condemnation, and

                  (ii) the Restoration can be completed by the earlier to occur of:

                            (A) the 60th day prior to the Maturity Date, and

                            (B) with respect to a Casualty, the expiration of
                  the payment period on the rental-loss insurance coverage in respect of such Casualty.

Notwithstanding the foregoing, if any of the conditions set forth in the proviso in this clause (b) is not satisfied, then, notwithstanding anything herein to the contrary, unless Agent shall otherwise elect, at its sole option, the Proceeds shall be applied to the prepayment of the Loan and the Borrower Parties shall not be entitled to receive a release of the Lien of the Mortgage and the other Loan Documents, unless such application shall pay the Debt, all accrued and unpaid interest, and all other amounts due hereunder and under all other Loan Documents in full.

                  (c) CASUALTY OR CONDEMNATION AND AGENT'S RIGHT TO APPLY. In the event of a Casualty which does not satisfy the conditions specified in
SECTION 8.1.2(b), or a Material Condemnation, then Agent shall have the option (in its sole discretion) to apply the Proceeds to the prepayment of the Loan or make such Proceeds available to reimburse the Borrower for the cost of any Restoration in the manner set forth below in SECTION 8.1.2(d).

                  (d) MANNER OF RESTORATION AND REIMBURSEMENT. If Borrower is entitled pursuant to SECTION 8.1.2(b) or (c) above to payment out of Proceeds (and the conditions specified therein shall have been satisfied), such Proceeds shall be disbursed on a monthly basis upon Agent being furnished with (i) such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, plats of survey and such other evidences of cost, payment and performance as Agent may reasonably require and approve, and (ii) all plans and specifications for such Restoration, such plans and specifications to be approved by Agent prior to commencement of any work (such approval not to be unreasonably withheld or delayed). In addition, no payment made prior to the final completion of the Restoration (I.E., after completion of all punch-list items, receipt of lien waivers from all contractors and subcontractors and receipt of all certificates of occupancy and "sign-offs" from all Governmental Authorities with respect to the Restoration) shall exceed ninety-five percent (95%) of the aggregate value of the work performed from time to time; PROVIDED, HOWEVER, that one hundred percent (100%) payment shall be made with respect to subcontractors who have completed their work in full prior to final completion and have provided appropriate lien waivers; funds other than Proceeds shall be disbursed prior to disbursement of such Proceeds; and at all times, the undisbursed balance of such Proceeds remaining in the hands of Agent on behalf of Lenders, together with funds deposited or irrevocably committed to the satisfaction of Agent by or on behalf of Borrower for that purpose, shall be at least sufficient, in the reasonable judgment of Agent, to pay for the cost of completion of the Restoration, free and clear of all Liens or claims for Lien. Prior to any disbursement, Agent shall have received evidence reasonably satisfactory to it of the estimated cost of completion of the Restoration (such estimate to be made by Borrower's architect or contractor and approved by Agent in its reasonable discretion), and Borrower shall have deposited with Agent on behalf of Lenders Eligible Collateral in an amount equal to the excess (if any) of such estimated cost of completion over the Proceeds. If Eligible Collateral is delivered to Agent pursuant to this Section, Agent shall use its reasonable efforts to invest same (to the extent such Eligible Collateral is capable of being invested) in Permitted Investments. Any surplus that may remain out of Proceeds received pursuant to a Casualty or Condemnation shall be delivered to Borrower.

                  8.1.3 CONDEMNATION. (a) Borrower shall promptly give Agent written notice of the actual or threatened (in writing) commencement of any Condemnation and shall deliver to Agent copies of any and all papers served in connection with such Condemnation. Following the occurrence of a Condemnation, Borrower, as long as Agent shall make the Proceeds available in accordance with this Agreement, but otherwise regardless of whether such Proceeds are sufficient, shall promptly proceed to restore, repair, replace or rebuild the same to the extent practicable to be of at least equal value and of substantially the same character as prior to such Condemnation.

                  (b) Upon the occurrence and during the continuance of an Event of Default, Agent is hereby irrevocably appointed as Borrower's attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain any Proceeds in respect of a Condemnation and to make any compromise or settlement in connection with such Condemnation, subject to the provisions of this Section. Provided no Event of Default has occurred and is continuing, (x) in the event of a Condemnation where the loss does not exceed $750,000, Borrower may settle and compromise such Proceeds; PROVIDED that the same is effected in a competent and timely manner, and (y) in the event of a Condemnation where the loss exceeds $750,000, Borrower may settle and compromise the Proceeds only with the consent of Agent (which consent shall not be unreasonably withheld or delayed) and Agent shall have the opportunity to participate, at Borrower's cost, in any litigation and settlement discussions in respect thereof. Notwithstanding any Condemnation by any public or quasi-public authority (including any transfer made in lieu of or in anticipation of such a Condemnation), Borrower shall continue to pay the Debt at the time and in the manner provided for in the Notes, this Agreement and the other Loan Documents, and the Debt shall not be reduced unless and until any Proceeds shall have been actually received and applied by Agent in accordance with the terms hereof to expenses of collecting such Proceeds and to discharge of the Debt. Agent shall not be limited to the interest paid on the Proceeds by the condemning authority but shall be entitled to receive out of the Proceeds interest at the rate or rates provided in the Notes.


                                   ARTICLE IX

                                    DEFAULTS

                  Section 9.1 EVENT OF DEFAULT.

                  (a) Each of the following events shall constitute an event of default hereunder (each, an "EVENT OF DEFAULT"):

                  (i) PAYMENT. If Borrower fails to pay (i) any installment of interest on the Notes when due and such failure to pay shall remain unremedied two (2) Business Days after Agent delivers notice to Borrower that the same shall be due and payable, or (ii) the principal of the Loan when the same is due and payable, or (iii) any other amount owing under this Agreement or the Loan Documents when due and such failure remains unremedied five (5) Business Days (or such other longer time period as expressly stated in the Loan Documents) after notice by Agent;

                  (ii) TAXES AND OTHER CHARGES. If any of the Taxes or Other Charges are not paid prior to the date on which the same become delinquent and Borrower fails to cure such Default within five (5) Business Days after Agent delivers notice to Borrower of such Default, subject to Borrower's right to contest Taxes and Other Charges in accordance with SECTION 5.1(b)(ii) hereof;

                  (iii) INSURANCE POLICIES. If the Policies are not kept in full force and effect, or if the Policies are not delivered to Agent upon request, and in either case, such Default is not cured within ten (10) days after written notice thereof from Agent;

                  (iv) TRANSFERS. If (A) Borrower transfers or voluntarily encumbers all or any portion of, or any interest in, any Mortgaged Property (other than Permitted Encumbrances) or (B) there shall be a violation of the terms of Section 5.1(y) or 6.1(c) hereof;

                  (v) REPRESENTATIONS. If any representation or warranty made by any Borrower Party herein or in any other Loan Document shall be false in any material respect as of the date the representation or warranty was or shall be made and Borrower shall fail to cause such representation or warranty to be accurate in all material respects within 45 days after Agent delivers notice to Borrower of such misrepresentation; PROVIDED that no such cure period shall apply if the misrepresentation relates to a representation which is qualified to any Borrower Party's knowledge and such misrepresentation was knowingly made;

                  (vi) INABILITY TO PAY DEBTS. If any Borrower Party shall make an assignment for the benefit of creditors, or if any Borrower Party shall generally not be paying its debts as they become due or has admitted in writing its inability to pay its debts;

                  (vii) BANKRUPTCY. If a receiver, liquidator or trustee shall be appointed for any Borrower Party, or if any Borrower Party shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to or acquiesced in by any Borrower Party, or if any proceeding for the dissolution or liquidation of any Borrower Party shall be instituted; PROVIDED, HOWEVER, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by all of the Borrower Parties, upon the same not being discharged, stayed or dismissed within ninety (90) days;

                  (viii) BREACH OF COVENANT. If any Borrower Party breaches any of its negative covenants contained in Article VI hereof or any of its affirmative covenants set forth IN SECTION 5.1(z), (aa) or (bb) and, if the same is susceptible of cure, the same is not cured within thirty
         (30) days after written notice thereof from Agent;

                  (ix) DEFAULT UNDER OTHER LOAN DOCUMENTS. If an Event of Default as defined or described herein or in any of the other Loan Documents occurs;

                  (x) COVENANT DEFAULTS. If any Borrower Party shall continue to be in default under any of the other terms, covenants or conditions of this Agreement or any other Loan Document not specified in SUBSECTIONS
         (i) TO (x) above for ten (10) days after notice from Agent, in the case of any Default that can be cured by the payment of a sum of money, or for thirty (30) days after notice from Agent in the case of any other Default; PROVIDED, HOWEVER, that if such nonmonetary Default is susceptible of cure but cannot reasonably be cured within such 30-day period and PROVIDED FURTHER that Borrower shall have commenced to cure such default within such 30-day period and thereafter diligently and expeditiously proceeds to cure the same, such 30-day period shall be extended for an additional period of time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, but the aggregate cure period under this SUBSECTION (xii) shall not exceed one hundred eighty (180) days;

                  (xi) FAILURE TO PAY INDEBTEDNESS. (A) Any Borrower Party shall
         (i) default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any other Indebtedness for borrowed money in excess of one million dollars ($1,000,000), or (ii) default (beyond cure periods) in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing the same or relating thereto, or any other event or condition shall occur or condition exist beyond the expiration of applicable cure periods, the effect of which default, in the case of either (i) or (ii), or other event or condition would permit the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause any such Indebtedness to become due prior to its stated maturity or (B) any Indebtedness for borrowed money in excess of one million dollars ($1,000,000) of any Borrower Party shall not be paid upon its scheduled maturity, shall be declared (or shall become) due and payable prior to the stated maturity thereof due to a default beyond cure periods by such Borrower Party or shall be required to be prepaid prior to the stated maturity thereof due to a default beyond cure periods by such Borrower Party;

                  (xii) ERISA. (A) Notice of intent to terminate or to amend a Pension Plan shall have been filed with any affected party (as defined in Section 4001 of ERISA) if, after giving effect thereto, the Plan is a plan described in Section 4041(c) of ERISA, or notice of an application by the PBGC to institute proceedings to terminate a Pension Plan pursuant to Section 4042 of ERISA shall have been received by Borrower; (B) Borrower or any member of its ERISA Group incurs liability under Sections 4062(e), 4063 or 4064 of ERISA in respect of a Pension Plan; (C) an amendment is adopted to a Pension Plan which would require security to be given to such Pension Plan pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; or (D) Borrower or any member of its ERISA Group fails to make a payment to a Pension Plan that would give rise to a lien in favor of such Plan under Section 302(f) of ERISA, which in any case described in any of clauses (A) through (D), alone or in the aggregate, would have a Material Adverse Effect;

                  (xiii) MATERIAL ADVERSE CHANGE. Prior to the earlier to occur of (i) the 120th day after the date hereof or (ii) the first date on which the initial Lender named herein has assigned or participated not less than $80,000,000 of the Loan to Persons which are not Affiliates of the initial Lender, there occurs any change, event or condition which has a Material Adverse Effect; or

                  (xiv) JUDGMENTS. One or more final unappealable judgments or decrees shall be entered against either Borrower involving a liability for which the creditor has recourse against Borrower of $500,000 or more in any instance (not paid or fully covered by insurance provided by a carrier who has acknowledged coverage) and any such judgments or decrees shall not have been vacated, discharged, paid or stayed or bonded over within thirty (30) days after entry thereof.

                  (b) Subject to Article XIV hereof, upon the occurrence and during the continuation of an Event of Default and at any time thereafter, Agent shall be entitled to exercise all remedies and actions available at law or in equity, and Agent may take any such action, without notice or demand, that Agent deems advisable to protect and enforce its rights against each and every (or less than all) Borrower Party and in and to all or any of a Mortgaged Property, including declaring the Debt to be immediately due and payable (PROVIDED, HOWEVER, with respect to an Event of Default described in CLAUSE (vi) or (vii) above, the Debt and all other obligations of Borrower and each other Borrower Party hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower and each Borrower Party hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding), and Agent may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower or any other Borrower Party and all or any portion of a Mortgaged Property, including all rights or remedies available at law or in equity.

                  (c) Upon the occurrence and during the continuation of any Event of Default, Agent on behalf of Lenders may, but without any obligation to do so and without notice to or demand on any Borrower Party and without releasing any Borrower Party from any obligation hereunder, take any action to cure such Event of Default. Agent on behalf of Lenders may enter upon any Mortgaged Property upon reasonable notice to any Borrower Party for such purposes or appear in, defend, or bring any action or proceeding to protect the Lenders' interests and the interests of Agent on behalf of Lenders in such Mortgaged Property or to foreclose the applicable Mortgage or collect the Debt. The costs and expenses incurred by Agent in exercising rights under this paragraph (including reasonable attorneys' fees to the extent permitted by law), with interest at the Default Rate for the period after notice from Agent that such costs or expenses were incurred to the date of payment to Agent, shall constitute a portion of the Debt, shall be secured by the Mortgages and the other Loan Documents and shall be due and payable to Agent upon demand therefor.

                  Section 9.2 REMEDIES. Upon the occurrence and during the continuation of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Agent against any Borrower Party under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or such other Borrower Party or at law (including, without limitation, an action for collection) or in equity may be exercised by Agent at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Agent shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to all or any portion of a Mortgaged Property. Any such actions taken by Agent shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Agent may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Agent permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, each Borrower Party agrees that if an Event of Default is continuing (i) Agent is not subject to any "one action" or "election of remedies" law or rule, and (ii) all liens and other rights, remedies or privileges provided to Agent shall remain in full force and effect until Agent has exhausted all of its remedies against each Mortgaged Property and each Mortgage has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full. All remedies hereunder shall be exercised by the Agent upon the direction of the Required Lenders. In exercising all remedies hereunder, the Agent shall at all times act (or refrain from acting) hereunder upon the direction of the Required Lenders.

                  Section 9.3 REMEDIES CUMULATIVE. The rights, powers and remedies of Agent under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Agent may have against any Borrower Party pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Agent's rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Agent may determine in Agent's sole discretion. No delay or omission to exercise any remedy, right or power accruing upon the occurrence and during the continuation of an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to any Borrower Party shall not be construed to be a waiver of any subsequent Default or Event of Default with respect to such Borrower Party or any other Borrower Party or to impair any remedy, right or power consequent thereon. Subject to Section 11.26, nothing herein shall be construed as prohibiting Agent from seeking, and Agent reserves the right to seek, a deficiency judgment or preserve a deficiency claim to the extent that Agent deems the same necessary in connection with any foreclosure or similar proceeding.


                                    ARTICLE X

                               PROPERTY MANAGEMENT


                  Section 10.1 TERMINATION OF PROPERTY MANAGER. Borrower covenants that each Property Management Agreement with respect to any Mortgaged Property hereafter entered into with respect to any Mortgaged Property (including each renewal of the existing Property Management Agreements not currently provided for in the Property Management Agreements) shall provide (either on its own terms or by virtue of the applicable Consent of Manager) Borrower the right to terminate the Property Management Agreement with respect to the Mortgaged Property or Properties covered thereby, without any penalty or fee (other than accrued and unpaid fees thereunder) on thirty (30) days' notice, if there exists an Event of Default under this Agreement. Unless otherwise waived by Agent, in the circumstances described in the immediately preceding sentence, Borrower shall, within five (5) Business Days after Agent's written request, issue a notice of termination to terminate the applicable Property Management Agreement (with respect to the Mortgaged Property(ies) covered thereby) and replace each Property Manager with an Acceptable Property Manager, on commercially reasonable terms and conditions approved by Agent (such approval not to be unreasonably withheld or delayed). If Borrower fails to issue the notice of termination to each Property Manager in the manner required above within said five (5) Business Day period, then Agent shall have the right, and each Borrower hereby irrevocably authorizes Agent, at its sole option, to terminate on behalf and in the name of the Borrower, the applicable Property Manager (with respect to the Mortgaged Property(ies) covered thereby) in accordance with the foregoing provisions of this SECTION 10.1, PROVIDED that Agent shall not have any liability if Agent shall not exercise such authority. Borrower represents, warrants and covenants that each Mortgaged Property shall at all times be managed by an Acceptable Property Manager. Each Property Management Agreement hereafter entered into by Borrower (or Beacon Management or another Affiliate of Borrower) with a third party shall be in substantially the same form as the Property Management Agreements in effect on the date hereof (unless otherwise approved by Agent, such approval not to be unreasonably withheld or delayed) and with customary economic terms, shall be collaterally assigned to Agent on behalf of Lenders and shall be the subject of a Consent of Manager, executed and delivered to Agent by the applicable Acceptable Property Manager.


                                   ARTICLE XI

                                  MISCELLANEOUS

                  Section 11.1 SURVIVAL. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by the Lenders of the Loan and the execution and delivery to the Lenders of the Notes, and shall continue in full force and effect so long as all or any of the Debt of Borrower is outstanding and unpaid. Whenever in this Agreement any Person is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such Person PROVIDED that the foregoing shall not be deemed to permit any transfer of any ownership interest that is otherwise prohibited hereunder. All covenants, promises and agreements in this Agreement by or on behalf of Borrower shall inure to the benefit of the respective legal representatives, successors and assigns of each Lender and Agent.

                  Section 11.2      GOVERNING LAW; CONSENT TO JURISDICTION.

                  (a) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY THE LENDERS AND THE AGENT AND ACCEPTED BY BORROWER AND EACH OTHER BORROWER PARTY IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTES DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING

TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT TO THE OTHER LOAN DOCUMENTS (OTHER THAN THE NOTES, THE ENVIRONMENTAL INDEMNITY AND THE ASSIGNMENT OF AGREEMENTS) SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE IN WHICH THE MORTGAGED PROPERTY IS LOCATED, AND, TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER AND EACH BORROWER PARTY HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, THE NOTES, THE ENVIRONMENTAL INDEMNITY AND THE ASSIGNMENT OF AGREEMENTS, AND THIS AGREEMENT, THE NOTES, THE ENVIRONMENTAL INDEMNITY AND THE ASSIGNMENT OF AGREEMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

                  (b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST ANY LENDER, AGENT, BORROWER OR ANY OTHER BORROWER PARTY ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND EACH OF BORROWER AND THE BORROWER PARTIES WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH OF BORROWER AND THE BORROWER PARTIES HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. EACH BORROWER PARTY DOES HEREBY DESIGNATE AND APPOINT CT CORPORATION SYSTEM, WITH OFFICES AT 1633 BROADWAY, NEW YORK, NEW YORK 10019, OR AT SUCH OTHER OFFICE IN NEW YORK, NEW YORK, AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE OF BORROWER PARTY MAILED OR DELIVERED TO SUCH BORROWER PARTY IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON EACH BORROWER PARTY IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO AGENT OF ANY CHANGED ADDRESS OF ITS

AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH OFFICE SHALL BE DESIGNATED AS THE ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

                  Section 11.3 MODIFICATION, WAIVER IN WRITING. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of any Notes, or of any other Loan Document, nor any consent to any departure by any Borrower Party therefrom, shall in any event be effective unless the same shall be in a writing signed by Agent on behalf of the Lenders and by the Borrower Party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on, any Borrower Party shall entitle such Borrower Party (as applicable) to any other or future notice or demand in the same, similar or other circumstances.

                  Section 11.4 DELAY NOT A WAIVER. Neither any failure nor any delay on the part of Agent or any Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege, hereunder, or under any Notes or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, any Note or any other Loan Document, Agent shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Notes or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

                  Section 11.5 NOTICES. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, or (b) expedited prepaid overnight delivery service, either commercial or United States Postal Service, with proof of attempted delivery, addressed as follows (or at such other address and person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section):

                  If to the initial Lender named herein or Agent:

                            Bankers Trust Company
                            130 Liberty Street
                            25th Floor
                            New York, New York  10006

                            Attention:  Alexander B.V. Johnson

                  with a copy to:

                            Shearman & Sterling
                            599 Lexington Avenue
                            New York, New York  10022
                            Attention:  Mason C. Sleeper, Esq.


                  If to any Borrower Party:

                            c/o Beacon Capital Partners, Inc.
                            One Federal Street
                            Boston, Massachusetts  02110
                            Attention:  General Counsel

                  with a copy to:

                            Goulston & Storrs
                            400 Atlantic Avenue
                            Boston, Massachusetts  02110-3333
                            Attention:  Robert J. Mack, Esq.

A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of expedited prepaid overnight delivery, upon the first attempted delivery on a Business Day.

                  Section 11.6 TRIAL BY JURY. EACH OF THE LENDERS, AGENT, BORROWER AND THE OTHER BORROWER PARTIES HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH OF THE LENDERS, AGENT, BORROWER AND EACH OTHER BORROWER PARTY AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. AGENT AND BORROWER ARE HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

                  Section 11.7 HEADINGS. The Article and/or Section headings and the Table of

Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

                  Section 11.8 SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                  Section 11.9 PREFERENCES. To the extent Borrower or any other Borrower Party makes a payment or payments to any Lender or Agent, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received which are returned to any Borrower Party or to any other Person as may be required, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by such Lender or Agent.

                  Section 11.10 WAIVER OF NOTICE. None of the Borrower Parties shall be entitled to any notices of any nature whatsoever from any Lender or Agent except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Agent to such Borrower Parties and except with respect to matters for which any Borrower Party is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. To the fullest extent permitted by law, each Borrower Party hereby expressly waives the right to receive any notice from any Lender or Agent with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by any Lender or Agent to such Borrower Party.

                  Section 11.11 REMEDIES OF BORROWER. In the event that a claim or adjudication is made that Agent, any Lender or any of their respective agents, including Servicer, have acted unreasonably or unreasonably delayed (or refrained from), acting in any case where by law or under this Agreement or the other Loan Documents, Agent, such Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, each Borrower Party agrees that neither Agent, such Lender nor its agents, including Servicer, shall be liable for any monetary damages, and the sole remedies of each Borrower Party shall be limited to commencing an action seeking injunctive relief or declaratory judgment, except in any instance in which it has been finally determined that the action of such Lender or Agent (as applicable) has constituted bad faith, gross negligence, fraud, willful misconduct or an illegal act.

                  Section 11.12     EXPENSES; INDEMNITY.

                  (a) Borrower covenants and agrees to reimburse Agent and each Lender (but, for each Lender other than Agent, only in the case of clause (E) below) upon receipt of written notice from Agent or such Lender for all (i) Lender Expenses; (ii) costs and expenses reasonably incurred by Agent in connection with (A) each Borrower Party's performance of and compliance with each Borrower Party's respective agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including confirming compliance with environmental and insurance requirements;
(B) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by any Borrower Party or by Agent; (C) filing and recording fees and expenses, title insurance and reasonable fees and disbursements of counsel for providing to Agent all required legal opinions, and other similar expenses incurred in creating and perfecting the Liens in favor of Agent on behalf of Lenders pursuant to this Agreement and the other Loan Documents; (D) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting any Borrower Party, this Agreement, the other Loan Documents or any other security given for the Loan or the Mortgaged Properties; (E) after the occurrence of an Event of Default, enforcing any obligations of or collecting any payments due from any Borrower Party under this Agreement, the other Loan Documents or with respect to the Mortgaged Properties or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceedings; and (F) any and all present and future stamp taxes in connection with any of the foregoing; provided, HOWEVER, no Borrower Party shall be liable for the payment of any such costs and expenses to a Person to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of such Person.

                  (b) Each Borrower shall indemnify and hold harmless Agent and Lenders from and against any and all liabilities, obligations, losses, damages, penalties, assessments, actions, judgments, suits, claims, demands, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for any Lender in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether a suit is brought or whether such Lender shall be designated a party thereto), that may be imposed on, incurred by, or asserted against such Lender in any manner relating to or arising out of any breach by any Borrower Party of its obligations under, or any material misrepresentation by any Borrower Party contained in, this Agreement or the other Loan Documents, including, without limitation, any delay in failing to pay any Taxes; PROVIDED, HOWEVER, that such indemnity and hold harmless agreement shall not apply to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of such Person.

                  (c) The provisions of this SECTION 11.12 shall survive the repayment of the Loan.

                  Section 11.13 EXHIBITS AND SCHEDULES INCORPORATED. The Exhibits and Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

                  Section 11.14 OFFSETS, COUNTERCLAIMS AND DEFENSES. Any assignee of any Lender's interest in and to this Agreement, the Notes and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which any Borrower Party may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by any Borrower Party in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower and each Borrower Party.

                  Section 11.15 NO JOINT VENTURE OR PARTNERSHIP. Each Borrower Party, on the one hand, and Lenders and Agent, on the other hand, intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between any Borrower Party, on the one hand, and Lenders and Agent, on the other hand, nor to grant Lenders or Agent any interest in the Mortgaged Properties other than that of mortgagee or lender.

                  Section 11.16 PUBLICITY. Except for disclosures required under applicable securities laws, all news releases, publicity or advertising by Borrower or its Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents or to any Lender or Agent shall be subject to the prior written approval of Agent, which approval shall not be unreasonably withheld or delayed.

                  Section 11.17 WAIVER OF MARSHALING OF ASSETS. To the fullest extent a Borrower Party may legally do so, each Borrower Party waives all rights to a marshaling of the assets of such Borrower Party, its partners, if any, and others with interests in said Borrower Party and of the Mortgaged Properties, or to a sale in inverse order of alienation in the event of foreclosure of the interests hereby created, and agrees not to assert any right under any laws pertaining to the marshaling of assets, the sale in inverse order of alienation, homestead exemption or the administration of estates of decedents to defeat, reduce or affect the right of any Lender or Agent on behalf of Lenders under the Loan Documents to a sale of any one or more of the Mortgaged Properties for the collection of the related Debt without any prior or different resort for collection, or the right of any Lender or Agent on behalf of Lenders or any deed of trust trustee to the payment of the related Debt out of the net proceeds of the Mortgaged Properties in preference to every other claimant whatsoever. In addition, Borrower, for itself and its successors and assigns, waives in the event of foreclosure of any or all of the Mortgage, any equitable right otherwise available to the Borrower which would require the separate sale of portions of a Mortgaged Property.

                  Section 11.18 WAIVER OF COUNTERCLAIM. To the fullest extent permitted by law, each Borrower Party hereby waives the right to assert a counterclaim, other than a compulsory or mandatory counterclaim, in any action or proceeding brought against it by any Lender or Agent on behalf of Lenders.

                  Section 11.19 CONFLICT; CONSTRUCTION OF DOCUMENTS. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by counsel in connection with the negotiation and drafting of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same.

                  Section 11.20 BROKERS AND FINANCIAL ADVISORS. Each Borrower Party hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement other than Deutsche Bank Alex. Brown Incorporated. Each Borrower Party hereby indemnifies each Lender and Agent and holds each Lender and Agent harmless from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from a claim by any Person (other than Deutsche Bank Alex. Brown Incorporated) that such Person acted on behalf of such Borrower Party in connection with the transactions contemplated herein. The provisions of this SECTION 11.20 shall survive the expiration and termination of this Agreement and the repayment of the Debt.

                  Section 11.21 NO THIRD PARTY BENEFICIARIES. This Agreement and the other Loan Documents are solely for the benefit of each Lender and Agent and each Borrower Party, and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than each Lender and Agent and the Borrower Parties any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of each Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of each Lender and Agent, and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that any Lender and Agent will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by any Lender or Agent if, in such Lender's or Agent's sole discretion, Lender or Agent deems it advisable or desirable to do so.

                  Section 11.22 PRIOR AGREEMENTS. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, between Borrower and any Lender or Agent are superseded by the terms of this Agreement and the other Loan Documents.

                  Section 11.23 RIGHT OF SETOFF. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, Agent on behalf of Lenders is authorized at any time and from time to time, subject to and with the prior approval of the Required Lenders, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived), to set-off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by Agent (including branches, agencies or Affiliates of Agent wherever located) to or for the credit or the account of any Borrower Party (to the extent such credit or account is for the benefit of any Borrower Party), against the obligations and liabilities of the Borrower Parties to the Lenders hereunder, under the Notes or under the other Loan Documents, irrespective of whether Agent shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of Agent subsequent thereto. Each Lender other than Agent hereby waives any right of setoff it may have against any and all deposits (general or special) and any other indebtedness at any time held or owing by such Lender (including branches, agencies or Affiliates of such Lender wherever located) to or for the credit or the account of any Borrower Party against the obligations and liabilities of the Borrower Parties under the Loan Documents.

                  Section 11.24     LOAN ASSIGNABILITY.

                  (a) The Loan, and all of a Lender's rights, remedies and privileges hereunder and the other Loan Documents, shall be assignable by a Lender to an Eligible Assignee at any time and from time to time without the consent of any Borrower Party. No Borrower Party may sell, assign or transfer any interest in the Loan Documents or any portion thereof (including, without limitation, Borrower's rights, title, interests, remedies, powers and duties hereunder and thereunder).

                  (b) Subject to obtaining the prior consent of the Agent, which may not be unreasonably withheld, each Lender may assign all or a portion of its rights and obligations hereunder to any Eligible Assignee pursuant to an assignment and acceptance agreement acceptable to the Agent (an "ASSIGNMENT AND Acceptance") substantially in the form of EXHIBIT A executed by the assignor and assignee and delivered to Agent for its acceptance and recording in the Register; PROVIDED that (i) any such assignment shall be in a minimum aggregate amount of $5,000,000 (or in the entire amount of such lesser amount as may then be held by the assigning Lender), and that each such assignment shall be of a constant, not varying, percentage of all of the assigning Lender's rights and obligations under this Agreement and (ii) after such assignment, the assignor Lender shall retain a minimum aggregate amount of $5,000,000 hereunder. Any assignment hereunder shall be effective upon satisfaction of the conditions set forth in the preceding sentence and delivery to the Agent of the Assignment and Acceptance. Upon the effectiveness of any such assignment, the assignee shall become a "Lender" for all purposes of this Agreement and the other Loan Documents and, to the extent of such assignment, the assigning Lender shall be relieved of its obligations hereunder to the extent of the amount being assigned. Borrower agrees that upon effectiveness of any such assignment and surrender of the appropriate Notes, it will promptly provide to the assigning Lender and to the assignee separate promissory Notes in the amount of their respective interests substantially in the form of the Note delivered to the initial Lender on the date hereof (but, if applicable, with notation thereon that it is given in substitution for and replacement of the original Notes or any replacement Notes thereof).

                  If, pursuant to this subsection, any interest in this Agreement or any Notes is transferred to any transferee which is organized under the laws of any jurisdiction other than the United States or any state thereof, the transferor Lender shall cause such transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Lender (for the benefit of the transferor Lender, the Agent and the Borrower) that under applicable law and treaties no income, franchise, corporate, capital, stamp or other taxes, levies, duties, imports, deductions, charges or fees of any nature will be required to be withheld by the Agent, the Borrower, or the transferor Lender with respect to any payments to be made to such transferee in respect of the Loan, (ii) to furnish to the transferor Lender and the Agent either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and (iii) to agree (for the benefit of the transferor Lender, the Agent and the Borrower) to provide the transferor Lender and the Agent a new Form 4224 or Form 1001 upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

                  (c) Subject to obtaining the prior consent of the Agent, which may not be unreasonably withheld, each Lender may sell, transfer, or assign participations in all or any part of such Lender's interests and obligations hereunder; PROVIDED that (i) such selling Lender shall remain a "Lender" for all purposes under this Agreement (such selling Lender's obligations under the Loan Documents remaining unchanged) and the participant shall not constitute a Lender hereunder, (ii) sub-participations by the participant shall be prohibited unless otherwise expressly approved by Agent and (iii) each participation must be in a minimum amount of $5,000,000 (or in the entire amount of such lesser amount as may then be held by the selling Lender). In the case of any such participation, the participant shall not have any rights under this Agreement or the other Loan Documents (the participant having rights against the selling Lender in respect of such participation as set forth in the participation agreement with such Lender creating such participation) and all amounts payable by a Borrower hereunder shall be determined as if such Lender had not sold such participation. The Borrower Parties agree that a Lender shall have the right to disclose all information it has received from the Borrower Parties to potential assignees or participants on a confidential basis pursuant to a confidentiality agreement reasonably acceptable to Borrower.

                  (d) Notwithstanding any other provision contained in this Agreement or any other Loan Document to the contrary, any Lender may assign all or any portion of the Loan or

Notes held by it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank; PROVIDED that any payment in respect of such assigned Loan or Notes made by a Borrower to or for the account of the assigning and/or pledging Lenders in accordance with the terms of this Agreement shall satisfy Borrower's obligations hereunder in respect of such assigned Loan or Notes to the extent of such payment. No such assignment shall release the assigning Lender from its obligations hereunder.

                  (e) Each Borrower Party agrees to assist Agent and each Lender in its efforts to syndicate the Loan, including, but not necessarily limited to,
(a) providing and causing each Borrower Party's advisors to provide to Agent, upon request, all information reasonably deemed necessary by Agent to complete the syndication, including (without limitation) information and evaluations prepared by each Borrower Party and its advisors, (b) to assist Agent, upon request, in the preparation of memoranda or other written materials to be used in connection with the syndication of the Loan, (c) making officers of each Borrower Party available from time to time in New York to attend and make presentations regarding the business and prospects of the Borrower Parties and the Mortgaged Properties, or relating to the terms and conditions of the Loan or the status of the Mortgaged Properties, as appropriate, at a meeting or meetings of any Lenders or prospective purchasers of interests in the Loan, all at Borrower's own expense.

                  Section 11.25 EXCULPATION OF LENDER; NO PETITION. Neither any Lender nor Agent undertakes nor assumes any responsibility or duty to any Borrower Party or any other party to select, review, inspect, examine, supervise, pass judgment upon or inform Borrower Party or any third party of (a) the existence, quality, adequacy or suitability of appraisals of any Mortgaged Property or any other collateral, (b) any environmental report, or (c) any other matters or items, including, but not limited to, engineering, soils and seismic reports which are contemplated in the Loan Documents. Any such selection, review, inspection, examination and the like, and any other due diligence conducted by a Lender or Agent, is solely for the purpose of protecting Lender or Agent's rights under the Loan Documents, and shall not render such Lender or Agent liable to any Borrower Party or any third party for the existence, sufficiency, accuracy, completeness or legality thereof; PROVIDED that Agent shall deliver to Borrower any environmental or engineering reports obtained by Agent, without any representation by, or recourse to, Agent.

                  Section 11.26 EXCULPATION OF BORROWER PARTIES. (a) Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, no Borrower Party nor any Related Party shall have any personal liability for (i) the payment of all or any portion of the Note or the Debt, or (ii) the performance or discharge of any covenants, obligations or undertakings of any Borrower Party hereunder or under any other Loan Document (other than (x) the Guaranty (in the case of Guarantor and, to the extent provided in clause (b) below, Beacon) or (y) the Environmental Indemnity (in the case of Borrower, Guarantor and, to the extent provided in clause (b) below, Beacon)). Except as provided otherwise in this Section, in the event of any Event of Default, Agent may proceed solely against the Mortgaged Properties and the other collateral granted by the Loan Documents, and Agent shall not seek or claim recourse against any Borrower Party or any Related Party for payment of any sum payable hereunder and for the performance or discharge of any covenants or undertakings of any Borrower Party under this Agreement, the Note and under the Loan Documents (other than (A) the Guaranty (in the case of Guarantor and, to the extent provided in clause (b) below, Beacon) or (B) the Environmental Indemnity (in the case of Borrower, Guarantor and, to the extent provided in clause (b) below, Beacon)). Notwithstanding the foregoing, nothing contained herein shall impair the validity of the Debt created under the Note, under this Agreement or under any other Loan Document or in any way affect or impair the right of Agent to enforce any and all rights and remedies under and by virtue of the Loan Documents or limit Agent from pursuing or seeking to enforce the rights of Agent against any third parties.

                  (b) LIMITATION ON BEACON'S LIABILITY. Notwithstanding anything to the contrary contained in this Agreement, in the Notes or in any of the other Loan Documents, provided that, and for so long as, Beacon holds all or substantially all of its assets through Guarantor, any liability of Beacon, whether in its own capacity or in its capacity as the general partner of Guarantor, shall be limited to its interest in Guarantor, and Agent and Lenders shall have no recourse to any other assets of Beacon. In the event that Beacon shall cease to hold all or substantially all of its assets through Guarantor, the preceding sentence shall be of no further force and effect, and Beacon shall
(i) in its capacity as a general partner of Guarantor, be fully liable for the obligations of Guarantor under the Guaranty and under the Environmental Indemnity, and (ii) in its own capacity, be jointly and severally liable, together with Guarantor, for the obligations of Guarantor under the Guaranty and under the Environmental Indemnity.

                  Section 11.27 JOINT AND SEVERAL LIABILITY. The liabilities and obligations of each Borrower hereunder and under any and all other Loan Documents shall be joint and several.

                                   ARTICLE XII

                                    GUARANTY

                  Section 12.1      THE GUARANTY.

                  (a) Guarantor hereby unconditionally guarantees to each Lender the payment in full by Borrower when due of all interest on the Notes which shall become due from time to time. Notwithstanding anything to the contrary contained in this Agreement, the aggregate liability of Guarantor under this
SECTION 12.1(a) shall not exceed the sum of (x) Eight Million Dollars ($8,000,000) plus (y) all of Agent's and the Lenders' costs of enforcing Guarantor's obligations under this SECTION 12.1(a). The obligation of Guarantor contained in this SECTION 12.1(a) shall terminate (subject to SECTION 12.4) (i) at such time as the Minimum Debt Yield equals or exceeds 0.14 to 1.00 (as demonstrated to Agent's reasonable satisfaction in financial statements delivered pursuant to SECTION 5.1(j)) for two consecutive calendar quarters after June 30, 1999 or (ii) at such earlier time as Guarantor shall have expended $8,000,000 under the

Interest Guaranty (exclusive of reimbursement of Lenders' and Agent's costs of enforcement in respect thereof) and shall have reimbursed Agent and Lenders for any such enforcement costs; PROVIDED that if any Mortgaged Property is released from the Mortgage in accordance with Section 2.5.2 and, after giving effect to such release, the Minimum Debt Yield for all remaining Mortgaged Properties (calculated based on the most recently ended calendar quarter prior to such release), is less than 0.14 to 1.00, then, unless the condition set forth in the preceding clause (ii) shall have been satisfied, the Interest Guaranty shall automatically be reinstated, subject to the other terms of this SECTION 12.1(A) (including said clause (ii)). The guaranty contained in this Section 12.1(a) (the "INTEREST GUARANTY") is a guaranty of payment and not of collection.

                  (b) (i) Guarantor hereby unconditionally guarantees to each Lender the payment by Borrower to such Lender of any loss, cost, liability, claims or damage suffered by such Lender by reason of or in connection with:

                  (w) Borrower's failure to apply any proceeds of insurance or awards of condemnation in accordance with the terms and provisions of this Agreement, to the extent of such misapplication; or

                  (x) Borrower's misappropriation of, or failure to apply, security deposits, Rents (advance, prepaid or otherwise), proceeds of Rents and other income of the Mortgaged Properties, working capital reserves, or any other reserve or escrow towards the cost of maintenance and operation of the Mortgaged Properties and to payment of Taxes, lien claims, insurance premiums or Debt Service to Lenders which are then (at the time of such misappropriation or misapplication) due and payable, to the extent of such misappropriation or misapplication; or

                  (y) any fraud or intentional misrepresentations of material facts of any Borrower Party (including, without limitation, those related to the environmental condition of the Mortgaged Properties); or

                  (z) any waste (ordinary wear and tear excepted) intentionally committed by Borrower with respect to the Mortgaged Properties.

                  (ii) In the event either Borrower shall file or have filed against it, or any of the Mortgaged Properties shall become an asset in, (1) a voluntary bankruptcy or insolvency proceeding; or (2) an involuntary bankruptcy proceeding brought against either Borrower which is not dismissed within ninety
(90) days of filing, but only in the event that in connection with such involuntary bankruptcy or insolvency filing: (A) it is commenced by an Affiliate of Borrower or any other Borrower Party or any creditors of Borrower (other than Agent or Lenders) with the collusion of any Borrower Party, or (B) except if required by Legal Requirements, any Borrower Party either (i) objects to a motion by Agent for relief from the automatic stay or injunction from the foreclosure of the Mortgage or any other remedial action which (but for such automatic stay) Agent or Lenders would be entitled to take under the terms of the Loan Documents, or (ii) seeks or solicits creditors to vote for confirmation of a plan to which Agent objects, then Guarantor shall be personally liable on a full recourse basis for the full and punctual payment and performance when due of all of the obligations of Borrower under the Note, this Agreement and the other Loan Documents, whether such obligations would have arisen at maturity or earlier by reason of acceleration or otherwise and whether denominated as losses, damages, principal, interest, fees or otherwise, together with all pre- and post-maturity interest thereon (including, without limitation, amounts that, but for the initiation of any proceeding under any insolvency or bankruptcy law, would become due), and Guarantor shall be personally liable for all costs and expenses of any nature, including, without limitation, reasonable attorneys' fees and disbursements paid or incurred by Lender in connection with or arising out of any such bankruptcy or insolvency petition or proceeding.

                  (iii) Guarantor hereby guarantees Borrower's obligations under
SECTION 5.1(cc), and such guaranty shall remain in effect notwithstanding any sale or transfer by Borrower of the Other Property.

                  (iv) The guaranties contained in this SECTION 12.1(b), together with the Interest Guaranty, are referred to herein as the "GUARANTY".

                  Section 12.2 OBLIGATIONS INDEPENDENT. The obligations of Guarantor hereunder are independent of the obligations of Borrower or any other Borrower Party, and a separate action or actions may be brought and prosecuted against Guarantor, regardless of whether action is brought against Borrower (or any other Borrower Party) or whether Borrower (or any other Borrower Party) is joined in any such action or actions.

                  Section 12.3 OBLIGATIONS UNCONDITIONAL. Guarantor agrees that its obligations hereunder are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents, or any other agreement or instrument referred to therein, or any substitution, release or exchange of any other guaranty of or security for the Debt, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever (including, without limitation, personal defenses of the Borrower or any other Borrower Party) which might otherwise constitute a legal or equitable discharge or defense of a surety, guarantor or co-obligor, it being the intent of this SECTION 12.3 that the obligations of Guarantor hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of Guarantor hereunder which shall remain absolute and unconditional as described above:

                  (a) at any time or from time to time, without notice to Guarantor, the time for any performance of or compliance with any obligations of Borrower under the Loan Documents may be extended, or such performance or compliance may be waived;

                  (b) any of the acts required or contemplated in any of the provisions of any of the Loan Documents or any other agreement or instrument referred to therein may be done or omitted other than a default by Agent or Lenders thereunder;

                  (c) the maturity of any of the Debt may be accelerated, or the maturity date of the Notes may be extended, or any obligations of Borrower under the Loan Documents may be modified, supplemented or amended in any respect, or any right under any of the Loan Documents or any other agreement or instrument referred to therein may be waived or extended or any other guaranty of the Debt or any security therefor may be released or exchanged in whole or in part or otherwise dealt with;

                  (d) any Lender receives and holds security for the payment of the Borrower Obligations or any other indebtedness of any Borrower Party to such Lender and exchanges, enforces, waives, releases, fails to perfect, sells, or otherwise disposes of any such security;

                  (e) Agent on behalf of Lenders applies such security and directs the order or manner of sale thereof as Agent in its discretion may determine;

                  (f) Agent releases or substitutes any one or more of any endorsers or guarantors of the Debt or any other indebtedness of any Borrower Party to the Lenders;

                  (g) any Lien granted to, or in favor of, Agent as security for the Debt (or as security for the guaranty thereof by Guarantor) shall fail to attach or be perfected;

                  (h) any of Borrower's obligations under the Loan Documents or any Lien granted or purported to be granted in respect thereof shall be determined to be void or voidable or shall be subordinated to the claims of any Person; or

                  (i) there shall occur any insolvency, bankruptcy, reorganization or dissolution of any other Borrower Party.

With respect to its obligations hereunder, Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, except as otherwise expressly provided herein or in any other Loan Document, and any requirement that any Lender or Agent exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents or any other agreement or instrument referred to therein, or against any other Person under any other guaranty of, or security for, or obligation relating to, any obligations of Borrower under the Loan Documents.

                  Section 12.4 REINSTATEMENT. The obligations of Guarantor hereunder shall be automatically reinstated if and to the extent that for any reason any payment or performance by or on behalf of any Person in respect of any obligations of Borrower under the Loan Documents which is guaranteed by Guarantor pursuant to the Guaranty is rescinded or must be otherwise restored by any holder of any obligations of Borrower under the Loan Documents, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and Guarantor agrees that it will pay to each Lender and Agent on demand all reasonable out-of-pocket costs and expenses (including, without limitation, fees of counsel) incurred by such Lender and/or Agent in enforcing Guarantor's obligations hereunder in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that any payment by Guarantor constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law; PROVIDED that nothing contained in this SECTION 12.4 shall result in Guarantor being obligated to make payments to Lender on account of the Interest Guaranty in excess of the limitations set forth in SECTION 12.1(a).

                  Section 12.5      CERTAIN ADDITIONAL WAIVERS.

                  (a) GENERAL. Without limiting the generality of the provisions of any other provision of this Guaranty, Guarantor hereby specifically waives, to the fullest extent permitted by law, (a) promptness, diligence, notice of acceptance and any other notice with respect to any of Borrower=s obligations under the Loan Documents or this Guaranty except as otherwise expressly provided herein or in any other Loan Document, (b) any requirement that any Lender or Agent or any other Person protect, secure or insure any Lien or any property subject thereto or exhaust any right or take any action against any Borrower Party or any other Person or any collateral or undertake any marshaling of assets, (c) any right to direct the order of enforcement of remedies, (d) any defense arising by reason of any claim or defense based upon an election of remedies by any Lender or Agent which in any manner impairs, reduces, releases or otherwise adversely affects its subrogation, contribution or reimbursement rights or other rights to proceed against any Borrower Party or any other Person or any collateral, (e) any duty on the part of any Lender or Agent to disclose to Guarantor any matter, fact or thing relating to the business, operation or condition of the Borrower or any other party to any of the Loan Documents and their assets now known or hereafter known by such Lender or Agent, and (f) all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of the guaranty provided for in this Guaranty, except for notices expressly provided herein or in any other Loan Document, and of the existence, creation, or incurrence of new or additional Indebtedness.

                  (b) ADDITIONAL WAIVERS. In addition, to the fullest extent permitted by law, Guarantor hereby waives and agrees not to assert or take advantage of any defense based upon:

                  (i) the incapacity, lack of authority, death or disability of any Borrower Party or any other person or entity;

                  (ii) the failure of Agent on behalf of the Lenders to commence an action against any Borrower Party, to proceed against or exhaust any security held by Agent for the benefit of the Lenders at any time or to pursue any other remedy whatsoever at any time;

                  (iii) any duty on the part of Agent to disclose to Guarantor any facts Agent may now or hereafter know regarding any Borrower Party regardless of whether Agent has reason to believe (A) that any such facts materially increase the risk beyond that which Guarantor intends to assume or (B) that such facts are unknown to Guarantor, each Guarantor acknowledging that it is fully responsible for being and keeping informed of the financial condition and affairs of each Borrower Party;

                  (iv) lack of notice of default, demand of performance or notice of acceleration to any Borrower Party or any other party with respect to the Loan, this Guaranty or any other Loan Document;

                  (v)       the consideration for this Guaranty;

                  (vi) any acts or omissions of Lender which vary, increase or decrease the risk on Guarantor;

                  (vii) the application by Borrower of the proceeds of the Loan for purposes other than the purposes represented by Borrower to Agent on behalf of the Lenders or intended or understood by Agent on behalf of the Lenders, Lender or Guarantor;

                  (viii) an election of remedies by Agent for the benefit of the Lenders, including any election to proceed against any collateral by judicial or nonjudicial foreclosure, whether real property or personal property, or by deed in lieu thereof, and whether or not every aspect of any foreclosure sale is commercially reasonable, and whether or not any such election of remedies destroys or otherwise impairs the subrogation rights of Guarantor or the rights of Guarantor to proceed against any Borrower Party by way of subrogation, for reimbursement or contribution, or all such rights;

                  (ix) any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other aspects more burdensome than that of the principal obligor; and

                  (x) any other suretyship defense that may be available to Guarantor.

                  Section 12.6 SUBORDINATION. Any obligations of Borrower to Guarantor, now or hereafter existing, are hereby subordinated to the obligations of Borrower under the Loan Documents. Such obligations of Borrower to Guarantor shall, after the occurrence and during the continuation of any Event of Default, be enforced and performance received by Guarantor as trustee for the Lenders or Agent and the proceeds thereof shall be paid over to the Agent on behalf of Lenders on account of the obligations of Borrower under the Loan Documents. In addition, Guarantor hereby agrees not to exercise any rights it may have for subrogation, indemnity, reimbursement or contribution against the Borrower for amounts paid by Guarantor pursuant to this Guaranty until such time as all obligations of Borrower under the Loan

Documents have been paid and performed in full.


                                  ARTICLE XIII

                             INTENTIONALLY OMITTED.


                                   ARTICLE XIV

                                AGENCY DECISIONS


                  Section 14.1 APPOINTMENT AND AUTHORIZATION. Each Lender hereby irrevocably appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, Agent shall not have any duties or responsibilities except those expressly set forth herein. Agent shall not agree to any amendment, modification or waiver which would reduce the Loan Amount or the Applicable Interest Rate, postpone the Maturity Date or release any security for the Loan or release any Guaranty without the consent of all Lenders. Agent (and any successor Agent) shall at all times administer the Loan through an office located in the United States and at all times shall hold not less than twenty percent (20%) of the outstanding principal of the Loan.

                  Section 14.2 DELEGATION OF DUTIES. Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible to any Lender for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care, but the foregoing shall not waive any claims the Borrower may have in respect thereof.

                  Section 14.3 LIABILITY OF AGENT. Agent, its respective Affiliates, or their respective officers, directors, employees, agents, or attorneys-in-fact (all of the foregoing being collectively referred to as the "AGENT-RELATED PERSONS") shall not (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any Lender for any recital, statement, representation or warranty made by any Borrower Party or any Subsidiary or any Affiliate of any such Person, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or for the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any other Loan Document, or for any failure of any Borrower Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Borrower Party or any Subsidiary or Affiliates thereof. The Agent agrees to promptly furnish to each Lender copies of all financial statements and other certificates, reports, papers, documents or notices received by it hereunder in its capacity as Agent.

                  Section 14.4      RELIANCE BY AGENT.

                  (a) GENERALLY. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telecopy, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Borrower Party), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

                  (b) CONDITIONS PRECEDENT. For purposes of determining compliance with the conditions specified in SECTION 3.1, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender, unless an officer of the Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lenders prior to the initial borrowing specifying its objection thereto and either such objection shall not have been withdrawn by notice to the Agent to that effect or such Lenders shall not have made available to the Agent the Lender's ratable portion of such borrowing.

                  Section 14.5 NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees paid to the Agent for the account of Lenders, unless the Agent shall have received written notice from a Lender or any Borrower Party referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders. Except where the consent of all Lenders is required pursuant to SECTION 14.1, the Agent shall take such action with respect to any Default or Event of Default as shall be requested by the Required Lenders; PROVIDED, HOWEVER, unless and until the Agent shall have received any such request, it may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

                  Section 14.6 CREDIT DECISION. Each Lender expressly acknowledges that none of the Agent-Related Persons has made any representation or warranty to such Lender and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower, the Guarantor, any asset manager, or any Subsidiary or Affiliate thereof, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that such Lender has, independently and without reliance upon the Agent and based on such documents and information as such Lender has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, properties, financial and other condition and creditworthiness of the Borrower Parties and all applicable bank regulatory laws relating to the transactions contemplated thereby, and made its own decision to enter into this Agreement and extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon the Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, properties, financial and other condition and creditworthiness of the Borrower Parties. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, properties, financial and other condition or creditworthiness of the Borrower Parties, any asset manager or any Subsidiary or Affiliate thereof which may come into the possession of any of the Agent-Related Persons.

                  Section 14.7 INDEMNIFICATION. The Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrower Parties and without limiting the obligation of the Borrower Parties to do so) ratably from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expense and disbursements of any kind whatsoever which may at any time (including at any time following the repayment of the Loan) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any such Person under or in connection with any of the foregoing; PROVIDED, HOWEVER, no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand (to the extent the Agent is not reimbursed upon demand by the Borrower Parties, unless the Agent is legally restricted from making such demand upon the Borrower Parties, in which case demand need not be made upon the Borrower Parties) for its ratable share of any costs or out-of-pocket expenses (including attorneys' fees and expenses, including the allocated fees of in-house counsel) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrower Parties. Without limiting the generality of the foregoing, if the Internal Revenue Service or any authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs, expenses and attorneys' fees (including allocated costs for in-house legal services). The obligation of the Lenders in this Section shall survive the payment and satisfaction of all Borrower Obligations.

                  Section 14.8 AGENT IN INDIVIDUAL CAPACITY. The Agent named herein (and any other Lender that may hereafter serve as Agent) and each of their respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory or other business with, the Borrower Parties, any asset manager and their respective Subsidiaries and Affiliates as though the Agent named herein (or any other such Lender) were not the agent hereunder and without notice to or consent of the Lenders. Lenders acknowledge that pursuant to such activities, the Agent named herein or its Affiliates may receive information regarding the Borrower Parties and their respective Subsidiaries and Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower Parties and such Subsidiaries and Affiliates), and acknowledge that the Agent named herein and its Affiliates shall be under no obligation to provide such information to the Lenders.

                  Section 14.9 SUCCESSOR AGENTS. The Agent may resign as Agent upon 30 days' notice to the Lenders and the Borrower. Agent may be removed at any time with cause by an instrument or concurrent instruments in writing delivered to Borrower and Agent and signed by the Required Lenders. If an Agent shall resign or be removed under this Agreement, the Required Lenders shall appoint from among the Lenders a successor Agent for the Lenders, which successor Agent shall, if no monetary Default and no Event of Default exists hereunder and is continuing, be approved by the Borrower, which approval shall not be unreasonably withheld or delayed. If no successor Agent is appointed prior to the effective date of the resignation or removal of the retiring Agent, the retiring Agent shall appoint, after consulting with the Lenders and the Borrower, a successor Agent, PROVIDED such successor is a Lender hereunder. Upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers and duties of the retiring Agent, and the term "Agent" shall mean such successor Agent, and the retiring Agent's rights, powers and duties as Agent shall be terminated. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is thirty (30) days following a retiring Agent's notice of resignation or removal of an Agent, the retiring Agent's resignation or removal shall nevertheless be effective and the Lenders shall perform all of the duties of the Agent hereunder until such time, if any, as the Required Lenders appoint a successor Agent as provided for above.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

                                       AGENT:

                                       BANKERS TRUST COMPANY,
                                       a New York banking corporation,



                                       By:
                                              Name:
                                              Title:

                                       GUARANTOR'S GENERAL PARTNER:

                                       BEACON CAPITAL PARTNERS, INC., a
                                       Maryland corporation



                                       By:
                                              Nancy J. Broderick
                                              Vice President and Treasurer


                                       GUARANTOR:

                                       BEACON CAPITAL PARTNERS, L.P., a
                                       Delaware limited partnership

                                       By:    Beacon Capital Partners, Inc., its
                                              general partner



                                              By:
                                                    Nancy J. Broderick
                                                    Vice President and Treasurer

                                       BORROWER:

                                       DALLAS OFFICE PORTFOLIO, L.P., a
                                       Delaware limited partnership

                                       By:   Suburban Dallas Office Portfolio,
                                             LLC, its general partner

                                             By:  Beacon Capital Partners, L.P.,
                                                  its sole member

                                                  By:Beacon Capital Partners,
                                                     Inc., its general partner



                                                        By:
                                                             Nancy J. Broderick
                                                             Vice President and
                                                             Treasurer

                                       BORROWER:

                                       TECHNOLOGY SQUARE LLC, a Delaware
                                       limited liability company

                                       By:   Beacon Capital Partners, L.P., its
                                             sole member

                                             By:Beacon Capital Partners, Inc.,
                                                its general partner



                                                  By:
                                                         Name:
                                                         Title:

                                       LENDER:

                                       BANKERS TRUST COMPANY,
                                       a New York banking corporation



                                       By:
                                             Name:
                                             Title:

                                CREDIT AGREEMENT

                            Dated as of June 28, 1999


                                      among

                              TECHNOLOGY SQUARE LLC

                                       and

                          DALLAS OFFICE PORTFOLIO, L.P.

                                  as Borrower,

                         BEACON CAPITAL PARTNERS, L.P.,

                                  as Guarantor,

                         BEACON CAPITAL PARTNERS, INC.,

                           Guarantor's general partner

                                       and

                             BANKERS TRUST COMPANY,

                               as Lender and Agent

                                TABLE OF CONTENTS

                ARTICLE I DEFINITIONS, PRINCIPLES OF CONSTRUCTION

         Section 1.1       Definitions............................................................................1
         Section 1.2       Principles of Construction............................................................28

                                ARTICLE II GENERAL
         Section 2.1       The Loan..............................................................................29
                  2.1.1    Commitment............................................................................29
                  2.1.2    No Re-advances........................................................................29
                  2.1.3    The Notes.............................................................................29
         Section 2.2       Interest..............................................................................30
                  2.2.1    Generally.............................................................................30
                  2.2.2    Determination of Interest Rate........................................................30
                  2.2.3    Default Rate..........................................................................34
         Section 2.3       Loan Payment..........................................................................34
                  2.3.1    Monthly Debt Service Payments.........................................................34
                  2.3.2    Payment on Maturity Date..............................................................34
                  2.3.3    Making of Payments....................................................................35
                  2.3.4    Application of Payments...............................................................35
                  2.3.5    No Setoffs............................................................................35
                  2.3.6    Loan Account..........................................................................35
         Section 2.4       Prepayment............................................................................36
                  2.4.1    Mandatory Prepayment..................................................................36
                  2.4.2    Permitted Prepayment..................................................................36
                  2.4.3    Repayment upon Default................................................................36
         Section 2.5       Release of Mortgaged Properties.......................................................36
                  2.5.1    Release on Payment in Full............................................................36
                  2.5.2    Releases..............................................................................37
                  2.5.3    Further Assurances....................................................................38
                  2.5.4    Application...........................................................................38
                  2.5.5    Partial Releases......................................................................38
         Section 2.6       Intentionally Omitted.................................................................40
         Section 2.7       Pro Rata Treatment....................................................................40
         Section 2.8       Sharing of Payments...................................................................40
         Section 2.9       Extension of Initial Maturity Date....................................................40
         Section 2.10      Administration Fee....................................................................42
         Section 2.11      Facility Fee..........................................................................42

                         ARTICLE III CONDITIONS PRECEDENT
         Section 3.1       Conditions Precedent to the Loan......................................................42
         Section 3.2       Conditions of Advances Subsequent to the Closing Date.................................47

                         ARTICLE IV REPRESENTATIONS AND WARRANTIES OFBORROWER AND GUARANTOR
         Section 4.1       Representations and Warranties of Borrower............................................48
         Section 4.2       Representations of Guarantor and Beacon...............................................59
         Section 4.3       Survival of Representations...........................................................61

                         ARTICLE V AFFIRMATIVE COVENANTS

         Section 5.1       Affirmative Covenants with respect to Borrower........................................61

                          ARTICLE VI NEGATIVE COVENANTS

         Section 6.1       Negative Covenants....................................................................73
         Section 7.1       Alterations and Expansions............................................................77

                      ARTICLE VIII CASUALTY AND CONDEMNATION
         Section 8.1       Insurance, Casualty and Condemnation..................................................78
                  8.1.1    Insurance.............................................................................78
                  8.1.2    Casualty; Application of Proceeds.....................................................82
                  8.1.3    Condemnation..........................................................................84



                               ARTICLE IX DEFAULTS
         Section 9.1       Event of Default......................................................................85
         Section 9.2       Remedies..............................................................................88
         Section 9.3       Remedies Cumulative...................................................................89

                          ARTICLE X PROPERTY MANAGEMENT
         Section 10.1      Termination of Property Manager.......................................................89

                             ARTICLE XI MISCELLANEOUS
         Section 11.1      Survival..............................................................................90
         Section 11.2      Governing Law; Consent to Jurisdiction................................................90
         Section 11.3      Modification, Waiver in Writing.......................................................91
         Section 11.4      Delay Not a Waiver....................................................................92
         Section 11.5      Notices...............................................................................92
         Section 11.6      Trial by Jury.........................................................................93
         Section 11.7      Headings..............................................................................93
         Section 11.8      Severability..........................................................................93
         Section 11.9      Preferences...........................................................................94
         Section 11.10     Waiver of Notice......................................................................94

         Section 11.11     Remedies of Borrower..................................................................94
         Section 11.12     Expenses; Indemnity...................................................................94
         Section 11.13     Exhibits and Schedules Incorporated...................................................95
         Section 11.14     Offsets, Counterclaims and Defenses...................................................95
         Section 11.15     No Joint Venture or Partnership.......................................................96
         Section 11.16     Publicity.............................................................................96
         Section 11.17     Waiver of Marshaling of Assets........................................................96
         Section 11.18     Waiver of Counterclaim................................................................96
         Section 11.19     Conflict; Construction of Documents...................................................96
         Section 11.20     Brokers and Financial Advisors........................................................96
         Section 11.21     No Third Party Beneficiaries..........................................................97
         Section 11.22     Prior Agreements......................................................................97
         Section 11.23     Right of Setoff.......................................................................97
         Section 11.24     Loan Assignability....................................................................98
         Section 11.25     Exculpation of Lender; No Petition...................................................100
         Section 11.26     Exculpation of Borrower Parties......................................................100
         Section 11.27 Joint and Several Liability..............................................................101

                               ARTICLE XII GUARANTY
         Section 12.1      The Guaranty.........................................................................101
         Section 12.2      Obligations Independent..............................................................103
         Section 12.3      Obligations Unconditional............................................................103
         Section 12.4      Reinstatement........................................................................104
         Section 12.5      Certain Additional Waivers...........................................................104
         Section 12.6      Subordination........................................................................106

                       ARTICLE XIII Intentionally Omitted.

                           ARTICLE XIV AGENCY DECISIONS
         Section 14.1      Appointment and Authorization........................................................106
         Section 14.2      Delegation of Duties.................................................................107
         Section 14.3      Liability of Agent...................................................................107
         Section 14.4      Reliance by Agent....................................................................107
         Section 14.5      Notice of Default....................................................................108
         Section 14.6      Credit Decision......................................................................108
         Section 14.7      Indemnification......................................................................109
         Section 14.8      Agent in Individual Capacity.........................................................109
         Section 14.9      Successor Agents.....................................................................110

SCHEDULES

Schedule 1.1(a)              -      Allocated Loan Amount(s)
Schedule 1.1(b)-1
  through 1.1(b)-10          -      Mortgaged Properties
Schedule 4.1(y)(iii)         -      Tenant Security Deposits and Letters of Credit
Schedule 4.1(y)(v)           -      Delinquency Reports for Leases
Schedule 4.1(y)(vii)         -      Rent Rolls
Schedule 4.1(ff)             -      Ownership Structure

Exhibit A                    -      Assignment and Acceptance

                                    EXHIBIT A

                                                       ASSIGNMENT AND ACCEPTANCE




                                     Reference is made to the Credit Agreement
dated as of June __, 1999 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT") among TECHNOLOGY SQUARE LLC, as borrower, DALLAS OFFICE PORTFOLIO, L.P., as borrower (collectively with Technology Square LLC, the "BORROWER"), BEACON CAPITAL PARTNERS, INC., as guarantor's general partner, BEACON CAPITAL PARTNERS, L.P., as guarantor, and BANKERS TRUST COMPANY, a New York banking corporation, as agent and a lender (the "AGENT"). Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the same meaning.

                                     The "ASSIGNOR" and the "ASSIGNEE" referred
to on SCHEDULE 1 hereto agree as follows:

                                     1. The Assignor hereby sells and assigns to
the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor=s rights and obligations under the Credit Agreement as of the date hereof equal to the percentage interest specified on
SCHEDULE 1 hereto of all outstanding rights and obligations under the Credit Agreement. After giving effect to such sale and assignment, the amount of the Loan and the Note owing to the Assignee will be as set forth on SCHEDULE 1 hereto.

                                     2. The Assignor (i) represents and warrants
that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, the Loan Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note or Notes held by the Assignor and requests that the Lender exchange such Note or Notes for a new Note or Notes payable to the order of the Assignee in an amount equal to the principal amount of the Loan assumed by the Assignee pursuant hereto or new Notes payable to the order of the Assignee in an amount equal to the principal amount of the Loan assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the principal amount Loan retained by the Assignor under the Credit Agreement, respectively, as specified on SCHEDULE 1 hereto.

                                     3. The Assignee (i) confirms that it has
received a copy of the Credit Agreement, together with such financial statements and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Lender by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender.

                                     4. Following the execution of this
Assignment and Acceptance, it will be delivered to the Lender for acceptance and recording by the Lender. The effective date for this Assignment and Acceptance (the "EFFECTIVE DATE") shall be the date of acceptance hereof by the Agent, unless otherwise specified on SCHEDULE 1 hereto.

                                     5. Upon such acceptance and recording by
the Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations thereafter accruing under the Credit Agreement.

                                     6. Upon such acceptance and recording by
the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Note or Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Note or Notes for periods prior to the Effective Date directly between themselves.

                                     7. This Assignment and Acceptance shall be
governed by, and construed in accordance with, the laws of the State of New
York.

                                     8. This Assignment and Acceptance may be
executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of SCHEDULE 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

                                     IN WITNESS WHEREOF, the Assignor and the
Assignee have caused SCHEDULE 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                   SCHEDULE 1
                                       TO
                            ASSIGNMENT AND ACCEPTANCE

As to the Loan in respect of which an interest is being assigned:

         Percentage interest assigned:                                          __________%

         Assignee=s Commitment:                                                 $__________

         Aggregate outstanding principal amount of the Loan assigned:           $__________

         Principal amount of Note payable to Assignee:                          $__________

         Principal amount of Note payable to Assignor:                          $__________

Effective Date (if other than date of acceptance by the Agent):

-------- --, -----


                                      [NAME OF ASSIGNOR], as Assignor

                                      By
                                          Title:

                                      Dated: _________ __, _____

                                      [NAME OF ASSIGNEE], as Assignee

                                      By
                                          Title:

                                      Dated: _________ __, _____